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Exhibit 22.1

Management Proxy Circular

Annual Meeting - May 8, 2014

MAGNA

Nominees

SCOTT B. BONHAM

Independent
Age: 52
Joined: 2012
Other Boards: 0

PETER G. BOWIE

Independent
Age: 67
Joined: 2012
Other Boards: 2

HON. J. TREVOR EYTON

Independent
Age: 79
Joined: 2010
Other Boards: 3

V. PETER HARDER

Independent
Age: 61
Joined: 2012
Other Boards: 4

LADY BARBARA JUDGE

Independent
Age: 67
Joined: 2007
Other Boards: 4

DR. KURT J. LAUK

Independent
Age: 67
Joined: 2011
Other Boards: 2

CYNTHIA A. NIEKAMP

Independent
Age: 54
New
Other Boards: 1

DR. INDIRA V. SAMARASEKERA

Independent
Age: 61
New
Other Boards: 1

DONALD J. WALKER
CEO

Management
Age: 57
Joined: 2005
Other Boards: 0

LAWRENCE D. WORRALL

Independent
Age: 70
Joined: 2005
Other Boards: 0

WILLIAM L. YOUNG
CHAIRMAN

Independent
Age: 59
Joined: 2011
Other Boards: 0

Nominees for Election to the Board

27%
Female Directors

91% Independent Directors

100% Board/Committee Attendance

99% 2013 Average Votes FOR

63 Average Age (Years)

3.5 Average Tenure (Years)

0 Interlocks

The Board believes that the 11 nominees to be individually elected at the Meeting possess a diverse range of skills, experience and backgrounds which will enable the Board to function effectively. Each nominee has agreed to abide by our majority voting policy.

READ MORE ON PAGE 14

1 Class of Shares
1
Vote per Share

91% Board Independence
100% Committee Independence

- independent Board Chair
- director nominations by committee of independent directors
- independent Directors meet without Management at every Board, Committee meeting

+13% Sales
+9% Operating Income
+8% Net Income
+11% Diluted EPS
$34.8B
$1.9B
$1.6B
$6.76

2013 compensation for our five most highly compensated executive officers is set out in the table below (stated in US$).The amount of Magna equity "at risk" for each executive is also included, to demonstrate the extent to which each NEO is aligned with shareholders.

Name	Donald J. Walker	Vincent J. Galifi	Tommy J. Skudutis	Jeffrey O. Palmer	Guenther Apfalter
Base Salary	325,000	325,000	325,000	325,000	275,600
Cash Bonus	9,447,000	3,779,000	3,779,000	2,834,000	2,266,500
Equity Bonus	6,298,000	2,519,000	2,519,000	1,889,000	566,600
Stock Options	2,727,100	950,400	867,700	413,200	413,200
All Other Compensation	182,200	88,000	11,200	34,500	31,700
Total Compensation	18,979,300	7,661,400	7,501,900	5,495,700	3,553,500
12/31/13 Equity At Risk	63,071,200	26,195,280	15,036,600	15,543,230	2,403,100

Base
STIs
MTIs
LTIs
Other

Corporate Governance

- Board oversight of strategy, risk, executive succession planning
- majority voting policy
- annual say on pay vote
- annual disclosure of voting results
- active shareholder engagement
- annual board effectiveness assessment
- position descriptions for Board, Committee Chairs and CEO
- minimum Board/Committee attendance requirement (75%)
- robust equity maintenance requirements for directors
- anti-hedging restrictions for directors

READ MORE ON PAGE 29

Performance

77%
Share repurchases
$1.3 BILLION
Returned to Shareholders in 2013
23%
Dividends

Strong Total Shareholder Return Performance Over a Three-Year Period

86th Percentile vs S&P/TSX60
77th Percentile vs Compensation Peers

We achieved strong operating and financial results in 2013 across multiple measures as compared to 2012, invested heavily for future growth and returned significant amounts to shareholders through dividends and share repurchases. Our relative Total Shareholder Return was in the 98th percentile compared to the S&P/TSX60 and 79th percentile compared to our peer group on a one-year basis and in the 86th percentile and 77th percentile, respectively, on a three-year basis.

READ MORE ON PAGE 51

Compensation

1%
2%
14%
50%
33%

CEO Total Compensation

1%
4%
12%
32%
51%

Average NEO Total Compensation

We maintain a unique, effective, entrepreneurial compensation system, featuring:

- low base salaries
- majority of compensation "at risk"
- no pensions for executives
- robust equity maintenance requirements
- clawbacks
- post-retirement hold-back
- anti-hedging restrictions
- double-trigger change in control
- strong alignment with company performance

READ MORE ON PAGE 59

TABLE OF CONTENTS

Chairman's Letter
Notice of Annual Meeting

Meeting Information

Voting Information	2
How to Vote Your Shares	3
Business of the Meeting	6
Nominees for Election to the Board	14
Director Compensation	25

Corporate Governance

PAGE 29

Corporate Governance Overview	30
Report of the Audit Committee	43
Report of the Corporate Governance, Compensation and Nominating Committee	46
Report of the Enterprise Risk Oversight Committe	48

Performance

PAGE 51

CGCNC Compensation and Performance Report	52

Compensation

PAGE 59

Compensation Discussion & Analysis	60
Summary Compensation Table	85
Incentive Plan Awards	87

Additional Information

Interests of Management and Other Insiders in Certain Transactions	92
Additional Information	92
Definitions and Interpretation	94
Appendix A – Change of Auditor Notification Package	A-1
Appendix B – Peer Group Comparison	B-1

Magna International Inc. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Telephone: (905) 726-2462 Legal Fax: (905) 726-7164

March 26, 2014

Dear Fellow Shareholder,

In May 2013, you gave your overwhelming support to nine directors, to act as stewards of the company and represent your interests as investors in Magna. I believe the Board has earned the confidence you placed in us, by working diligently to help lay the foundations for continued long-term performance and value creation. Our focus during 2013 was on providing advice and counsel to Management, as well as prudent oversight in such critical areas as corporate strategy, risk management, succession planning, executive compensation, audit effectiveness and legal/regulatory compliance. The Corporate Governance section of the accompanying proxy circular contains a report from each Board Committee describing its key accomplishments in a number of these areas.

I believe that the Board's most important work on your behalf in 2013 related to corporate strategy. Efforts by the Board and Management throughout the year culminated in the adoption of a strategic plan which prioritizes (among other things): organic growth; investment in innovation; prudent geographic expansion in selected global markets; and disciplined pursuit of acquisitions. Additionally, the Board approved a sizeable capital expenditure budget which is fully aligned with and supports these priorities. We believe that Magna's strategic plan charts a reasonable course between risk and reward and, as Management continues to implement the plan, we will continue to exercise oversight to see that those rewards are realized and the risks appropriately mitigated.

One of the other notable areas the Board devoted considerable effort to was Magna's capital structure. Magna is currently generating significant cash, even after taking into consideration record investments for future growth and record dividends. Moreover, acquisition opportunities in line with the company's strategic priorities have been scarce, overvalued and/or carry a higher degree of risk than we believe is acceptable. As a result, Magna moved more aggressively to return capital to shareholders throughout 2013, with approximately $1.3 billion returned to shareholders in the form of dividends and share repurchases. Additionally, the company has signaled to shareholders our intent to make Magna's balance sheet more efficient by taking on a modest amount of debt, with the proceeds being used for organic growth, prudent acquisitions, dividends and share repurchases. Magna is in a cyclical business and needs to retain a healthy balance sheet to thrive during all parts of the industry cycle. However, we believe that this new approach to capital and capital structure reasonably balances the interests of shareholders with the long-term best interests of Magna.

Management continues to build on the many strengths of Magna's successful, "fair enterprise" culture, which aims to balance the interests of investors, employees and the company's entrepreneurial managers, while also demonstrating a commitment to the communities in which Magna operates. For example, we continue to allocate a portion of our Pre-Tax Profits Before Profit Sharing for a variety of social causes, with charitable contributions benefiting organizations in areas such as technical and vocational training, employee and community health and wellness, disaster relief and youth sports.

On May 8, 2014, Magna will hold its 2014 annual meeting of shareholders in Toronto, Canada. In connection with the annual meeting, we ask for your support in electing 11 directors, including two new nominees, appointing Deloitte LLP as Magna's new independent auditors and approving our annual advisory vote on executive compensation. The accompanying proxy circular contains details on how you can vote, each of the items to be voted on and other important information which you should consider when voting your shares. Your vote is important and we encourage you to vote in one of the ways detailed in the proxy circular.

In closing, I would like to thank Ernst & Young for their many years of dedicated service as Magna's external auditors. Most of all, I would also like to thank you for your continuing support of Magna and your confidence in the Board.

Sincerely,

/s/ "William L. Young"

William L. Young
Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 8, 2014
Time:	10:00 a.m. (Toronto time)
Place:	The Westin Prince 900 York Mills Road Toronto, Ontario Canada

The Meeting is being held to:

(1)	receive Magna's consolidated financial statements and the independent auditors' report thereon for the fiscal year ended December 31, 2013;
(2)	elect eleven directors;
(3)	appoint Deloitte LLP as our independent auditors and authorize the Audit Committee to fix the independent auditors' remuneration;
(4)	vote, in an advisory, non-binding manner, on Magna's approach to executive compensation described in the accompanying Management Information Circular/Proxy Statement; and
(5)	transact any other business that may properly come before the Meeting.

As a holder of record of Magna Common Shares at the close of business on March 25, 2014, you are entitled to receive notice of and vote at the Meeting.

If you are unable to attend the Meeting and want to ensure that your shares are voted, please submit your votes by proxy as described under "How to Vote Your Shares" in the accompanying circular. To be valid, our transfer agent, Computershare Trust Company of Canada, must receive your proxy by 5:00 p.m. (Toronto time) on May 6, 2014. If the Meeting is adjourned or postponed, Computershare must receive your proxy not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting.

A live webcast of the Meeting will also be available through Magna's website at www.magna.com.

Accompanying this Notice of Annual Meeting is Magna's Management Information Circular/Proxy Statement, which contains more information on the matters to be addressed at the Meeting.

By order of the Board of Directors.

/s/ "Bassem A. Shakeel"
March 26, 2014	BASSEM A. SHAKEEL
Aurora, Ontario	Vice-President and Corporate Secretary

(This page has been left blank intentionally.)

Meeting Information

Voting Information 2

How to Vote Your Shares 3

Business of the Meeting 6

Nominees for Election to the Board 14

Director Compensation 25

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

This Circular is being provided to you in connection with the Annual Meeting of Magna's shareholders (the "Meeting"), which will be held on Thursday, May 8, 2014 commencing at 10:00 a.m. (Toronto time) at The Westin Prince, 900 York Mills Road, Toronto, Ontario, Canada.

VOTING INFORMATION

RECORD DATE	March 25, 2014 is the record date for the Meeting (the "Record Date"). Only holders of our Common Shares as of the close of business on the Record Date are entitled to receive notice of and to attend (in person or by proxy) and vote at the Meeting.
SHARES AND VOTES	As of the Record Date, 219,732,055 Magna Common Shares were issued and outstanding. Each Magna Common Share is entitled to one vote.
PRINCIPAL SHAREHOLDERS	To our knowledge, no shareholder beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna's Common Shares outstanding as at the Record Date.

All of Magna's directors and executive officers as a group (16 persons) owned beneficially or exercised control or direction over 1,179,416 Common Shares representing approximately 0.5% of the class as at the Record Date.

The Magna Deferred Profit Sharing Plan (Canada) and Employees Deferred Profit Sharing Plan (U.S.) (the "NADPSPs"), deferred profit sharing plans for Magna's participating employees, collectively hold 10,530,219 Magna Common Shares representing approximately 4.8% of the class as at the Record Date. The shares held by the NADPSPs will be voted FOR each of the items to be voted on at the Meeting.

2      MEETING INFORMATION

HOW TO VOTE YOUR SHARES

YOUR VOTE IS IMPORTANT	Your vote is important. Please read the information below to ensure your shares are properly voted.
ARE YOU A REGISTERED SHAREHOLDER OR NON-REGISTERED SHAREHOLDER?
How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are two ways you can vote at the Meeting - by appointing a proxyholder or by attending in person, although the specifics may differ slightly.
Registered Shareholder:
You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Common Shares which you own. As a registered shareholder, you will receive a form of proxy from Computershare Trust Company of Canada ("Computershare") representing the shares you hold. If you are a registered shareholder, refer to "How to Vote - Registered Shareholders".
Non-Registered Shareholder:
You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from either Broadridge Canada or Broadridge US, although in some cases you may receive a form of proxy from the securities dealer, broker, bank, trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to "How to Vote - Non-Registered Shareholders".
PROXIES ARE BEING SOLICITED BY MANAGEMENT
Management is soliciting your proxy in connection with the matters to be addressed at the Meeting (or any adjournment(s) or postponement(s) thereof) to be held at the time and place set out in the accompanying Notice of Annual Meeting. We will bear all costs incurred in connection with Management's solicitation of proxies, including the cost of preparing and mailing this Circular and accompanying materials. Proxies will be solicited primarily by mail, although our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.
PROXY SOLICITOR - KINGSDALE
Magna has also retained Kingsdale to solicit shareholder proxies in connection with the Meeting. Kingsdale will be paid a fixed fee of C$20,000 plus out-of-pocket expenses, plus a "per call" fee of C$8.00 for each telephone call made by shareholders to Kingsdale or by Kingsdale to shareholders in connection with the solicitation. If you have any questions about the information contained in this Circular or need assistance in completing your proxy form, please contact Kingsdale by e-mail at contactus@kingsdaleshareholder.com or at the following telephone numbers:
• within Canada or the U.S. (toll-free): 1-888-518-1552
• outside Canada and the U.S. (by collect call): 416-867-2272

MEETING INFORMATION      3

These securityholder materials are being sent to both registered and non-registered owners of Magna Common Shares.

HOW TO VOTE - REGISTERED SHAREHOLDERS	HOW TO VOTE - NON-REGISTERED SHAREHOLDERS

If you are a registered shareholder, you may either vote by proxy or in person at the Meeting.

 Submitting Votes by Proxy

There are three ways to submit your vote by proxy:

              phone              internet              mail

in accordance with the instructions on the form of proxy.

If you are voting by phone or internet, you will need the pre-printed Control Number, Holder Account Number and Access Number on your form of proxy.

A proxy submitted by mail must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 6, 2014. If the Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting.

 Appointment of Proxyholder

 Unless you specify a different proxyholder or specify how you want your shares to be voted, the Magna officers whose names are pre-printed on the form of proxy will vote your shares:

•      FOR the election to the Magna Board of Directors of all of the nominees named in this Circular;

•      FOR the appointment of Deloitte as Magna's independent auditors and the authorization of the Audit Committee to fix the independent auditors' remuneration; and

•      FOR the advisory resolution to accept the approach to executive compensation disclosed in this Circular.

 You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares in person on your behalf at the Meeting. To appoint someone else as your proxyholder, insert the person's name in the blank space provided on the form of proxy or complete, sign, date and submit another proper form of proxy naming that person as your proxyholder.
If you are a non-registered shareholder, the intermediary holding on your behalf (and not Magna) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.

 Submitting Voting Instructions

There are three ways to submit your vote by Voting Instruction Form:

    phone              internet              mail

in accordance with the instructions on the Voting Instruction Form.

If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge, you must complete and submit your vote by phone, internet or mail, in accordance with the instructions on the form. We have been advised by Broadridge that, on receipt of a properly completed and submitted form, a form of proxy will be submitted on your behalf.

You must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by no later than any deadline specified by Broadridge, which we expect will be 5:00 p.m. (Toronto time) on May 5, 2014. If the Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Broadridge Canada or Broadridge US, as applicable, not later than 72 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. If a Voting Instruction Form submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.

In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee or intermediary holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Computershare as described to the left under "How to Vote - Registered Shareholders - Submitting Votes By Proxy".

4      MEETING INFORMATION

HOW TO VOTE - REGISTERED SHAREHOLDERS (cont'd)	HOW TO VOTE - NON-REGISTERED SHAREHOLDERS (cont'd)

Appointment of Proxyholder (cont'd)

If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Meeting (including any adjournment or postponement of the Meeting).

You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as they see fit.

The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual Meeting and with respect to any other matters which may properly come before the Meeting (including any adjournment or postponement of the Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Meeting.

 Voting in Person

If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Meeting, a Computershare representative will register your attendance before you enter the Meeting.

If you vote in person at the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Meeting will count.

 Revoking a Vote Made by Proxy

You have the right to revoke a proxy by ANY of the following methods:

•       Vote again by phone or internet not later than 5:00 p.m. (Toronto time) on May 6, 2014 (or not later than 48 hours prior to the time of the adjourned or postponed Meeting);

•       Deliver by mail another completed and signed form of proxy, dated later than the first form of proxy, such that it is received by Computershare not later than 5:00 p.m. (Toronto time) on May 6, 2014 (or not later than 48 hours prior to the time of the adjourned or postponed Meeting);

•       Deliver to us at the following address a signed written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 7, 2014 (or not later than 5:00 p.m. on the last business day prior to the date of the adjourned or postponed Meeting):

                Magna International Inc.
                337 Magna Drive
                Aurora, Ontario, Canada L4G 7K1
                Attention: Secretary of the Corporation

• Deliver a signed written notice revoking the proxy to the scrutineers of the Meeting, to the attention of the Chairman of the Meeting, at or prior to the commencement of the Meeting (including in the case of any adjournment or postponement of the Meeting).	Voting in Person

If you have received a Voting Instruction Form from your Canadian intermediary and wish to attend the Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form or complete the equivalent electronic form online, in each case in accordance with the instructions on the form.

If you have received a Voting Instruction Form from your US intermediary and wish to attend the Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form in accordance with the instructions on the form. Your intermediary will send you a legal proxy giving you or your designate the right to attend the meeting.

If you have received a form of proxy and wish to attend the Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the person you wish to attend on your behalf, in the blank space provided on the form of proxy. If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 6,  2014.

If the Meeting is adjourned or postponed, you must ensure that:

•      your completed and signed Voting Instruction Form (or equivalent electronic form online) is received by Broadridge Canada or Broadridge US, as applicable, not later than 72 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting; or

•      your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Meeting.

When you arrive at the Meeting, a Computershare representative will register your attendance before you enter the Meeting.

 Revoking a Voting Instruction Form or Proxy

If you wish to revoke a Voting Instruction Form or form of proxy for any matter on which a vote has not already been cast, you must contact your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

MEETING INFORMATION      5

BUSINESS OF THE MEETING

PURPOSE OF THE MEETING	The Meeting is being held for shareholders to:
(1) receive Magna's consolidated financial statements and the independent auditors' report thereon for the fiscal year ended December 31, 2013;
(2) elect eleven directors;
(3) appoint Deloitte as our independent auditors and authorize the Audit Committee to fix the independent auditors' remuneration;
(4) vote, in an advisory, non-binding manner, on Magna's approach to executive compensation; and
(5) transact any other business that may properly come before the Meeting.
As of the date of this Circular, we are not aware of any other business to be transacted at the Meeting.
(1) Financial Statements
Magna's consolidated financial statements and the independent auditors' report thereon for the fiscal year ended December 31, 2013 are included in the Annual Report, which was mailed to shareholders with this Circular. The financial statements will be presented to shareholders, but no shareholder vote is required in connection with them.
(2) Election of Directors
Directors are elected by shareholders to represent and oversee their interests in, and act as stewards of, the company. The Board is Magna's highest decision-making body, except to the extent certain rights have been reserved for shareholders under applicable law or Magna's articles of incorporation or by-laws. Among other things, the Board is responsible for appointing our Chief Executive Officer and overseeing Management. In fulfilling their duties, directors are required under applicable law to act in the best interests of the company.
Board Size and Term

The CGCNC is responsible for making recommendations to the Board regarding optimal Board size and candidates for service on the Board. Some of the factors relevant to the CGCNC's consideration of optimal Board size include: the scale and complexity of Magna's business, the markets in which it operates, the company's strategic priorities, the need for a diverse range of skills and perspectives, Committee staffing needs and other factors. Magna's articles of incorporation permit the Board to determine its size within a range of five to fifteen directors. Over the last ten years, the Board size has ranged between nine and fourteen, with both an average and a median of eleven directors. The number of directors to be elected at the Meeting is eleven and the CGCNC believes that to be an appropriate size.
Each director is elected for a one-year term expiring at our next annual meeting of shareholders.

6      MEETING INFORMATION

Minimum Qualifications for Service as a Director of Magna

We believe it is essential that the Board consists of directors who represent a diversity of skills, personal experience and backgrounds which will assist the Board in fulfilling its duties. Additionally, under our Board Charter each director must possess the following attributes:
•     personal and professional integrity;
•     significant achievement in his or her field;
•     experience and expertise relevant to our business;
•     a reputation for sound and mature business judgment;
•     the commitment and ability to devote the necessary time and effort in order to conduct his or her duties effectively; and
• financial literacy.
2014 Nominees
The CGCNC has unanimously recommended, and the Board has unanimously approved, the nomination of the following individuals for election at the Meeting:

• Scott B. Bonham • Peter G. Bowie • Hon. J. Trevor Eyton • V. Peter Harder • Lady Barbara Judge • Dr. Kurt J. Lauk	• Cynthia A. Niekamp • Dr. Indira V. Samarasekera • Donald J. Walker • Lawrence D. Worrall • William L. Young

Refer to "Nominees for Election to the Board" for further information regarding the skills, expertise and other relevant information which you should consider in casting your vote for each nominee. Included in each director's summary is the CGCNC's assessment and recommendation in favour of the nominee.

2014 Nomination Process
Nominees for election at the Meeting include nine directors who were elected at our 2013 annual meeting of shareholders (Scott B. Bonham; Peter G. Bowie; Hon. J. Trevor Eyton; V. Peter Harder; Lady Barbara Judge; Dr. Kurt J. Lauk; Donald J. Walker; Lawrence D. Worrall; and William L. Young) and two candidates (Cynthia A. Niekamp and Dr. Indira V. Samarasekera) who are being nominated for the first time.

In recommending to the Board the nine nominees who were elected at our 2013 annual meeting of shareholders, the CGCNC considered a number of factors, including:
•     the nominees' respective skills, expertise and experience;
•     results of the Board's annual assessment process, which incorporates both a self-evaluation and a peer review process;
•     individual voting results from the 2013 annual meeting;
•     feedback from shareholders and shareholder representative organizations; and
• feedback from the Board's independent advisors and other third parties.

MEETING INFORMATION      7

Ms. Niekamp was put forward as a nominee after completion by the CGCNC of a candidate search which was assisted by the CGCNC's independent advisor, Russell Reynolds Associates ("RRA"). Following review of an updated Board skills matrix, consideration of Magna's strategic priorities and analysis of potential skills gaps in relation to those strategic priorities, the CGCNC sought RRA's assistance in identifying candidates possessing automotive industry experience. Following the completion of in-person interviews of top candidates, the CGCNC identified Ms. Niekamp as its preferred candidate and arranged an opportunity for the entire Board to engage with her in person. Feedback from the entire Board was considered by the CGCNC prior to it formally recommending Ms. Niekamp as a nominee for election at the Meeting.

The CGCNC was presented with the opportunity to further enhance the Board after being introduced to Dr. Samarasekera and becoming aware that she could be available as a potential candidate for 2015. Given the strength of her credentials in areas of high priority for the Board, including R&D, innovation and engineering, members of the CGCNC met with Dr. Samarasekera and explored her availability to stand for election in 2014. RRA advised the CGCNC with respect to her candidacy and conducted due diligence consistent with that normally conducted on candidates whom they put forward to the CGCNC. The entire Board was given an opportunity to engage with her in person and the Board's feedback was considered by the CGCNC prior to it formally recommending Dr. Samarasekera as a nominee for election at the Meeting.
CGCNC / Board Recommendation

The CGCNC and the Board are confident that each of the eleven nominees:
•     exceeds the minimum requirements set out in the Board Charter;
•     has skills, experience and expertise that provide the Board with the necessary insight to effectively carry out its mandate; and
• will, if elected, provide responsible oversight as stewards of the corporation, together with prudent advice to Management.
Accordingly, the CGCNC and the Board of Directors unanimously recommend that shareholders vote FOR the election of each nominee listed above and described in detail below.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR each such nominee.

8      MEETING INFORMATION

Individual Elections, Majority Voting and Disclosure of Voting Results

At the Meeting, you will have the opportunity to vote for each nominee individually. We do not utilize slate voting.

Under Ontario corporate law, shareholders can only vote "for" or "withhold" (i.e. abstain) their vote for director nominees. As a result, a single "for" vote can result in a nominee being elected, no matter how many votes were withheld. We have adopted a majority voting policy under which we treat "withhold" votes as if they were votes against a nominee in the case of an uncontested election (i.e. one in which the number of nominees equals the number of Board positions). A nominee who receives more "withhold" votes than "for" votes must promptly tender a resignation to the Chair of the CGCNC for its consideration. Our majority voting policy is described in further detail below under "Corporate Governance" and each nominee has agreed to abide by such policy.

Detailed voting results are promptly disclosed after shareholder meetings, so that shareholders can easily understand the level of support for each nominee, as well as each other item of business at the meeting.

The nine incumbent nominees for election at the Meeting received on average 99% support from shareholders at our 2013 annual meeting of shareholders.
(3) Appointment of Deloitte as Magna's Independent Auditors
Rotation of Independent Auditors

Recognizing that new perspectives and approaches have the potential to further enhance the effectiveness of the Audit Committee and provide greater assurance to shareholders, the Audit Committee and the Board have approved the engagement of Deloitte as Magna's external auditors for the 2014 fiscal year.

Ernst & Young (including its predecessor firms) has served shareholders as Magna's independent auditors for approximately 45 years, beginning in February 1969. Ernst & Young has audited Magna's consolidated financial statements for the year ended December 31, 2013 and has delivered an unqualified opinion on Magna's consolidated financial statements in respect of 2013. On behalf of shareholders, the Audit Committee thanks Ernst & Young for its years of dedicated service as the firm's external auditors.
Please refer to the "Report of the Audit Committee" in the "Corporate Governance" section of the Circular for additional information regarding the rotation of auditors.

MEETING INFORMATION      9

On January 29, 2014, Magna filed a Change of Auditor Notice (the "Notice") in accordance with National Instrument 51-102 ("NI 51-102"). As required by NI 51-102, the Notice confirms that Ernst & Young's audit reports on Magna's annual consolidated financial statements for the years ended December 31, 2012 and 2011 did not express a modified opinion and there have been no "reportable events" as defined in NI 51-102 in connection with the audits of Magna's two most recently completed fiscal years and with any subsequent period to the date of the Notice. Deloitte and Ernst & Young each filed a letter with the securities regulatory authority in each province of Canada confirming their agreement with the information set out in the Notice. A copy of the reporting package containing the Notice and the letters referred to above is included as Appendix A to this Circular.

The Audit Committee unanimously recommends that shareholders vote FOR the resolution appointing Deloitte as Magna's independent auditors and authorizing the Audit Committee to fix Deloitte's remuneration.

Unless otherwise instructed, the persons designated in the form of proxy intend to vote FOR the resolution appointing Deloitte.
Deloitte's Independence

In order to protect Deloitte's independence from being compromised by engagements for other services, the Audit Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to Deloitte, including those engagements that pre-date Deloitte's selection as auditor. Certain services currently being provided by Deloitte have been amended as to scope or fee structure in order to make them permissible services. These services, which relate primarily to tax compliance, tax planning and tax advice, are all subject to such pre-approval process. The Audit Committee has also established a process to pre-approve the future hiring (if any) of current and former partners and employees of Deloitte engaged on Magna's account.
Deloitte's Attendance at the Meeting

Representatives of Deloitte are expected to attend the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

10      MEETING INFORMATION

Services Provided by Ernst & Young During 2013
Ernst & Young provided Magna with four types of services during 2013:
Audit Services:
fees in respect of services performed in order to comply with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including integrated audit of the consolidated financial statements, quarterly reviews and statutory audits of foreign subsidiaries. In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with the standards of the PCAOB. This category includes fees incurred in connection with the audit of our internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-Related Services:

fees paid in respect of assurance and related services, including such things as due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Audit-related services actually provided by Ernst & Young in each of fiscal 2013 and 2012 consisted of assurance services, due diligence in connection with acquisitions, specified procedures related to government subsidies, IT systems audit, employee benefit plan audits and consultations and training concerning financial reporting standards.
Tax Services:
fees paid in respect of services performed by Ernst & Young's tax professionals, except those services required in order to comply with the standards of the PCAOB which are included under "Audit Services". Tax services include tax compliance, tax planning and tax advice. The tax services actually provided by Ernst & Young in fiscal 2013 and fiscal 2012 consisted of domestic and international tax advisory, compliance and research services, as well as transfer pricing advisory services.
Other Permitted Services:	fees in respect of all permitted services not falling under any of the previous categories.

MEETING INFORMATION      11

Ernst & Young's Independence

In order to ensure that Ernst & Young's independence was not compromised by engagements for other services during 2013, the Audit Committee maintained a process for the review and pre-approval of all services and related fees to be paid to Ernst & Young. Pursuant to this pre-approval process, the Audit Committee approved and Magna was billed the following fees for services provided by Ernst & Young in respect of fiscal 2013 and fiscal 2012:

	2013		2012

TYPE OF SERVICES	FEES ($)	% OF TOTAL	FEES ($)	% OF TOTAL

Audit	13,719,000	93.0	13,879,000	91.5

Audit-related	248,000	1.7	469,000	3.1

Tax	779,000	5.3	819,000	5.4

Other Permitted	-	-	-	-

Total	14,746,000	100	15,167,000	100

The Audit Committee also maintained a process to pre-approve the hiring of current and former partners and employees of Ernst & Young engaged on Magna's account. During 2013, there were no such hirings.
(4) Advisory Vote on Approach to Executive Compensation
At the Meeting, shareholders will again have the opportunity to cast an advisory, non-binding vote on Magna's approach to executive compensation - this is often referred to as "say on pay". Although the vote is non-binding, the CGCNC will consider the results when assessing future compensation decisions.
The text of the resolution reads as follows:

"Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement."

Our approach to executive compensation is set out in detail in the CGCNC Compensation and Performance Report and the Compensation Discussion & Analysis in this Circular. Included in the CGCNC Compensation and Performance Report is a detailed discussion and benchmarking results demonstrating the strong connection between executive compensation and corporate performance over a three-year period. We encourage you to carefully read these sections of this Circular.

12      MEETING INFORMATION

We previously held advisory votes on executive compensation at our May 10, 2012 and May 10, 2013 annual meetings of shareholders. A significant majority of shareholders approved the say on pay resolutions voted on at those meetings - 80% in 2012 and 75% in 2013. Following each of our two prior say on pay votes, our Chairman engaged in discussions with a number of institutional shareholders, including some of those which were believed to have voted against our say on pay resolution.

The CGCNC has carefully evaluated the feedback received from shareholders and has made further changes to our executive compensation system, as described in the CGCNC Compensation and Performance Report section of the Circular. Both the CGCNC and the Board as a whole believe that Magna's approach to executive compensation continues to be core to the company's culture and prospects for future success, just as it has been critical to the company's historical success. Accordingly, the changes adopted for 2014 are intended to strike a reasonable balance between:

•     maintaining compensation elements and structures which continue to be effective in incenting Management to create shareholder value while remaining aligned with shareholders; and

• responsibly addressing shareholder feedback.
In light of all of the foregoing, the Board of Directors unanimously recommends that shareholders vote FOR the resolution relating to Magna's approach to executive compensation.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR such resolution.

The Board will continue to monitor developments and evolving best practices and will continue to engage with shareholders, both at the request of shareholders and on the Board's own initiative, in order to understand their perspectives on various matters of relevance to the company.

MEETING INFORMATION      13

NOMINEES FOR ELECTION TO THE BOARD

BOARD SKILLS AND EXPERTISE

The CGCNC seeks to recruit candidates who reflect a diversity of skills, experience and perspectives which are relevant to Magna's business. While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills and types of experience are generally sought by the CGCNC:

  •
  Accounting/Audit: accounting and audit expertise are valued in order to enable the Board to oversee Management's handling of financial and financial reporting matters, including by: critically assessing Magna's financial performance and projections; understanding the company's critical accounting policies, as well as technical issues relevant to the internal and external audit; and evaluating the robustness of the company's internal controls.

  •
  Automotive: as substantially all of Magna's business is derived from sales within the automotive industry, the CGCNC seeks candidates who possess a solid understanding of industry dynamics on a global and regional basis, preferably gained through management or board service with the company's customers, suppliers or competitors. Automotive expertise also serves to align the Board with one of Magna's key strategic priorities - achieving World Class Manufacturing excellence on a consistent basis, globally. From time to time, we may also consider candidates with experience in capital-intensive manufacturing industries, since the experience gained in such industries is typically applicable to the automotive industry.

  •
  Emerging Markets: the CGCNC values candidates who have a track record of success in markets other than North America and Western Europe, since much of our and the automotive industry's growth is forecast to be in such markets. Priority markets include China, Brazil and India, but the automotive industry continues to grow in other markets such as Indonesia, Mexico, Thailand and Turkey, as well as various countries in Eastern Europe.

  •
  Finance/Financial Advisory: while we generally seek to ensure that all candidates have a baseline level of financial literacy, we value candidates who have experience in senior financial roles and/or in financial advisory roles. Such experience enhances the Board's oversight of financial performance, assists it in its assessment of strategic opportunities and risks and allows it to more effectively address issues relevant to capital and capital structure.

  •
  Governance/Board: in light of the competing demands of stakeholders and the increasingly complex governance environment in which public companies operate, the CGCNC values candidates who possess a sophisticated understanding of corporate governance practices and norms, and/or board expertise.

  •
  Large Cap Company: while experience with companies of different scale can be valuable, the CGCNC seeks candidates who have board, management and/or other applicable experience with companies that have a market capitalization in excess of $10 billion. Magna's own market capitalization as of the date of this Circular is over $20 billion and the CGCNC's prioritization of large cap company experience reflects the fact that companies of such size face different challenges and opportunities than small and mid-cap companies.

  •
  Legal/Regulatory/Public Policy: Magna operates in, and is required to comply with, the laws of dozens of countries around the world. Candidates who possess an understanding of different legal systems and regulatory perspectives are valued by the CGCNC since such experiences assist the Board in more effectively carrying out its compliance oversight responsibilities. Additionally, the CGCNC values

14      MEETING INFORMATION

    candidates with experience in relevant areas of government and public policy to support the Board in understanding the regulatory trends shaping the automotive industry and assessing the company's strategic response to such trends.

  •
  Mergers & Acquisitions ("M&A"): the CGCNC views board-level M&A expertise as critical to the Board's ability to effectively fulfill its oversight responsibilities relating to corporate strategy, particularly since Magna intends to pursue strategic M&A opportunities in certain automotive product areas.

  •
  R&D/Innovation/Technology: Magna has a long history of developing and bringing to market innovative automotive products and manufacturing techniques which have been significant contributors to the company's historic success. The CGCNC seeks candidates with technological expertise and skill to support the Board in assessing Magna's efforts to build upon its technological advantages and thus further enhance long-term value. Board-level expertise and skill in technology/innovation also serves to align the Board with one of Magna's key strategic priorities - innovation.

  •
  Risk Management: the CGCNC seeks candidates with practical expertise in enterprise risk management frameworks, systems, processes, tools and techniques, to assist the Board in understanding and assessing the risks and opportunities faced by the company generally, including those inherent in its strategic plan.

  •
  Senior/Executive Leadership: the CGCNC seeks business and other leaders who have demonstrated leadership, mature judgment, operating success and an understanding of complex organizations in progressively challenging roles. Such individuals are believed to provide the most effective counsel to Management, as well as critical oversight on behalf of stakeholders.

  •
  Strategy Development: recognizing the importance of the Board's oversight role with respect to corporate strategy, the CGCNC seeks candidates who possess board, senior management and/or other experience in strategy development or analysis.

  •
  Talent Management/Compensation: the CGCNC values candidates with hands-on roles in developing, managing, compensating and motivating employees. Such skills and experience assist the Board in fulfilling its responsibility to ensure that the company maintains effective incentive programs which attract, motivate and retain top talent, while at the same time reinforcing the company's strategic priorities. Talent management and compensation expertise also serve to align the Board with one of Magna's key strategic priorities - leadership development and succession planning.

MEETING INFORMATION      15

A skills matrix showing the skills, expertise and qualifications for each of the nominees is set forth below.

Scott B. Bonham	/*/	/*/	/*/	/*/	/*/	/*/		/*/	/*/		/*/	/*/	/*/	MBA

Peter G. Bowie	/*/		/*/	/*/	/*/			/*/		/*/	/*/	/*/	/*/	FCA, MBA

Hon. J. Trevor Eyton	/*/	/*/		/*/	/*/	/*/	/*/	/*/			/*/	/*/	/*/	JD

V. Peter Harder			/*/		/*/		/*/				/*/		/*/	MA

Lady Barbara Judge	/*/		/*/	/*/	/*/	/*/	/*/	/*/		/*/	/*/	/*/	/*/	JD

Dr. Kurt J. Lauk	/*/	/*/	/*/	/*/	/*/	/*/		/*/	/*/	/*/	/*/	/*/	/*/	MBA, PhD

Cynthia A. Niekamp		/*/	/*/	/*/	/*/	/*/		/*/	/*/		/*/	/*/	/*/	MBA

Dr. Indira V. Samarasekera			/*/		/*/	/*/			/*/		/*/	/*/	/*/	PhD, PEng

Lawrence D. Worrall	/*/	/*/		/*/	/*/	/*/				/*/	/*/	/*/		CMA

William L. Young				/*/	/*/			/*/			/*/	/*/	/*/	MBA, PEng

Donald J. Walker		/*/	/*/		/*/	/*/		/*/	/*/	/*/	/*/	/*/	/*/	PEng

NOMINEE INDEPENDENCE

Ten out of eleven, or 91%, of the nominees for election at the Meeting are independent. A summary of the independence determination for each nominee is set forth below:

NOMINEE NAME	INDEPENDENT	NON- INDEPENDENT	BASIS FOR DETERMINATION

Scott B. Bonham	✓		No material relationship

Peter G. Bowie	✓		No material relationship

Hon. J. Trevor Eyton	✓		No material relationship

V. Peter Harder	✓		No material relationship

Lady Barbara Judge	✓		No material relationship

Dr. Kurt J. Lauk	✓		No material relationship

Cynthia A. Niekamp	✓		No material relationship

Dr. Indira V. Samarasekera	✓		No material relationship

Lawrence D. Worrall	✓		No material relationship

William L. Young	✓		No material relationship

Donald J. Walker		✓	Management

16      MEETING INFORMATION

DIRECTOR ATTENDANCE

Directors are expected to attend all Board meetings and all meetings of standing Committees on which they serve. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly for newer Directors on the Board and/or where meetings are called on short notice. Our Board Charter requires Directors to attend a minimum of 75% of regularly scheduled Board and applicable standing Committee meetings, except where an absence is due to medical or other valid reason. During 2013, directors achieved 100% attendance at all Board and applicable Committee meetings. A summary of attendance by director at Board and Committee meetings held during 2013 is set forth below.

	BOARD (7 meetings)		AUDIT(2) (8 meetings)		CGCNC(2) (9 meetings)		EROC(2) (5 meetings)		TOTAL

NOMINEE(1)	#	%	#	%	#	%	#	%	#	%

Scott B. Bonham	7/7	100	7/7	100	-	-	5/5	100	19/19	100

Peter G. Bowie	7/7	100	8/8	100	-	-	-	-	15/15	100

Hon. J. Trevor Eyton	7/7	100	-	-	9/9	100	-	-	16/16	100

V. Peter Harder	7/7	100	-	-	9/9	100	2/2	100	18/18	100

Lady Barbara Judge	7/7	100	-	-	-	-	5/5	100	12/12	100

Dr. Kurt J. Lauk	7/7	100	8/8	100	-	-	-	-	15/15	100

Lawrence D. Worrall	7/7	100	8/8	100	-	-	5/5	100	20/20	100

William L. Young	7/7	100	-	-	9/9	100	-	-	16/16	100

Donald J. Walker	7/7	100	-	-	-	-	-	-	7/7	100

Notes:

1.
For the dates on which each Nominee served on the Board Committees, refer to the Committee Reports under "Corporate Governance" below.

2.
Attendance figures for Audit, CGCNC and EROC include only those directors who served as members of such committees during 2013.

2013 ANNUAL MEETING VOTE RESULTS

Each of the nine nominees who was elected at our 2013 annual meeting of shareholders received a substantial majority of votes "for" his or her election, as set forth in the table below.

	2013
	VOTES FOR (%)	VOTES WITHHELD (%)

Scott B. Bonham	99.5	0.5

Peter G. Bowie	99.7	0.3

Hon. J. Trevor Eyton	98.1	1.9

V. Peter Harder	98.1	1.9

Lady Barbara Judge	97.7	2.3

Dr. Kurt J. Lauk	99.2	0.8

Donald J. Walker	99.7	0.3

Lawrence D. Worrall	99.7	0.3

William L. Young	98.9	1.1

NOMINEES' MAGNA EQUITY OWNERSHIP

We believe it is important that each Independent Director be economically aligned with shareholders. We try to achieve such alignment in two principal ways:

  •
  Deferred Share Units ("DSUs"): 60% of the Independent Director annual retainer is paid in the form of DSUs. DSUs are notional units, the value of which is tied to the market value of our Common Shares. The value represented by an Independent Director's DSUs can only be realized following his or her retirement from the Board and remains "at risk" until that time.

MEETING INFORMATION      17

  •
  Equity Maintenance Requirement: Each Independent Director other than the Chairman is required to hold a minimum of $750,000 of Magna Common Shares and/or DSUs within five years of joining the Board. The Chairman is required to hold a minimum of $1,500,000 of Magna Common Shares and/or DSUs within three years of becoming Chairman.

Each of Magna's incumbent nominees is in compliance with the minimum equity maintenance requirement and several of the nominees exceed it. Each of the two new nominees will have five years to accumulate the minimum required value of Common Shares and/or DSUs.

The eleven nominees held Magna Common Shares and/or DSUs with the following total value, as of December 31, 2013:

	COMMON SHARES	DSUS		TOTAL EQUITY "AT RISK"(1) ($)	EQUITY MAINTENANCE REQUIREMENT

Scott B. Bonham	—	8,813		723,200	Complies

Peter G. Bowie	3,500	7,646		914,600	Exceeds

Hon. J. Trevor Eyton	—	9,710		796,800	Exceeds

V. Peter Harder	—	8,526		699,600	Complies

Lady Barbara Judge	4,000	43,929		3,933,100	Exceeds

Dr. Kurt J. Lauk	—	5,229		429,100	Complies

Cynthia A. Niekamp	—	—		—	New Nominee

Dr. Indira V. Samarasekera	—	—		—	New Nominee

Donald J. Walker	572,864	195,735	(2)	63,071,200	Exceeds

Lawrence D. Worrall	1,814	20,799		1,855,600	Exceeds

William L. Young	5,800	23,036		2,366,300	Exceeds

Notes:

1.
In calculating the value of total equity at risk, we have used the closing price of Magna Common Shares on NYSE on December 31, 2013.

2.
Represents Mr. Walker's RSUs, as discussed further in the Compensation Discussion & Analysis section of this Circular.

18      MEETING INFORMATION

BIOGRAPHIES OF 2014 NOMINEES

SCOTT B. BONHAM	Independent

California, U.S.A. Age: 52 Director Since: May 10, 2012
Mr. Bonham is Co-Founder and Venture Partner of GGV Capital, an expansion stage venture capital firm with investments in the U.S. and China. Prior to co-founding GGV in 2000, Mr. Bonham served as Vice-President of the Capital Group of Companies, where he managed technology investments across several mutual funds (1996-2000). Mr. Bonham also previously served in various marketing roles at Silicon Graphics (1992-1996), as a manufacturing and information systems strategy consultant at Booz, Allen & Hamilton (1989-1992) and systems engineer and maintenance foreman at General Motors of Canada. Mr. Bonham has previously served on a number of private and public company boards and audit committees, including Hurray! Holding Co. Ltd., the shares of which were quoted on the Nasdaq National Market. Mr. Bonham has a B.Sc in electrical engineering (Queen's) and an MBA (Harvard).
Other Public Company Boards: None

CGCNC'S RECOMMENDATION IN FAVOUR OF MR. BONHAM

Mr. Bonham brings to the Board a technology/innovation-centred perspective which reflects his deep understanding of the long-term value creation potential possessed by some of the world's most innovative companies. Mr. Bonham also brings to the Board the analytical perspective of both a large institutional investor and venture capital investor. He has demonstrated his readiness to provide advice and counsel to Management outside of Board and Committee meetings, maintained perfect attendance in 2013 and, more importantly has been an active, effective and engaged participant in all Board meetings and applicable Committee meetings. The CGCNC believes Mr. Bonham to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Bonham's re-election.

PETER G. BOWIE	Independent

Ontario, Canada Age: 67 Director Since: May 10, 2012
Mr. Bowie is a corporate director who most recently served as the Chief Executive of Deloitte China from 2003 to 2008, as well senior partner and a member of the board and the management committee of Deloitte China until his retirement from the firm in 2010. Mr. Bowie was previously Chairman of Deloitte Canada (1998-2000), a member of the firm's management committee and a member of the board and governance committees of Deloitte International. He is a past member of the board of the Asian Corporate Governance Association and has served on a variety of boards in the private and non-governmental organization sectors. Mr. Bowie has a B.Comm (St. Mary's), as well as an MBA (Ottawa) and has received an honorary doctorate (Ottawa). Mr. Bowie is a Fellow of the Institute of Chartered Accountants of Ontario and the Australian Institute of Corporate Directors.
Other Public Company Boards: Uranium One (Compensation (Chair); Audit); China COSCO Holding Company Ltd. (Strategic Development (Chair); Risk)

CGCNC'S RECOMMENDATION IN FAVOUR OF MR. BOWIE

Mr. Bowie brings to the Board financial expertise, a dedication to Audit Committee excellence, a strong understanding of strategy and risk, as well as detailed insight of political and economic dynamics within China. Together with the Chairman of the Audit Committee, Mr. Bowie was integrally involved in the time-consuming work required to structure the review of external audit services for an efficient and effective process. Mr. Bowie has maintained 100% attendance since joining Magna's Board in 2012 and, more importantly, has been an active, effective and engaged participant in all Board and Audit Committee meetings since that time. The CGCNC believes Mr. Bowie to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Bowie's re-election.

MEETING INFORMATION      19

HON. J. TREVOR EYTON	Independent

Ontario, Canada Age: 79 Director Since: May 6, 2010
Mr. Eyton is a corporate director who most recently served as a Member of the Senate of Canada from 1990 until his retirement in 2009. He is highly respected for his lengthy service with Brascan Limited, now known as Brookfield Asset Management, a Canadian-based, global asset manager focused on property, renewable power, infrastructure assets and private equity. Mr. Eyton served as Brascan's President and Chief Executive Officer (1979 to 1991), as well as its Chairman and Senior Chairman (to 1997). Prior to his service with Brascan, Mr. Eyton was a partner with the law firm Torys and has served on numerous public and private company boards, including that of General Motors Canada. Mr. Eyton has been appointed an Officer of the Order of Canada and Queen's Counsel for Ontario. He has a B.A. (Toronto), as well as a J.D. (Toronto) and has received two honorary doctorates of law (Waterloo; King's College (Dalhousie)).

Other Public Company Boards: Altus Group Limited (HR & Compensation; Governance & Nominating); Silver Bear Resources Inc. (Audit; Compensation; Governance & Environmental); and Ivernia Inc. (Audit (Chair); Compensation (Chair))

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF MR. EYTON

Mr. Eyton brings to the Board broad-based counsel which reflects his extensive legal experience, business acumen and "blue-chip" board experience. Mr. Eyton also brings to the Board a balanced perspective reflecting a strong appreciation for issues from the perspectives of both senior management and board. While he sits on three other public company boards, those directorships have not in any way prevented Mr. Eyton from dedicating the appropriate amount of time and attention to Magna's Board. Mr. Eyton has maintained 100% attendance since joining Magna's Board in 2010 and, more importantly, has been an active, effective and engaged participant in all Board and applicable Committee meetings since that time. The CGCNC believes Mr. Eyton to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Eyton's re-election.

V. PETER HARDER	Independent

Ontario, Canada Age: 61 Director Since: May 10, 2012
Mr. Harder is Senior Policy Advisor to Dentons LLP since 2007. He possesses extensive expertise in public policy as a result of his involvement in decision-making within the Government of Canada for over thirty years. Prior to joining Dentons, Mr. Harder was a long serving Deputy Minister in the Government of Canada, having first been appointed as Deputy Minister in 1991 and serving as the most senior public servant in a number of federal departments including Treasury Board, Solicitor General, Citizenship and Immigration, Industry and Foreign Affairs and International Trade until 2007. While Deputy Minister of Foreign Affairs, Mr. Harder served as the first co-chair of the Canada-China Strategic Working Group which had been established by the Canadian and Chinese governments to make recommendations on improving trade and investment flows between Canada and China. Mr. Harder currently serves as the President of the Canada-China Business Council (since 2008) and a member of the International Institute of Strategic Studies. Mr. Harder has a B.A. (Waterloo) as well as an M.A. (Queen's) and has received an honorary doctorate in law (Waterloo).

Other Public Company Boards*: Northland Power Corporation (Compensation (Chair); Audit); Power Financial Corporation (Related Party & Conduct Review (Chair); Compensation); IGM Financial Corporation (Executive Committee; Community Affairs; Investment; Compensation); Energizer Resources Corporation

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF MR. HARDER

Mr. Harder brings to the Board a Canadian-centred, globally-aware perspective which draws upon his extensive experience in foreign affairs and international trade. In particular, he possesses a valuable understanding of the workings of China's political establishment, as well as its economic drivers, in addition to Canada-China trade and investment issues. Mr. Harder also brings to the Board demonstrated expertise regarding compensation issues and compensation governance. While he sits on four other public company boards, those directorships have not in any way prevented Mr. Harder from dedicating the appropriate amount of time and attention to Magna's Board. Mr. Harder has maintained 100% attendance since joining Magna's Board in 2012 and, more importantly, has been an active and engaged participant in all Board and applicable Committee meetings since that time. The CGCNC believes Mr. Harder to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Harder's re-election.

*
Mr. Harder was a director of Arise Technologies Corporation ("Arise") until June 24, 2011. Arise was deemed to have made an assignment into bankruptcy on April 11, 2012.

20      MEETING INFORMATION

LADY BARBARA JUDGE	Independent

London, England Age: 67 Director Since: September 20, 2007
Lady Judge is a corporate director who previously enjoyed a successful international career as a law firm partner, senior executive, chairman and non-executive director in both the private and public sectors and is highly regarded for her governance expertise. Lady Judge previously served as Chairman of the Board of the United Kingdom Atomic Energy Authority (from 2004 to 2010), prior to which she was a Board member (since 2002) and was a director of the Energy Group of the United Kingdom's Department of Trade and Industry (from 2002 to 2004). In addition, Lady Judge formerly served as a Commissioner of the U.S. Securities Exchange Commission, Deputy Chairman of the U.K. Financial Reporting Council and Co-Chairman of the U.K./U.S. Task Force on Corporate Governance. In 2010, she was appointed a Commander of the Order of the British Empire for her contributions to the financial services and nuclear industries. Lady Judge has a B.A. (U. Penn) and a J.D. (NYU School of Law).
Other Public Company Boards: Bekaert NV (Audit & Finance; Nomination); Planet Payment, Inc. (Governance (Chair)); Portmeirion Group plc (Audit; Compensation); Net Scientific plc (Audit)

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF LADY JUDGE

Lady Judge brings to the Board a broad-based global business perspective, complemented by significant legal and regulatory expertise, as well as practical corporate governance and risk management experience. Lady Judge's risk awareness and understanding of risk management processes, drawn in part from her experience in the nuclear industry and as a securities regulator, have been particularly valuable to the EROC, which she chairs. While she sits on four other public company boards, those directorships have not in any way prevented Lady Judge from dedicating the appropriate amount of time and attention to Magna's Board. Lady Judge has maintained near-perfect attendance since joining Magna's Board in 2007 and, more importantly, has been an active, effective and engaged participant in all Board and applicable Committee meetings since that time. The CGCNC believes Lady Judge to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Lady Judge's re-election.

DR. KURT J. LAUK	Independent

Baden-Württemberg, Germany Age: 67 Director Since: May 4, 2011
Dr. Lauk is the co-founder and President of Globe CP GmbH, a private investment firm. He possesses extensive European automotive industry experience, primarily through his positions as Member of the Board of Management and Head of World Wide Commercial Vehicles Division of Daimler Chrysler (1996-1999), as well as Deputy Chief Executive Officer and Chief Financial Officer (with responsibility for finance, controlling and marketing) of Audi AG (1989-1992). Dr. Lauk has other extensive senior management experience, including as Chief Financial Officer and Controller of Veba AG (now known as E.On AG) (1992-1996), Chief Executive Officer of Zinser Textil Machinery GmbH (1984-1989) and as a Partner and Vice-President of the German practice of Boston Consulting Group (1978-1984). Dr. Lauk served as a Member of European Parliament (2004-2009), including as a Member of the Economic and Monetary Affairs Committee and Deputy Member of the Foreign and Security Affairs Committee. He currently serves as a Trustee of the International Institute for Strategic Studies in London and is an honorary professor with a chair for international studies at the prestigious European Business School in Reichartshausen, Germany. Dr. Lauk possesses both a PhD in international politics (Kiel), as well as an MBA (Stanford).
Other Public Company Boards*: Ciber Inc. (Audit); Solera Holdings Inc. (Audit; Corporate Governance)

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF DR. LAUK

Dr. Lauk brings to the Board valuable insights regarding the European automotive industry and the global activities of European OEMs and suppliers, together with a focus on long-term strategy and a strong understanding of technology/innovation both within and outside the automotive industry. Dr. Lauk's analytical perspective also draws upon his significant expertise in global political, economic and strategic affairs. Dr. Lauk has maintained 100% attendance since joining Magna's Board in 2011 and, more importantly, has been an active and engaged participant in all Board and applicable Committee meetings since that time. The CGCNC believes Dr. Lauk to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Dr. Lauk's re-election.

*
Dr. Lauk was a director of Papierfabrik Scheuffelen GmbH, a private company, when it filed for bankruptcy protection under German law on July 17, 2008.

MEETING INFORMATION      21

CYNTHIA A. NIEKAMP	Independent

Michigan, U.S.A. Age: 54 New Nominee
Ms. Niekamp is the Senior Vice-President, Automotive Coatings, of PPG Industries, Inc. She possesses over 30 years of automotive and other industrial manufacturing experience through her current and prior roles at PPG (since 2009); BorgWarner, where she served as President & General Manager, BorgWarner Torq Transfer Systems (2004 to 2008); MeadWestvaco Corporation, where she served in various roles (1995 to 2004), including Senior Vice-President & Chief Financial Officer (2003 to 2004) and President, Special Paper Division (1998 to 2002); TRW (1990 to 1995); and General Motors (1983 to 1990). Ms. Niekamp currently serves as a Trustee of Kettering University and previously served on the boards of Rockwood Holdings and Delphi Corp., as well as Berkshire Applied Technology Council. Ms. Niekamp has a B.S. in industrial engineering (Purdue), as well as an MBA (Harvard).
Other Public Company Boards*: Cooper Tire & Rubber

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF MS. NIEKAMP

Ms. Niekamp was recruited to enhance the Board's global automotive industry expertise, including by drawing on her extensive experience with other automotive suppliers. The CGCNC also expects Ms. Niekamp's accomplished engineering and senior management background to further balance the range of professional skills represented on the Board. Ms. Niekamp's current employer, PPG Industries, is a supplier to Magna, with global sales to Magna of approximately $60 million on consolidated sales of $15.1 billion. Given the immateriality of such sales to both Magna and PPG, the CGCNC believes that Ms. Niekamp's employment by PPG will not affect her independence as a director of Magna. Although Ms. Niekamp currently serves as both a senior executive at PPG and a director of Cooper Tire & Rubber, the CGCNC notes that she will not be standing for re-election at Cooper Tire & Rubber's 2014 annual meeting and, accordingly, is satisfied that she will be able to dedicate sufficient time and attention to Magna's board. The CGCNC believes Ms. Niekamp will be a diligent independent director as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Ms. Niekamp's election to the Board.

*
Ms. Niekamp served as a director of Delphi Corporation from October 2003 until July 2005. On October 8, 2005, Delphi filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. On October 11, 2005, the NYSE suspended trading in Delphi's securities, which were subsequently delisted on November 11, 2005.
DR. INDIRA V. SAMARASEKERA	Independent

Alberta, Canada Age: 61 New Nominee
Dr. Samarasekera currently serves as the President and Vice-Chancellor of the University of Alberta (since 2005), for the second of two terms which will end in 2015. Dr. Samarasekera is internationally recognized as a leading metallurgical engineer, including for her work on steel process engineering for which she was appointed an Officer of the Order of Canada. Prior to becoming the President of the University of Alberta, Dr. Samarasekera was Vice-President Research and held the Dofasco Chair in Advanced Steel Processing at the University of British Columbia (1996 to 2001). Under her leadership, the University of Alberta has built strong international partnerships, including with the Helmholtz Association of German Research Centres, the Li Ka Shing Foundation, as well as the Indian Institutes of Technology Bombay, Delhi and Roorkee. Additionally, she has overseen the "Dare to Discover" initiative which has completed close to $1.5 billion in capital construction, including the National Institute for Nanotechnology. Among other things, Dr. Samarasekera is currently Chair of the Worldwide Universities Network and was previously a member of Canada's Science, Technology and Innovation Council as well as Canada's Global Commerce Strategy. Dr. Samarasekera has an M.Sc in mechanical engineering (California), as well as a PhD in metallurgical engineering (British Columbia) and is a Professional Engineer (P.Eng) who has been elected as a Foreign Associate of the National Academy of Engineering in the U.S. and appointed as a Fellow of the Canadian Academy of Engineering.
Other Public Company Boards: Bank of Nova Scotia (Human Resources; Corporate Governance)

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF DR. SAMARASEKERA

Dr. Samarasekera brings to the Board a proven record of technical expertise, demonstrated leadership success, tangible success in building international relationships and a long-standing commitment to R&D/innovation which remains one of the company's top priorities. Although Dr. Samarasekera serves as both the President of the University of Alberta and a director at the Bank of Nova Scotia, the CGCNC notes that her term with the university ends in June 2015 and is satisfied that she will be able to dedicate sufficient time and attention to Magna's board. The CGCNC believes Dr. Samarasekera will be a diligent independent director as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Dr. Samarasekera's election to the Board.

22      MEETING INFORMATION

DONALD J. WALKER	Management

Ontario, Canada Age: 57 Director Since: November 7, 2005
Mr. Walker serves as the Chief Executive Officer of Magna, where he previously served as Co-Chief Executive Officer (2005-2010) and President and Chief Executive Officer (1994-2001). He was formerly the President, Chief Executive Officer and Chairman of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries. Prior to joining Magna in 1987, Mr. Walker spent seven years at General Motors in various engineering and manufacturing positions. He is a founding member of the Yves Landry Foundation, which promotes the value of technical education, and is currently the Chair (since October 2011, previously Co-Chair since 2002) of the Canadian Automotive Partnership Council (CAPC) with the Canadian federal and provincial governments, which serves to identify both short- and long-term priorities to help ensure the future health of the automotive industry in Canada. Mr. Walker is also the past Chairman of the Automotive Parts Manufacturers Association (APMA). Mr. Walker is a professional engineer with a B.Sc in mechanical engineering (Waterloo).
Other Public Company Boards: None

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF MR. WALKER

Mr. Walker, Magna's Chief Executive Officer, is Management's sole representative on the Board. He brings intricate knowledge and understanding of the automotive industry, as well as the company's culture, operations, key personnel, customers, suppliers and the complex drivers of its success. He has demonstrated a commitment to transparent and effective leadership, responsiveness to the Board and integrity in all aspects of the company's business, while pushing the organization to reach its full potential through World Class Manufacturing, innovation and leadership development. Mr. Walker continues to actively shape Magna's strategic vision and mission in conjunction with the Board, with an unwavering focus on excellence in execution/implementation, as well as prudence in stewardship over the company's assets, employees, reputation and value. He continues to maintain 100% attendance and, more importantly, continues to be an active and engaged Management participant at all Board and applicable Committee meetings. The CGCNC believes Mr. Walker to be a diligent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Walker's re-election.

LAWRENCE D. WORRALL	Independent

Ontario, Canada Age: 70 Director Since: November 7, 2005
Mr. Worrall is a corporate director and certified management accountant who formerly served as the Vice-President, Purchasing, Strategic Planning and Operations, as well as a Director of General Motors of Canada Limited (1995-2000). In his capacity as an officer of GM Canada, Mr. Worrall had responsibility for a number of significant matters, including: purchasing, logistics, GM Canada's manufacturing facilities, forward product planning and the execution of the manufacturing plan for all plants.

Other Public Company Boards: None

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF MR. WORRALL

Mr. Worrall brings to the Board extensive automotive industry experience, together with a dedication to Audit Committee excellence and a commitment to the integrity of Magna's financial statements. Mr. Worrall led the Audit Committee through the review of external audit services and, together with Mr. Bowie, committed himself to the time-consuming work required to structure the review of external audit services for an efficient and effective process. Following the Audit Committee's decision to rotate external auditors, Mr. Worrall has worked extensively with representatives of Ernst & Young, Deloitte and Management to help ensure a seamless transition for the 2014 fiscal year. Mr. Worrall has maintained near-perfect attendance since joining Magna's Board in 2005 and, more importantly, has been an active and engaged participant in all Board and applicable Committee meetings since that time. The CGCNC believes Mr. Worrall to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Worrall's re-election.

MEETING INFORMATION      23

WILLIAM L. YOUNG	Independent

Massachusetts, U.S.A. Age: 59 Director Since: May 4, 2011
Mr. Young is a co-founder and partner of Monitor Clipper Partners, a private equity firm established in 1998. Through his role at Monitor Clipper Partners, together with roles as founding partner of Westbourne Management Group (since 1988) and a partner in the European practice of Bain & Company (1981-1988), Mr. Young possesses significant operational experience, as well as extensive mergers and acquisitions experience. He is Chair Emeritus of the Board of Trustees of Queen's University (Kingston, Ontario) (which he chaired from 2006 to 2012) and has significant private company board and board leadership experience over the last 20 years, including a number of European and U.S.-based companies. Mr. Young has a B.Sc in chemical engineering (Queen's) and an MBA (Harvard).
Other Public Company Boards*: None

CGCNC'S ASSESSMENT AND RECOMMENDATION IN FAVOUR OF MR. YOUNG

Mr. Young, the Chairman of the Board, brings to the Board a highly effective consensus-building leadership style anchored by strong business acumen developed across a broad range of businesses and industries. He has been highly effective in cultivating a constructive but independent relationship with Management, as well as an open, constructive dialogue with shareholders, potential investors, shareholder representative organizations and others in the corporate governance community. During 2013, Mr. Young's top priority was strategic planning, with an eye to enhancing Magna's ability to create additional long-term value for shareholders. In his capacity as Chairman of the CGCNC, Mr. Young has been instrumental in the evolution of Magna's unique compensation structure in a manner which reasonably preserves its core elements while responsively addressing constructive feedback received from shareholders and others. As a result of all of the foregoing, Mr. Young has maintained the unanimous support of his Board colleagues for continuation as Chairman during 2014, if re-elected by a majority of votes cast at the Meeting. Mr. Young has maintained 100% attendance since joining Magna's Board in 2011 and, more importantly, has been an active and engaged participant in all Board and applicable Committee meetings since that time. The CGCNC believes Mr. Young to be a diligent independent director, as well as a responsible steward of the company and, accordingly, recommends that shareholders vote FOR Mr. Young's re-election.

*
Mr. Young was a director of American Fiber & Yarns and Recycled Paper Greetings, both of which were private companies, when they filed voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on September 23, 2008 and January 2, 2009, respectively.

24      MEETING INFORMATION

DIRECTOR COMPENSATION

OBJECTIVES OF DIRECTOR COMPENSATION

We have structured the compensation for our Independent Directors with the aim of attracting and retaining skilled independent directors and aligning their interests with the interests of our long-term shareholders. To accomplish these objectives, we believe that such compensation must be competitive with that paid by our S&P/TSX60 peer companies, as well as the global automotive and industrial peers in our executive compensation peer group. Additionally, we believe that the majority of such compensation must be deferred until retirement, thus tying the redemption value to the market value of our Common Shares and placing it "at risk". Management directors do not receive any compensation for serving as directors.

COMPENSATION STRUCTURE

We compensate Independent Directors through a combination of:

  •
  Annual Retainer: Since 2008, this retainer has been fixed at $150,000, of which $90,000 or 60% is automatically deferred until retirement in the form of DSUs and $60,000 or 40% is paid in cash. In addition to the portion automatically deferred in the form of DSUs, Independent Directors may defer up to 100% of their cash compensation in the form of DSUs.

  •
  Board Chair Retainer: The Chairman is paid a flat annual retainer of $500,000 for all work performed in any capacity other than as a special committee chair. Of such amount, $300,000 or 60% is automatically deferred in the form of DSUs and $200,000 or 40% is paid in cash, subject to the Chairman's election to defer up to 100% of his cash compensation in the form of DSUs.

  •
  Committee Chair and Committee Member Retainers: In recognition of the additional workload of our Committee Chairs and Committee members, additional retainers are paid to each Independent Director acting in any such capacity. These retainers are set at $25,000 for each standing Board Committee. In the case of special committees which may be formed from time to time, the retainer is set at $25,000, unless otherwise determined by the Board. Committee Chair retainers are payable in cash, subject to an Independent Director's election to defer up to 100% of his or her cash compensation in the form of DSUs.

  •
  Meeting and Work Fees: Meeting and work fees are intended to compensate Independent Directors based on their respective contributions of time and effort to Magna matters. The amounts of these fees are listed in the fee schedule below and are payable in cash, subject to an Independent Director's election to defer up to 100% of his or her cash compensation in the form of DSUs.

The CGCNC has responsibility for reviewing Independent Director compensation and typically reviews it approximately every two years.

MEETING INFORMATION      25

The current schedule of retainers and fees payable to our Independent Directors is set forth below.

RETAINER/FEE TYPE	AMOUNT ($)

Comprehensive Board Chair annual retainer (minimum 60% DSUs; maximum 40% cash)	500,000

Independent Director annual retainer (minimum 60% DSUs; maximum 40% cash)	150,000

Committee members annual retainer	25,000

Additional Committee Chair annual retainer

Audit	25,000

CGCNC	25,000

EROC	25,000

Special Committees (unless otherwise determined by the Board)	25,000

Per meeting fee	2,000

Written resolutions	400

Additional services (per day)	4,000

Travel days (per day)	4,000

2013 INDEPENDENT DIRECTORS' COMPENSATION

The following table sets forth a summary of all compensation earned by all individuals who served as Independent Directors during the year ended December 31, 2013.

	FEES EARNED(1)		SHARE- BASED AWARDS(2)

NAME	($)	% OF FEES	($)	% OF FEES	OPTION- BASED AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	PENSION VALUE ($)	ALL OTHER(3) ($)	TOTAL ($)

Scott B. Bonham	NIL	-	322,300	100%	NIL	NIL	NIL	NIL	322,300

Peter G. Bowie	NIL	-	277,400	100%	NIL	NIL	NIL	NIL	277,400

Hon. J. Trevor Eyton	71,700	31%	161,700	69%	NIL	NIL	NIL	NIL	233,400

V. Peter Harder	NIL	-	299,500	100%	NIL	NIL	NIL	NIL	299,500

Lady Barbara Judge	NIL	-	274,400	100%	NIL	NIL	NIL	NIL	274,400

Dr. Kurt J. Lauk	169,400	65%	90,000	35%	NIL	NIL	NIL	NIL	259,400

Lawrence D. Worrall	241,400	73%	90,000	27%	NIL	NIL	NIL	NIL	331,400

William L. Young	NIL	-	500,000	100%	NIL	NIL	NIL	NIL	500,000

Notes:

1.
Consists of all retainers and fees paid to the director in cash. NIL indicates that 100% of the retainers and fees earned were deferred in the form of DSUs.

2.
Consists of retainers and fees deferred in the form of DSUs pursuant to the DSU Plan (as defined under "Deferred Share Units").

DEFERRED SHARE UNITS

Mandatory Deferral Creates Alignment With Shareholders

We maintain a Non-Employee Director Share-Based Compensation Plan (the "DSU Plan") which governs the retainers and fees that are deferred in the form of DSUs. In addition to the 60% of the annual retainer that is automatically deferred, each Independent Director may annually elect to defer up to 100% (in increments of 25%) of his or her total annual cash compensation from Magna (including Board and Committee retainers, meeting attendance fees, work and travel day payments and written resolution fees). All DSUs are fully vested on the date allocated to an Independent Director under the DSU Plan. Amounts deferred under the DSU Plan cannot be redeemed until an Independent Director's retirement from the Board. The mandatory deferral until retirement aims to align the interests of Independent Directors with those of shareholders.

26      MEETING INFORMATION

DSU Value is "At Risk"

DSUs are notional stock units. The value of a DSU increases or decreases in relation to the NYSE market price of one Magna Common Share and dividend equivalents are credited in the form of additional DSUs at the same times and in the same amounts as dividends that are declared and paid on our Common Shares. Upon an Independent Director's retirement, we will deliver Magna Common Shares equal to the number of whole DSUs credited to the Independent Director in satisfaction of the redemption value of the DSUs.

DIRECTOR STOCK OPTIONS

We previously granted stock options to Independent Directors, with the last such grant having been made in May 2010. A total of 20,000 options are fully vested and remain outstanding to Independent Directors under our Amended and Restated 2009 Stock Option Plan (the "2009 Plan"). In 2013, we amended and restated the 2009 Plan to, among other things, eliminate Independent Directors as eligible participants for future awards under the plan.

Outstanding Option-Based & Share-Based Awards

Outstanding option-based and share-based awards (DSUs) for each of our Independent Directors as of December 31, 2013 were as follows:

	OPTION-BASED AWARDS				SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE (C$)	OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS(1) ($)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF SHARE- BASED AWARDS THAT HAVE NOT VESTED ($)	MARKET OR PAYOUT VALUE OF VESTED SHARE-BASED AWARDS NOT PAID OUT OR DISTRIBUTED(2) ($)

Scott B. Bonham	NIL	NIL	NIL	NIL	NIL	NIL	723,200

Peter G. Bowie	NIL	NIL	NIL	NIL	NIL	NIL	627,400

Hon. J. Trevor Eyton	NIL	NIL	NIL	NIL	NIL	NIL	796,800

V. Peter Harder	NIL	NIL	NIL	NIL	NIL	NIL	699,600

Lady Barbara Judge	10,000	35.98	05/09/17	480,600	NIL	NIL	3,604,800

Dr. Kurt J. Lauk	NIL	NIL	NIL	NIL	NIL	NIL	429,100

Lawrence D. Worrall	10,000	35.98	05/09/17	480,600	NIL	NIL	1,706,800

William L. Young	NIL	NIL	NIL	NIL	NIL	NIL	1,890,300

Notes:

1.
Determined using the closing price of Magna Common Shares on the TSX on December 31, 2013 and the BoC noon spot rate on such date, since these options are denominated in C$.

2.
Represents the value of Independent Directors' DSUs based on the closing price of Magna Common Shares on the NYSE on December 31, 2013.

MEETING INFORMATION      27

Incentive Plan-Awards - Value Vested During the Year

The values of option-based and share-based awards (DSUs) which vested in the year ended December 31, 2013 are set forth below in respect of each Independent Director then in office:

NAME	OPTION-BASED AWARDS - VALUE VESTED DURING THE YEAR ($)	SHARE-BASED AWARDS - VALUE VESTED DURING THE YEAR(1) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION - VALUE EARNED DURING THE YEAR ($)

Scott B. Bonham	NIL	330,800	NIL

Peter G. Bowie	NIL	284,900	NIL

Hon. J. Trevor Eyton	NIL	172,900	NIL

V. Peter Harder	NIL	307,900	NIL

Lady Barbara Judge	NIL	328,000	NIL

Dr. Kurt J. Lauk	NIL	96,000	NIL

Lawrence D. Worrall	NIL	115,800	NIL

William L. Young	NIL	525,900	NIL

Note:

1.
Represents the aggregate grant date value of retainers and fees deferred in the form of DSUs in 2013, together with dividends credited in the form of additional DSUs on Independent Directors' aggregate DSU balance, which includes DSUs granted in prior years.

TRADING BLACKOUTS AND RESTRICTION ON HEDGING MAGNA SECURITIES

Trading Blackouts

Directors are subject to the terms of our Insider Trading and Reporting Policy and Code of Conduct & Ethics, both of which restrict directors from trading in Magna securities while they have knowledge of material, non-public information. One way in which we enforce trading restrictions is by imposing trading "blackouts" on directors for specified periods prior to the release of our financial statements and as required in connection with material acquisitions, divestitures or other transactions. The regular quarterly trading blackouts commence at 11:59 p.m. on the last day of each fiscal quarter and end 48 hours after the public release of our quarterly financial statements. Special trading blackouts related to material transactions extend to 48 hours after the public disclosure of the material transaction or other conclusion of the transaction.

Anti-Hedging Restrictions

Directors are not permitted to engage in activities which would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include "puts", "calls", "collars", equity swaps, hedges, derivative transactions or any similar transaction aimed at limiting a director's exposure to a loss or risk of loss in the value of the Magna securities which he or she holds.

28      MEETING INFORMATION

Corporate Governance

Corporate Governance Overview 30

Report of the Audit Committee 43

Report of the Enterprise Risk Oversight Committee 48

CORPORATE GOVERNANCE OVERVIEW

Magna believes that strong corporate governance practices are essential to fostering stakeholder trust and confidence, management accountability and long-term shareholder value. Since 2010, Magna has embarked on a program of corporate governance renewal which has been well-received by shareholders and recognized in the corporate governance community as well as the media. We believe that our current corporate governance practices reflect virtually all corporate governance best practices recognized in Canada and the significant improvement in third-party corporate governance rankings and ratings of our governance evidences this. Nevertheless, we will continue to monitor and, where appropriate, adapt our practices as corporate governance practices in Canada continue to evolve.

GOVERNANCE REGULATION

Magna's Common Shares are listed on the TSX (stock symbol: MG) and the NYSE (stock symbol: MGA). In addition to being subject to regulation by these stock exchanges, we are subject to securities and corporate governance regulation by the Canadian Securities Administrators ("CSA"), including the Ontario Securities Commission, which is Magna's primary securities regulator. Magna is also regulated by the United States Securities and Exchange Commission ("SEC") as a "foreign private issuer".

We meet or exceed all of the guidelines established by the CSA in National Policy 58-201 - Corporate Governance Guidelines. Additionally, although we are not required to comply with most of NYSE's Corporate Governance Standards, our practices do not differ significantly from them. Any such differences are discussed in the "Statement of Significant Governance Differences (NYSE)" which can be found on our website (www.magna.com) under "Corporate Governance".

Magna also monitors the corporate governance guidelines and recommended best practices of shareholder representative and other organizations, such as the Canadian Coalition for Good Governance, as well as those underlying the voting policies adopted by some of our largest shareholders and proxy advisory firms such as Institutional Shareholder Services and Glass Lewis & Co.

BOARD MANDATE

Board's Stewardship Role

The Board is responsible for the overall stewardship of Magna. To this end, the Board: supervises the management of the business and affairs of Magna in accordance with the legal requirements set out in the Business Corporations Act (Ontario) ("OBCA"), as well as other applicable law; and, jointly with Management, seeks to create long-term shareholder value. The Board's stewardship role, specific responsibilities, compositional requirements and various other matters are set forth in the Board Charter, which can be found on our website (www.magna.com) under "Corporate Governance".

Consistent with the standard of care for directors under the OBCA, each director on the Board seeks to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The standard of care under Ontario corporate law differs from that of some other common law jurisdictions, by requiring directors to act in the "best interests of the corporation" as opposed to the "best interests of shareholders". This distinction effectively recognizes that while individual shareholders may have conflicting interests, investment intents and investing horizons, the stewards of a corporation must act with a view to the interests of the corporation as a whole. Consistent with case law developed under the OBCA and equivalent federal and provincial corporate statutes in Canada, Magna's Board seeks to consider and balance the impact of its decisions on its affected stakeholders, including shareholders and employees.

30      CORPORATE GOVERNANCE

Board Charter

Our corporate governance framework is set forth in our Board Charter, which has been filed on SEDAR (www.sedar.com) and is available on our website (www.magna.com) under "Corporate Governance". The Board Charter articulates the stewardship role mentioned above and identifies specific responsibilities to be fulfilled by the Board, including:

  •
  Corporate Culture and Approach to Corporate Governance: Magna maintains a unique entrepreneurial corporate culture which we believe has been critical to our past success and expect will be critical to our future success. The Board oversees and reinforces that culture and Magna's overall approach to corporate governance, including by determining the specific policies and practices which the Board believes to be in the best interests of the company. The Board has delegated to the CGCNC the responsibility for making recommendations with respect to corporate governance matters.

  •
  Oversight of Executive Management: The Board selects our Chief Executive Officer and provides oversight and advice to the Chief Executive Officer regarding other members of the executive management team. Additionally, the Board is responsible for satisfying itself as to the integrity of each member of Executive Management and the creation by the Executive Management team of a culture of integrity and ethical business conduct throughout the company.

  •
  Executive Compensation: The Board seeks to ensure that our overall system of executive compensation remains consistent with our Corporate Constitution and the long-standing compensation principles which are critical to our corporate culture, as well as effective in attracting, retaining and motivating skilled executives. In fulfilling these responsibilities, the Board considers the policies and practices which have been proven effective over Magna's history, general trends and developments in executive compensation, the advice of the Board's independent advisors, as well as feedback received from shareholders and investors through the company's annual advisory vote on executive compensation and shareholder outreach efforts. The Board has delegated to the CGCNC the responsibility for making recommendations on executive compensation matters.

  •
  Succession Planning: The Board satisfies itself that the Chief Executive Officer has developed a succession plan addressing his own position, as well as the positions of other members of Executive Management, management of Magna's Operating Groups and other key positions in the company. In fulfilling these responsibilities, the Board aims to:

  •
  place itself in a position to promptly appoint a qualified interim Chief Executive Officer in the event of the sudden departure of, or emergency involving, the Chief Executive Officer;

  •
  satisfy itself that Executive Management maintains robust and effective talent management practices to identify, reward, retain and promote high-performing employees who could be future internal candidates for positions within Executive Management, including the Chief Executive Officer role; and

  •
  familiarize itself with employees within Executive Management, Operating Group management and other key functional leaders within the organization, particularly those with future leadership potential.

    The Board receives regular updates on Magna's leadership development and succession planning activities, from our Chief Executive Officer and our Chief Human Resources Officer. Overall, the Board is satisfied that Magna has in place an appropriate succession plan addressing key positions within the company, including the Chief Executive Officer's, as well as a leadership development system which supports the company's succession planning objectives more generally. The Board has had the opportunity to engage with a number of future potential leaders of the company and is satisfied that there

CORPORATE GOVERNANCE      31

    is a pool of qualified internal candidates to fill critical Management positions which become available from time to time.

  •
  Strategic Planning: The Board is responsible for overseeing the company's long-term strategy. In fulfilling this responsibility, the Board meets with Executive Management and Operating Group management in a dedicated business and strategic planning session held early each calendar year. At this session, the Board aims to enhance its understanding of trends, opportunities and risks over a three to seven-year horizon. It also provides Executive Management and Operating Group management with such advice and counsel needed to help ensure that any business and strategic plans approved by the Board fully reflect the Board's strategic priorities and appropriately address the trends, opportunities and risks facing the company. The Board typically receives quarterly updates from the Chief Executive Officer and other members of Executive Management regarding progress in achieving the company's strategic priorities.

    The Board also oversees the allocation of capital and annually approves the capital expenditures budget for that fiscal year at the business and strategic planning session. In approving capital, the Board is focused on ensuring that the company can deliver on the Board-approved strategic priorities and meet its product and program commitments to customers. Updates regarding changes in capital expenditure needs are presented quarterly and further Board approval is required where the company's capital expenditures are forecast to exceed the Board-approved amount for that year.

  •
  Enterprise Risk Management: While the Board oversees enterprise risk, Management (at all levels) is responsible for actually managing the company's risks. In fulfilling its oversight responsibility, the Board satisfies itself that Management has implemented effective strategies to address the strategic and competitive challenges faced by the company over different time horizons, manage day-to-day operational risks, promote legal and regulatory compliance and ethical conduct, safeguard corporate assets and maintain appropriate financial and internal controls designed to protect the integrity of Magna's financial statements. The Board's approach to enterprise risk recognizes that risk and reward are "flip sides of the same coin", but that management decision-making must be infused with both an awareness and understanding of such risks, as well as a clear understanding of the limits of risk that the Board will accept.

    The Board has delegated specific areas of risk oversight to its standing Committees so that the directors on such Committees can bring their particular knowledge and expertise to the risks falling within the Committee's authority. For example, the Board has delegated to the Audit Committee the oversight responsibility for financial and financial reporting risks, while the CGCNC has been delegated oversight responsibilities for governance, compensation and succession risks. The EROC has been delegated oversight responsibility for all other risks and coordinates with the Audit Committee and CGCNC in respect of their risk responsibilities. Directors have been cross-appointed between the Audit Committee and EROC, as well as the CGCNC and EROC, to assist the Committees in sharing their risk management knowledge and coordinating their risk oversight activities.

    The enterprise risk management framework employed by Management is substantially based on the COSO enterprise risk management framework. Risks are categorized into one of five categories (instead of four in the COSO framework): strategic; operational; legal/compliance; financial/financial reporting; and safeguarding of corporate assets. A risk catalogue containing a broad universe of risks organized and categorized in accordance with such framework has been prepared and presented to the EROC, along with a summary assessment of the top risks identified by Executive Management in each category. The risk catalogue is continuously updated and the top risks summary is periodically updated with changes presented to the EROC. In addition, the strategic and business planning materials prepared for the Board in connection with the annual strategy/business planning meeting contain significant detail regarding

32      CORPORATE GOVERNANCE

    trends, opportunities and risks in the company's product areas, geographic reporting segments and macroeconomic environment to facilitate the development of risk-aware corporate strategy.

  •
  Shareholder Engagement: We value constructive dialogue with shareholders and investors and regularly engage with shareholders throughout the year to better understand their perspectives regarding Magna. Where possible, we consider the feedback received from such meetings in refining Magna's policies, practices and/or public disclosures. For example, the 2014 changes to Magna's executive compensation system which are described in the CGCNC Compensation and Performance Report in this Circular reflect the efforts of the CGCNC and Board to respond appropriately to feedback from shareholders.

    Shareholder engagement activities are led on behalf of the Board by Mr. Young, the Chairman of the Board. Board-led discussions typically relate to matters such as corporate governance and executive compensation. Significant shareholder and investor outreach is also conducted by members of our Executive Management team as part of our regular investor relations activities. Feedback communicated by shareholders and investors to the Executive Management team is shared with the CGCNC on a quarterly basis and the Chairman of the Board reports to the CGCNC and the full Board on a quarterly basis regarding shareholder engagement activities conducted by him.

The Board Charter also helps to define the role of the Board with respect to various fundamental actions, such as financial statements, material public disclosure documents, business plans and capital expenditure budgets, material financing documents, major organizational restructurings, material acquisitions and divestitures, as well as major corporate policies. We believe that the identification and definition of Board responsibility for the foregoing items promotes Board independence.

Shareholder Democracy

We support the following basic principles of shareholder democracy:

  •
  One Share, One Vote: As a result of the completion of our plan of arrangement effective August 31, 2010, we have a single class of shares, with each share entitled to one vote.

  •
  Majority Voting: Under applicable corporate law, shareholders can only vote "for" or "withhold" their vote for director nominees. A "withhold" vote is an abstention or non-vote instead of a vote against the nominee. As a result, a single "for" vote can result in a nominee being elected, no matter how many votes were withheld. We have adopted a majority voting policy in our Board Charter, under which we treat "withhold" votes as if they were votes against a nominee in the case of an uncontested election (i.e. one in which the number of nominees equals the number of Board positions). A nominee who is legally elected as a director but receives more "withhold" votes than "for" votes must promptly tender a resignation to the Chair of the CGCNC for its consideration. Detailed voting results are promptly disclosed after shareholder meetings, so that shareholders can easily understand the level of support for each nominee, as well as each other item of business at the meeting.

    A director who has tendered a resignation under our majority voting policy is not permitted to participate in the CGCNC's consideration of how to handle the resignation. Unless there are extraordinary circumstances, the CGCNC will recommend that the Independent Directors accept the resignation, effective within no more than 90 days after the annual meeting. We will promptly disclose in a press release the determination made by the Independent Directors and, in the event they reject a resignation under the majority voting policy, we will disclose the reasons for the rejection.

CORPORATE GOVERNANCE      33

    Where the CGCNC accepts a director's resignation under our majority voting policy, it may recommend and the Independent Directors may accept one of the following three outcomes:

    •
    leave the resulting vacancy unfilled;

    •
    fill the vacancy by appointing someone other than the director who resigned; or

    •
    call a special meeting of shareholders at which a nominee other than the one who resigned will be proposed for election.

  •
  Shareholder Proposals: Subject to meeting certain technical requirements, shareholders are entitled under applicable corporate law to put forward proposals to be voted on at a meeting of shareholders. The Board will give serious consideration to the voting results for shareholder proposals, even if they are only advisory in nature.

  •
  Corporate Transactions Involving the Issuance of 25% or More of Our Issued and Outstanding Common Shares: We recognize that corporate transactions involving the issuance of a significant proportion of Common Shares may be material and should be approved by shareholders. In the event of a transaction which would involve the issuance of 25% or more of our issued and outstanding Common Shares, we will obtain shareholder approval before proceeding with the transaction.

Ethical Business Conduct

We maintain a Code of Conduct & Ethics which applies equally to all of our directors, officers and employees. The Code articulates our compliance-oriented values and expectations generally, while also articulating our standards in the following specific areas:

  •
  employment practices and employee rights;

  •
  respect for human rights;

  •
  compliance with law, generally;

  •
  conducting business with integrity, fairness and respect;

  •
  fair dealing, including a prohibition on giving or receiving bribes;

  •
  accurate financial reporting;

  •
  standards of conduct for senior financial officers;

  •
  insider trading and derivative monetization transactions;

  •
  timely public disclosure of material information;

  •
  compliance with antitrust and competition laws;

  •
  environmental responsibility;

  •
  occupational health and safety;

  •
  management of conflicts of interest;

34      CORPORATE GOVERNANCE

  •
  protection of employees' confidential information; and

  •
  compliance with our corporate policies.

The Code of Conduct & Ethics, which is disclosed on the corporate governance section of our website (www.magna.com) in multiple languages, is administered by the Audit Committee. Any waivers of the Code for directors or executive officers must be approved by the Audit Committee, while waivers for other employees must be approved by our Chief Legal Officer, Corporate Secretary or Chief Human Resources Officer. No waivers of the Code were granted in 2013. The Audit Committee reviews the Code at least annually and recommends to the Board any revisions that may be advisable from time to time.

We maintain a confidential and anonymous whistle-blower procedure known as the Good Business Lines ("GBL") for employees and other stakeholders such as customers and suppliers. Stakeholders may make submissions to the GBL by phone or internet. The intake of all such submissions is managed by a third-party service provider and submissions are investigated by Magna's Internal Audit Department, the head of which reports directly to the Chair of the Audit Committee. The Audit Committee receives quarterly presentations regarding GBL activity and details of submissions are discussed by the head of Internal Audit with the Audit Committee, without members of management present.

The Board oversees our compliance training program, which aims to assist employees in understanding the values, standards and principles underlying the Code of Conduct & Ethics, as well as the application of such values, standards and principles to real-life situations encountered by employees in different roles. Our compliance program involves multiple elements, including live and online training, with live training typically conducted by external and/or in-house lawyers. Employees participating in online training are required to read and acknowledge their understanding of the Code of Conduct & Ethics.

Corporate Social Responsibility

For decades, Magna has not only believed in the principle of being a good corporate citizen, but has backed-up that commitment by allocating up to two percent of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) to supporting social and charitable causes, primarily in the communities around the world in which our employees live and work. Through our donations and sponsorships, we provide significant support to local communities in areas such as health/wellness, youth sports, technical and vocational training and education, as well as culture. Aside from our local communities, we recognize the devastation that may be inflicted on communities by natural disasters and thus have contributed significant amounts to reputable charitable organizations, such as the Red Cross, in support of earthquake, tsunami, hurricane and other disaster relief.

In addition to such charitable giving, Magna's commitment to social responsibility is reflected in our long-standing concern for our environmental impact, as well as the health and safety of our employees and visitors to our facilities. Our Health, Safety and Environmental Policy (the "HSE Policy") articulates the company's goal of being an industry leader in health, safety and environmental practices, with the intention of minimizing the impact of our operations on the environment and providing safe and healthful working conditions. The HSE Policy also commits Magna to regular evaluation and monitoring of its activities impacting employee health and safety and the environment, the efficient use of natural resources, minimization of waste streams and emissions and innovation to reduce the environmental impact of our products. A rigorous system of environmental controls and best practices applies to all of our facilities globally, which has been supplemented by a program of regular third party and internal audits and inspections, the results of which are reported quarterly to the EROC. In connection with our commitment to environmental stewardship, 222 or 70% of our manufacturing facilities were ISO 14001 certified as at December 31, 2013.

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Our manufacturing facilities are not significant greenhouse gas emitters or water users. Nevertheless, we participate in the Carbon Disclosure Project, a not-for-profit project providing investors with information relating to corporate greenhouse gas emissions and perceived corporate risk due to climate change.

Our commitment regarding the health and safety of our people is also reflected in our Employee's Charter, Code of Conduct & Ethics, as well as our Global Working Conditions. The Employee's Charter reiterates our promise to provide employees with a safe and healthful working environment. To the extent an employee believes we have not fulfilled our promise, he or she has numerous avenues to elevate the concern, including our Employee Hotline. Our Global Working Conditions reflect our commitment to providing working conditions and standards that result in dignified and respectful treatment of all of our employees globally, as well as those within our supply chain. Our Global Working Conditions, together with our Code of Conduct & Ethics, prohibit use of child, underage, slave or forced labour. Among other things, the Global Working Conditions also articulate our belief that workers have the right to associate freely and join labour unions or workers' councils in accordance with applicable laws. Our Global Working Conditions are an integral part of our supplier package and a failure by any of our suppliers to comply with its terms can result in the termination by Magna of the supply relationship.

Although not a participant, Magna supports the ten principles underlying the United Nations Global Compact ("UNGC"). The UNGC is a public-private initiative offering a policy framework for the development, implementation and disclosure of sustainability principles and practices related to four core areas: human rights, labour, the environment and anti-corruption. The ten principles of the UNGC include: respect for internationally proclaimed human rights; non-complicity in human rights abuses; upholding the freedom of association and right to collective bargaining; elimination of all forms of forced and compulsory labour; abolition of child labour; elimination of discrimination in employment; support for a precautionary approach to environmental challenges; undertaking initiatives to promote greater environmental responsibility; encouraging the development and diffusion of environmentally friendly technologies; and working against all forms of corruption.

Magna also supports efforts to rid automotive parts and assemblies of conflict minerals such as gold, tantalite, tungsten and tin which are sourced from mines under the control of violent forces in the Democratic Republic of Congo and certain neighboring countries. Consistent with the approach taken by our customers, suppliers and other fellow members of the Automotive Industry Action Group ("AIAG"), we are engaged in the process of determining whether any products which we make or buy contain such "conflict minerals" and will file our first conflict minerals report with the SEC in May 2014.

BOARD LEADERSHIP

We believe that an independent Board Chair is a necessity for a high-functioning, independent and effective Board. Accordingly, the Independent Directors elected at each annual meeting select from among themselves one Independent Director who will serve as Chairman of the Board. William Young has acted in that capacity since May 2012.

The primary duties and responsibilities of the Board Chair are set out in a position description contained in our Board Charter and include:

  •
  representing the Board in discussions with third parties;

  •
  representing the Board in discussions with Executive Management;

  •
  generally ensuring that the Board functions independently of Management;

  •
  assisting in recruiting to the Board director candidates who have been identified by the CGCNC; and

36      CORPORATE GOVERNANCE

  •
  overseeing the annual evaluation process of the Board and its Committees.

The Board can delegate additional responsibilities to the Board Chair at any time. Any change to the basic responsibilities listed in the Board Charter must be approved by the Board.

BOARD INDEPENDENCE

Shareholders are best served by a strong Board which exercises independent judgment, as well as prudent and effective oversight on behalf of shareholders. Assuming all of the Nominees listed in this Circular are elected with a majority of votes, ten out of eleven, or 91%, of the directors on our Board will be "independent". This exceeds the minimum two-thirds independence requirement contained in our Board Charter and recommended by the Canadian Coalition for Good Governance, as well as the recommendation in National Policy 58-201 that a majority of directors be independent.

Definition of Independence

A Magna director is considered to be independent only after the Board has affirmatively determined that the director has no direct or indirect material relationship which could interfere with the exercise of his or her independent judgment. This approach to determining director independence draws upon the definition contained in Section 1.4 of National Instrument 52-110 ("NI 52-110") and Section 303A.02 of the NYSE's Corporate Governance Listing Standards, as well as the specific relationships identified in those instruments as precluding a person from being determined to be an independent director.

Audit Committee members are subject to a higher standard of independence than other directors, consistent with Section 1.5 of NI 52-110. Under this standard, a person cannot be considered an independent director for purposes of Audit Committee membership if he or she is a partner, member, executive officer, managing director or person in similar position at an accounting, consulting, legal, investment banking or financial advisory services firm providing services to Magna (including any subsidiary) for consulting, advisory or other compensatory fees.

In determining whether any candidate for service on the Board is independent, information is typically compiled from a variety of sources, including: written questionnaires completed by directors/candidates; information previously provided to us by directors; our records relating to relationships with accounting, consulting, legal, investment banking or financial advisory services firms, together with information provided to us by such firms; and publicly available information. The CGCNC is provided with a summary of all such relationships (whether or not material) known by Magna based on the foregoing sources. Following the CGCNC's consideration and assessment of such information, it presents its recommendation to the Board for approval.

Additional Ways In Which Independence is Fostered

Aside from the two-thirds independence requirement, there are other ways in which Board independence is fostered, including:

  •
  separation of the roles of Chairman and Chief Executive Officer, together with position descriptions defining such roles;

  •
  a requirement that the Chief Executive Officer resign from the Board when he or she retires from Management;

  •
  the use of in camera sessions at every Board and Committee meeting;

  •
  the right of the Board and each Committee to engage independent legal, financial and other advisors at Magna's expense;

CORPORATE GOVERNANCE      37

  •
  limitations on board interlocks;

  •
  the Board and Committee Chair's authority over meeting agendas and attendees; and

  •
  Independent Directors' right to discuss any matter with any employee or any advisor to the company (in addition to independent advisors).

CEO Position Description

A position description has been developed for the Chief Executive Officer to further promote the independence of the Board and to define the limits of Mr. Walker's authority. His basic duties and responsibilities include:

  •
  overall direction of Magna's operations, including top-level customer contact;

  •
  development and implementation of Magna's product, geographic, customer, merger/acquisition and growth strategies;

  •
  promotion of Magna's decentralized, entrepreneurial corporate culture;

  •
  development of Magna's management reporting structure;

  •
  management succession planning;

  •
  together with the CGCNC, determination of compensation for members of Corporate Management;

  •
  human resources management;

  •
  interaction with the Board on behalf of Management; and

  •
  communication with key stakeholders.

Director Conflicts of Interest and Related Party Transactions

Where a director has a conflict of interest regarding any matter before the Board, the conflicted director must declare his or her interest, depart the portion of the meeting during which the matter is discussed and abstain from voting on the matter. However, as permitted by the OBCA, directors are permitted to vote on their own compensation for serving as directors.

The CGCNC is generally responsible for reviewing and making recommendations to the Board regarding related party transactions. In the case of a related party transaction which is material in value, the unconflicted members of the Board may choose to establish a special committee composed only of Independent Directors to review and make recommendations to the Board. Related party transactions include those between Magna (including any subsidiary) and a director, officer or person owning more than 10% of our Common Shares. In reviewing and making recommendations regarding related party transactions, the CGCNC seeks to ensure that transaction terms reflect those which would typically be negotiated between arm's length parties, any value paid in the transaction represents fair market value and that the transaction is in the best interests of the company. There were no related party transactions during 2013.

DIRECTOR RECRUITMENT AND BOARD RENEWAL

Board Renewal

Magna's Board has undergone significant renewal since 2010. Of the eleven directors elected at our 2010 annual meeting, seven have retired from the Board, with two new directors elected at our 2011 annual meeting and three at our 2012 annual meeting. Assuming the election of the two new candidates nominated for election at the

38      CORPORATE GOVERNANCE

Meeting, almost two-thirds of our Board will have turned-over since completion of the 2010 plan of arrangement in which our former dual class share structure was collapsed. None of our current Independent Directors has served for ten years or more and the average tenure of the Board (assuming election of the two new nominees) is 3.5 years. While the Board's renewal since 2010 has been completed in an orderly manner, the CGCNC and the Board look forward to a period of stability in order to on-board recently recruited directors and maximize the Board's effectiveness.

Nomination Process

The CGCNC is responsible for recommending to the Board the nominees for election at each annual meeting of the company's shareholders. Typically, in the fall of each year, the CGCNC will review the composition of the Board and make an assessment as to any potential skill/expertise gaps which may need to be filled through recruitment of one or more additional directors. In making its assessment, the CGCNC will consider input received from the Board as a whole, including the Chief Executive Officer, as well as shareholders, the CGCNC's external advisors and other third parties.

Where the CGCNC decides that there may be a skill/expertise gap which needs to be addressed, it usually retains an external advisor such as RRA, which has assisted in the Board's last three director searches. While the CGCNC looks to RRA to put forward a list of top candidates based on its independent research, potential candidates may also be recommended by existing directors, members of Management, external advisors, shareholders or others. Additionally, the Corporate Secretary maintains an "evergreen" list of potential candidates, which includes candidates from prior searches, in addition to those recommended by any of the foregoing parties. The names of candidates coming from other sources are provided to RRA for its advice as to suitability, in light of any search parameters provided to RRA by the CGCNC. Candidate searches are conducted in a manner which is "blind" to characteristics or attributes unrelated to a candidate's skill or expertise. The CGCNC will typically interview a short list of three to five candidates for each Board seat it seeks to fill. Once the CGCNC has identified its preferred candidate(s), it will seek feedback from the Board as a whole and will use its best efforts to provide Board members with an opportunity to meet the preferred candidate(s) in person. Feedback from any such meetings is considered by the CGCNC before making its formal recommendation to the Board.

Board Diversity

We value and welcome a diversity of views and perspectives on the Board and the CGCNC aims to recruit candidates who reflect a range of views, perspectives, expertise, experience and backgrounds. However, the Board does not have a diversity policy, nor does it have a specific target or set of targets to be met with respect to diverse candidates. In conducting a search for director candidates, the CGCNC seeks to ensure that the broadest possible range of qualified candidates is considered and that no qualified candidate is excluded based on any personal characteristic or attribute which is unrelated to the individual's ability to effectively carry out his or her duties as a director.

Age and Term Limits

We have not established age or term limits for directors. However, the CGCNC is committed to ensuring that Independent Directors remain active, engaged and effective participants and that they are able to function independently of Management. In considering whether to nominate a director for re-election, the CGCNC will take into account the director's level of engagement and participation in the Board's activities. The CGCNC will also consider whether the length of an Independent Director's tenure on the Board could or could reasonably be viewed as affecting his or her independence.

CORPORATE GOVERNANCE      39

BOARD STRUCTURE AND EFFECTIVENESS

In order to enable it to effectively fulfill its responsibilities, the Board has established three standing Committees - Audit Committee, CGCNC and EROC. The mandate of each standing Committee is detailed in a Committee charter, which has been filed on SEDAR (www.sedar.com) and is available on our website (www.magna.com) under "Corporate Governance".

Committee Composition and Independence

The CGCNC makes recommendations to the Board regarding the staffing of Board Committees with Independent Directors. Management directors are not allowed to serve on any Board Committees. All Independent Directors are invited to attend meetings of Committees of which they are not members.

The CGCNC considers the skills and experience of each Independent Director in relation to each Committee's mandate and aims to place Independent Directors on the Committee(s) for which their skills and expertise are most relevant. Several Independent Directors currently serve on more than one Committee - for example, two Audit Committee members also serve on the EROC and one CGCNC member serves on EROC. These cross-appointments are intended to facilitate the sharing of knowledge and expertise between Committees, as well as to better enable a Committee such as EROC to coordinate its activities across the Board's Committees. Current committee membership is as follows:

	AUDIT	CGCNC	EROC

Scott B. Bonham	/*/		/*/

Peter G. Bowie	/*/

Hon. J. Trevor Eyton		/*/

V. Peter Harder		/*/	/*/

Lady Barbara Judge			Chair

Dr. Kurt J. Lauk	/*/

Lawrence D. Worrall	Chair		/*/

William L. Young		Chair

The Board believes that Committee independence is critical to enabling the Board to exercise prudent and effective oversight. In addition to permitting only Independent Directors to serve on Committees, Committee independence is promoted in a number of ways, including the:

  •
  use of in camera sessions at every Committee meeting;

  •
  right of each Committee to retain independent advisors at Magna's expense;

  •
  inclusion in each Committee Charter of a position description for the Committee Chair;

  •
  Committee Chairs' authority over meeting agendas and attendees;

  •
  Committee members' right to discuss any matter with any employee or any advisor to the company (in addition to independent advisors); and

  •
  right of any Committee member to call a Committee meeting.

Special Committees

In addition to its standing Committees, the Board has from time to time established special committees composed entirely of Independent Directors to review and make recommendations on specific matters or transactions. There were no special committees during 2013.

40      CORPORATE GOVERNANCE

Director Attendance

We expect directors to attend all Board meetings and the meetings of the Committees on which they serve. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly for newer directors on the Board and/or where meetings are called on short notice. Our Board Charter contains a minimum attendance requirement of 75% for all regularly scheduled Board and Committee meetings, except where an absence is due to a medical or other valid reason. During 2013, all of our directors maintained 100% attendance at all Board and Committee meetings.

Director Orientation and Education

We are committed to ensuring that Independent Directors are provided with a comprehensive orientation aimed at providing them with a solid understanding of a broad range of topics, including:

  •
  our business and operations;

  •
  consolidated and Operating Group strategic and business plans;

  •
  automotive industry dynamics, trends and risks;

  •
  our capital structure;

  •
  key enterprise risks and risk mitigation policies and practices;

  •
  our system of internal controls;

  •
  our internal audit program;

  •
  the external auditors' audit approach and areas of emphasis;

  •
  our human resources policies and practices;

  •
  our environmental and health/safety policies and practices;

  •
  our Code of Conduct & Ethics, as well as our legal compliance program;

  •
  our system of corporate governance;

  •
  fiduciary duties and legal responsibilities applicable to directors of an Ontario corporation; and

  •
  other matters.

We also aim to provide all directors with a continuing education program to assist them in furthering their understand of our business and operations and the automotive industry, as well as emerging trends and issues in such areas as:

  •
  corporate governance;

  •
  risk management;

  •
  development of human capital;

  •
  executive compensation;

CORPORATE GOVERNANCE      41

  •
  ethics and compliance;

  •
  mergers and acquisitions; and

  •
  legal/regulatory matters.

Our director education program is developed based on priorities identified by the Board and may include various elements, including: site visits to our facilities or those of our customers or suppliers; in-boardroom presentations by members of Management or external advisors; third-party led training programs; membership in organizations representing independent directors; and subscriptions to relevant periodicals or other educational resources.

Independent Directors are encouraged to participate in additional director education activities of their choosing, at our expense. We maintain a Board membership to the Institute of Canadian Directors ("ICD") and encourage Independent Directors to attend various ICD conferences, seminars and webinars, as well as those of similar organizations, including the National Association of Corporate Directors. Additionally, directors are routinely provided with reading materials on a range of topics from a number of respected external sources, including: investor representative organizations such as the Canadian Coalition for Good Governance; various Canadian and U.S. law, accounting, management consulting and executive compensation firms; automotive industry news sources; and general publications relating to public companies. Further, we regularly distribute media articles relating to Magna and the automotive industry, as well as analyst reports and updates relating to Magna, its competitors and the automotive industry.

Board education topics during 2013 included the following and each session was attended by all directors then serving:

  •
  Global Macroeconomic Overview;

  •
  Auto Industry Trends;

  •
  Government Regulation Impacting the Auto Industry;

  •
  Consumer Trends in Vehicles;

  •
  Product & Technology Trends;

  •
  Shareholder Activism; and

  •
  Legal Compliance.

Additionally, in 2013 the Board received guided tours of the Frankfurt auto show and the NYSE. The Board's visit to the Frankfurt auto show was preceded by a series of boardroom presentations identifying key trends affecting or expected to affect the auto industry. The guided tour of the auto show included visits to the displays of key customers, meetings with customer representatives and visits to the displays of key competitors, all with the aim of enhancing the Board's understanding of product and vehicle trends, innovative technologies, competitive challenges and opportunities, as well as other strategic factors. The Board's visit to the NYSE occurred in conjunction with a regular, quarterly Board meeting and included a tour of the exchange, meetings with NYSE representatives and a meeting with the market makers responsible for Magna's stock.

COMMITTEE REPORTS

A report of each standing Board Committee follows. Each report summarizes the Committee's mandate, composition and principal activities in respect of 2013 and to date in 2014. In addition, a separate CGCNC report on compensation and performance precedes the Compensation Discussion & Analysis section of this Circular.

42      CORPORATE GOVERNANCE

REPORT OF THE AUDIT COMMITTEE

MANDATE

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to financial and financial reporting matters. The mandate of the Audit Committee, which has been filed on SEDAR (www.sedar.com) and is available on the corporate governance section of Magna's website (www.magna.com), includes oversight responsibilities relating to:

  •
  Magna's independent auditors and internal audit department;
  •
  internal control over financial reporting;
  •
  critical accounting policies;
  •
  material risk exposures relating to financial and financial reporting matters and our actions to identify, monitor and mitigate such exposures; and
  •
  the implementation, operation and effectiveness of our Code of Conduct & Ethics, as well as Good Business Line.

COMPOSITION

The Audit Committee Charter requires that the committee be composed of between three and five Independent Directors, each of whom is "financially literate" and at least one of whom is a "financial expert", as those terms are defined under applicable law. Audit Committee members cannot serve on the audit committees of more than three boards of public companies in total. The Audit Committee complies with these requirements.

CURRENT MEMBERS	INDEPENDENT	FINANCIALLY LITERATE	FINANCIAL EXPERT	SERVES ON 3 OR FEWER AUDIT COMMITTEES	2013 ATTENDANCE

Lawrence D. Worrall (Chairman)	✓	✓	✓	✓	100%

Scott B. Bonham (from February 28, 2013)	✓	✓	✓	✓	100%

Peter G. Bowie	✓	✓	✓	✓	100%

Dr. Kurt J. Lauk	✓	✓	✓	✓	100%

In appointing the current members to the Audit Committee, the Board considered the relevant expertise brought to the Audit Committee by each member, including through the financial leadership and oversight experience gained by each of them in their principal occupations and/or other boards on which they serve, as described in their biographies elsewhere in this Circular. Messrs. Worrall and Bonham have been cross-appointed to the EROC to help maximize the effectiveness of risk oversight activities, as well as the coordination of such activities across the Board's Committees.

2013 ACCOMPLISHMENTS AND KEY AREAS OF FOCUS

The Audit Committee views the following as its primary accomplishments during 2013:

  •
  Integrity of Financial Statements: The Audit Committee's primary role is oversight of the company's system of internal controls, finance and accounting policies, internal and external audits, financial risk mitigation strategies and its financial reports and disclosures. In exercising its oversight responsibilities, the Audit Committee seeks to satisfy itself on behalf of shareholders that the company's financial statements are accurate in all material respects and can be relied upon by shareholders. For the 2013 fiscal year, the Audit Committee has again received an unqualified opinion from Ernst & Young regarding Magna's consolidated financial statements and its internal control over financial reporting. The Audit Committee is

CORPORATE GOVERNANCE      43

    satisfied with the integrity of Magna's financial statements and financial reporting. Accordingly, the Audit Committee recommended and the Board approved the 2013 consolidated financial statements.

  •
  Rotation of Auditors: Recognizing that new perspectives and approaches have the potential to further enhance the effectiveness of the Audit Committee and provide greater assurance to shareholders, the Audit Committee decided in 2013 to carry out a comprehensive review of the external audit. Ernst & Young (together with its predecessor firms) has served as Magna's external auditors since February 1969.

    Each of Ernst & Young, Deloitte LLP ("Deloitte"), PricewaterhouseCoopers LLP and KPMG LLP was invited to submit a proposal outlining its proposed approach to Magna's external audit, in response to a request for proposal ("RFP") developed under the authority of the Audit Committee Chairman, Mr. Worrall. The audit firms were then invited to present to members of the Audit Committee and Management, with their presentations structured around the following elements: qualifications and experience of proposed lead engagement partners, professional practice partner and other senior professionals; audit approach, including with respect to communication with the Audit Committee, identification of risks, significant areas of audit emphasis, risk assessment criteria, internal controls, use of subject matter experts, calculation of materiality thresholds and other matters; as well as fees and scope of services. Following consideration of the RFP materials and the outcome of the interviews, the Audit Committee unanimously recommended the rotation of auditors from Ernst & Young to Deloitte.

    In recommending the rotation of external auditors, the Audit Committee gave due consideration to the fact that Ernst & Young's audit reports have not expressed a modified opinion and that there have been no "reportable events" (i.e. disagreements, consultations or unresolved issues) involving Ernst & Young. The Audit Committee also gave due consideration to the consistently high levels of shareholder support for the reappointment of Ernst & Young at recent annual meetings of shareholders. However, the Audit Committee ultimately believed that both it and the company's shareholders would best be served by the fresh perspectives brought to the external audit by Deloitte. The Audit Committee's selection of Deloitte was subsequently ratified by the entire Board.

    The Audit Committee thanks Ernst & Young for its years of dedicated service as the firm's external auditors and commends Ernst & Young, Deloitte and Management for their utmost professionalism in ensuring a smooth transition for the 2014 fiscal year.

The following topics addressed in 2013 are expected to be continuing areas of focus for the Audit Committee during 2014:

  •
  financial reporting, including significant accounting policies, management estimates, unusual or significant items and material contingent and other liabilities;

  •
  internal controls over financial reporting, including information technology general controls;

  •
  financial and financial reporting risk management, including information technology systems, treasury management, as well as tax and transfer pricing;

  •
  oversight of the company's Internal Audit Department ("IAD"), together with Management's responses to any issues identified by IAD from time to time;

  •
  external audit and external auditor transition;

  •
  submissions to the company's whistle-blowing system, including the outcome of investigations of all such submissions;

  •
  financial performance of the company in its reporting segments; and

  •
  continuing education of Audit Committee members regarding Magna, its internal process and procedures supporting its external financial reporting, regulatory developments and other matters.

44      CORPORATE GOVERNANCE

COMMITTEE APPROVAL OF REPORT

Management is responsible for the preparation and presentation of Magna's consolidated financial statements, the financial reporting process and the development and maintenance of Magna's system of internal controls. The company's external auditors are responsible for performing an independent audit on, and issuing their reports in respect of:

  •
  Magna's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"); and

  •
  the effectiveness of Magna's internal control over financial reporting, in accordance with the standards of the PCAOB.

The Audit Committee monitors and oversees these processes in accordance with the Audit Committee Charter and applicable law.

Based on these reviews and discussions, including a review of Ernst & Young's Report on Financial Statements and Report on Internal Controls, the Audit Committee has recommended to the Board and the Board has approved the following in respect of the fiscal year ended December 31, 2013:

  •
  inclusion of the consolidated financial statements in Magna's Annual Report;

  •
  MD&A;

  •
  Annual Information Form/Form 40-F in respect of 2013; and

  •
  other forms and reports required to be filed with applicable Canadian securities commissions, the SEC, the TSX and NYSE.

The Audit Committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2013. This Audit Committee report is dated as of March 20, 2014 and is submitted by the Audit Committee.

Lawrence D. Worrall (Chairman)
Scott B. Bonham	Peter G. Bowie	Dr. Kurt J. Lauk

CORPORATE GOVERNANCE      45

REPORT OF THE CORPORATE GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE

MANDATE

The CGCNC assists the Board in fulfilling its oversight responsibilities with respect to corporate governance and executive compensation, as well as recruitment and nomination of individuals to serve as directors. The mandate of the CGCNC, which has been filed on SEDAR and is available on the corporate governance section of Magna's website (www.magna.com), includes oversight responsibilities relating to:

  •
  Magna's overall system of corporate governance;

  •
  the relationship between the Board and Executive Management;

  •
  the effectiveness of the Board and its Committees;

  •
  compensation for Corporate Management (as defined in the Corporate Constitution), as well as incentive and equity compensation generally;

  •
  Independent Director compensation;

  •
  executive succession planning; and

  •
  nomination of candidates for election by shareholders.

COMPOSITION

The CGCNC Charter mandates a committee of between three and five Independent Directors. The CGCNC complies with this requirement.

MEMBERS	INDEPENDENT	2013 ATTENDANCE

William L. Young (Chairman)	✓	100%

Hon. J. Trevor Eyton	✓	100%

V. Peter Harder	✓	100%

There were no changes to the CGCNC's composition during 2013.

In appointing the current members to the CGCNC, the Board considered the relevant expertise brought to the CGCNC by each member, including through the leadership, compensation and governance experience gained by each of them in their principal occupations and/or other boards on which they serve, as described in their biographies elsewhere in this Circular.

2013 ACCOMPLISHMENTS AND KEY AREAS OF FOCUS

The CGCNC views the following as its primary accomplishments during 2013:

  •
  Shareholder Engagement: In the months which followed Magna's 2013 annual meeting, Mr. Young in his capacity as Chairman of the Board and the CGCNC actively engaged with a number of institutional shareholders, with a particular focus on those which were believed to have voted against Magna's 2013 "say on pay" resolution. These meetings were aimed at understanding those shareholders' concerns regarding the company's approach to executive compensation and provided useful feedback to the CGCNC on a number of topics which factored into the executive compensation changes discussed in the CGCNC Compensation and Performance Report below.

  •
  Executive Compensation: Starting in May 2013, following the company's second "say on pay" vote, the CGCNC together with its advisors and Executive Management worked constructively to develop

46      CORPORATE GOVERNANCE

    modifications to Magna's executive compensation system. Early in 2014, the CGCNC approved changes that are appropriate for the company and maintain the core elements of a system which the CGCNC and the Board believe in. These changes are also intended to respond appropriately to feedback received from shareholders through the shareholder engagement meetings discussed above. Two notable elements include: measures to further moderate profit sharing as Magna's Pre-Tax Profits Before Profit Sharing grows, as well as reduction of the aggregate cap on compensation from 6% to 3% of Magna's Pre-Tax Profits Before Profit Sharing effective in 2015. The changes are discussed further in the CGCNC Compensation and Performance Report.

  •
  Board Composition: During the second half of 2013, the CGCNC initiated a search for a director candidate who possesses automotive industry experience. The identification of additional automotive industry expertise as the required skill set was based on a review of an updated Board skills matrix, consideration of Magna's strategic priorities and an analysis of potential skills gaps in relation to those strategic priorities. The CGCNC sought the assistance of RRA in researching suitable candidates. Following the completion of in-person interviews of top candidates, the CGCNC identified Ms. Niekamp as its preferred candidate and arranged an opportunity for the entire Board to engage with her in person. Feedback from the entire Board was considered by the CGCNC prior to it formally recommending Ms. Niekamp as a nominee for election at the Meeting.

    The CGCNC was presented with an opportunity to further enhance the Board after being introduced to Dr. Samarasekera and becoming aware that she could be available as a candidate for 2015. Given the strength of her credentials in a number of high priority areas for the Board, including R&D, innovation and engineering, members of the CGCNC met with Dr. Samarasekera and explored her availability to stand for election in 2014. RRA advised the CGCNC with respect to Dr. Samarasekera's candidacy and conducted due diligence consistent with that normally conducted on candidates whom they put forward to the CGCNC. The entire Board was given an opportunity to engage with her in person and the Board's feedback was considered by the CGCNC prior to it formally recommending Dr. Samarasekera as a nominee for election at the Meeting.

    The candidacy of each of Ms. Niekamp and Dr. Samarasekera reflect the Board's continued ability to attract top candidates.

In addition to the above accomplishments, the CGCNC devoted time and attention to a number of other important areas within its mandate, including:

  •
  satisfying itself regarding executive succession planning and leadership development;
  •
  monitoring corporate governance trends and developments; and
  •
  overseeing the annual Board effectiveness assessment.

The CGCNC expects that executive compensation, succession planning, corporate governance and Board effectiveness will continue to be key areas of focus during 2014.

COMMITTEE APPROVAL OF REPORT

Based on the foregoing and all other activities undertaken or overseen by the CGCNC, the CGCNC is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2013. This CGCNC Committee report is dated as of March 20, 2014 and is submitted by the CGCNC.

William L. Young (Chairman)
Hon. J. Trevor Eyton		V. Peter Harder

CORPORATE GOVERNANCE      47

REPORT OF THE ENTERPRISE RISK OVERSIGHT COMMITTEE

MANDATE

The EROC assists the Board in fulfilling its risk oversight responsibilities. This includes coordination with the Board's other Committees in connection with their risk oversight activities. Financial as well as financial reporting risks remain within the mandate of the Audit Committee, while corporate governance, compensation and succession risks remain within the mandate of the CGCNC. The mandate of the EROC, which has been filed on SEDAR and is available on the corporate governance section of Magna's website (www.magna.com), includes various oversight responsibilities relating to:

  •
  identification, monitoring and mitigation of Magna's material risk exposures; and

  •
  legal and regulatory compliance.

COMPOSITION

The EROC Charter mandates a committee composed of between three and five Independent Directors. The EROC complies with this requirement.

MEMBERS	INDEPENDENT	2013 ATTENDANCE

Lady Barbara Judge (Chair)	✓	100%

Scott B. Bonham	✓	100%

V. Peter Harder (from May 10, 2013)	✓	100%

Lawrence D. Worrall	✓	100%

In appointing the current members to the EROC, the Board considered the relevant expertise brought to the EROC by each member, including through the leadership and risk management experience gained by each of them in their principal occupations and/or other boards on which they serve, as described in their biographies elsewhere in this Circular. Messrs. Worrall and Bonham also serve on the Audit Committee, while Mr. Harder also serves on the CGCNC. These cross-appointments are intended to promote the effectiveness of each Committee in its respective risk oversight areas, as well as the coordination of such activities across the Board's Committees.

2013 ACCOMPLISHMENTS AND KEY AREAS OF FOCUS

The EROC views the following as its primary accomplishments during 2013:

  •
  Legal/Regulatory Compliance: With the increased focus by antitrust and other regulators on the automotive industry, the regulatory investigation by the German Bundeskartellamt (Federal Cartel Office) has been an area of continuing oversight by the EROC. In addition to updates received from Management, the EROC arranged several opportunities for the entire Board to hear directly from the company's outside counsel regarding such investigation. Based on the EROC's efforts in this area, it believes that Management's strong "tone from the top" and demonstrated efforts to maximize the effectiveness of the company's compliance program reflect the company's commitment to conducting business with ethics and integrity.

  •
  Occupational Health/Safety and Environmental Compliance: Given Magna's strong commitment to safe workplaces for employees and responsible environmental practices, the EROC continued during 2013 to prioritize oversight of Management's activities to protect the health and safety of the company's employees and visitors to its facilities, as well as to minimize the environmental impact of its

48      CORPORATE GOVERNANCE

    manufacturing operations. Among other things, the EROC worked with Management to refine its approach to reporting environmental, health and safety risks. During 2013, the EROC received quarterly reports relating to the results of environmental and health and safety audits, as well as Management responses to any issues identified.

  •
  ERM Framework: Following discussions and consultations with the EROC, Management adopted during 2013 an ERM framework consisting of five risk categories: strategic, operational, legal/compliance, financial and financial reporting, as well as safeguarding of corporate assets. The various risks contained in the Corporation's risk catalogue were reclassified into one of the five categories within the ERM framework with the top risks within each category being reviewed in detail by the EROC with Management. The EROC continues to work with Management in refining its approach to the monitoring and reporting of key risks to the EROC.

The EROC anticipates that oversight of occupational health/safety and environmental compliance, as well as legal/regulatory compliance will continue to be key areas of focus during 2014, together with oversight of Management's efforts to enhance its risk mitigation policies and practices.

COMMITTEE APPROVAL OF REPORT

Based on the foregoing and all other activities undertaken or overseen by the EROC, the EROC is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2013. This EROC report is dated as of March 20, 2014 and is submitted by the EROC.

Lady Barbara Judge (Chair)
Scott B. Bonham	V. Peter Harder	Lawrence D. Worrall

CORPORATE GOVERNANCE      49

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Performance

CGCNC Compensation and Performance Report 52

CGCNC COMPENSATION AND PERFORMANCE REPORT

March 20, 2014

Dear Shareholder,

One of the items you are being asked to approve at the Meeting is our annual advisory vote on executive compensation. In casting your vote, it is important to understand Magna's approach to compensation, as well as the system's effectiveness in linking executives' pay to the company's performance. While this report presents a brief overview of Magna's approach to compensation and addresses the link between pay and performance, the Compensation Discussion & Analysis section describes in detail the various elements of the system, together with the 2013 compensation outcomes for each of our five most highly paid executives.

Magna's Approach to Executive Compensation

Magna's approach to executive compensation is simple - we pay low base salaries, tie annual incentive bonuses directly to Pre-Tax Profits Before Profit Sharing and do not provide any pension or other retirement benefits. To ensure that executives' interests are aligned with the best interests of the company, things such as impairment charges and restructuring costs have a dollar-for-dollar impact on the bonus pool from which individual bonuses are paid. In order to help ensure that executives are aligned with shareholders over the medium-term, 40% of the annual profit-based bonus is deferred for almost three years in the form of restricted share units ("RSUs"). The value of an RSU tracks the closing price of our Common Shares, giving executives the same interest as shareholders - sustainable growth in our share price. To create alignment over the longer-term, we use stock options with a seven-year life. As the grant of stock options is within the discretion of the CGCNC and is based upon the CGCNC's assessment of senior executives' performance in relation to specific strategic and other criteria approved by the CGCNC, the use of stock options also serves to link compensation with the company's long-term strategy.

Corporate profitability is the central element of our compensation system for each level of Management throughout the company. This ties directly into our fair enterprise culture in which we have a defined formula for sharing profits, including among shareholders (in the form of dividends), employees (in the form of deferred profit sharing bonuses) and managers (in the form of annual profit sharing bonuses). The formula for sharing profits is embedded in our long-standing Corporate Constitution, which also establishes a minimum profit allocation for the lifeblood of the company - research and development, as well as an allocation for charitable contributions to help support the basic fabric of society, particularly in the communities in which we operate.

How Does Magna's Compensation System Compare With That of Other Companies?

Magna's compensation system is structured differently than that of many companies, but seeks to achieve the same objectives as such systems - attract, motivate and retain top executive talent - in a manner which has proven successful for Magna over its history. Whereas most companies have compensation systems in which incentives are determined in relation to performance against targets set by a compensation committee on a year-by-year basis, Magna's system is a simple and transparent system in which short and medium-term incentives are calculated based on our profits. The absence of targets gives managers unlimited incentive to create value and the potential risks are managed through various practices, including clawbacks, forfeiture provisions, post-retirement holdback on option exercises, anti-hedging restrictions, as well as deferral of compensation and significant equity ownership requirements.

Our executive compensation system is designed so that Magna executives will typically realize higher compensation than the median of our peer group companies in years of high profitability, but significantly lower compensation in years of low profitability. This result is due to the high variability in our compensation system compared to our peer group companies - in other words, a very small proportion of total compensation is fixed in

52      PERFORMANCE

the form of base salary or other compensation which is not tied to performance. With over 300 manufacturing Divisions operating as separate profit centres, significant commodity exposure across multiple commodities, sales denominated in multiple currencies, numerous program and new facility launches at any given time and many other variables impacting the ability to convert sales into profits, we believe that our compensation system makes executives earn their compensation.

Compared to other companies in our peer group, the cash portion of the annual profit-based bonus (short-term incentive) may seem high in some years. However, unlike almost all of those companies, we do not provide pension or retirement benefits of any kind. For comparative purposes, the average 2012 CEO pension expense for our peer group companies was approximately $3 million.

How Did Magna Actually Perform in 2013?

2013 was a record year for Magna with significant increases in Sales, Operating Income, Net Income, Diluted Earnings Per Share, investments for future growth, return of capital to shareholders and total shareholder return ("TSR").

Operating and Financial Performance

As you will note from Magna's Annual Report accompanying this Circular, 2013 was a strong year when considered on the basis of almost any metric. For example, as compared to 2012: Sales increased 13% to $34.8 billion; Operating Income rose 9% to $1.9 billion; Net Income increased 8% to $1.6 billion; and Diluted Earnings per Share increased 11% to $6.76.

Moreover, while Magna allocated $1.4 billion in capital expenditures for future growth, we also returned $1.3 billion to shareholders in the form of share repurchases ($1.0 billion) and dividends ($0.3 billion). Dividends, which were at a record level in 2013, were increased 19% to $0.38 per Common Share in respect of the fourth quarter of 2013, reflecting the Board's confidence in our future prospects.

We encourage shareholders to read the consolidated financial statements and Management's Discussion & Analysis of Results of Operation and Financial Position found in Magna's 2013 Annual Report, to gain a better understanding of the company's operating and financial performance in 2013.

PERFORMANCE     53

Stock Price and TSR

The performance of our stock price during 2013 reflected the strength of our operational and financial performance, surpassing our previous all-time highs. TSR, which includes share price appreciation plus dividends, is commonly used as the preferred measure of stock market performance. On a relative basis, Magna's 2013 TSR was in the 98th percentile compared to the companies in the S&P/TSX60 index and the 79th percentile compared to the companies in Magna's peer group. Over the three-year period ending December 31, 2013, Magna's TSR was in the 86th percentile compared to the companies in the S&P/TSX60 index and the 77th percentile compared to the companies in Magna's peer group.

When viewed over a longer term period of five years, Magna's TSR remains impressive. If a shareholder had invested C$100 in Magna Common Shares on the TSX on December 31, 2008, the cumulative value of that investment would be C$515, compared to C$175 for the companies in the S&P/TSX composite index. Similarly, in the case of an investment of $100 in Magna Common Shares on the NYSE on the same date, the cumulative value would be $596, compared to $228 for the companies in the S&P500 composite index. In each case, the total cumulative shareholder return assumes the reinvestment of dividends. The graph below shows the five-year returns of Magna Common Shares on the TSX and NYSE, as compared to the S&P/TSX and S&P500 composite indices, respectively, assuming investment of C$100/$100 on December 31, 2008 and reinvestment of dividends.

FISCAL YEARS	DECEMBER 31, 2009	DECEMBER 31, 2010	DECEMBER 31, 2011	DECEMBER 31, 2012	DECEMBER 31, 2013

Magna Common (TSX)	C$145.90	C$287.30	C$192.80	C$288.70	C$515.50

S&P/TSX Total Return	C$135.10	C$158.80	C$145.00	C$155.40	C$175.60

Magna Common (NYSE)	$170.10	$353.40	$231.90	$356.90	$596.40

S&P 500 Total Return	$128.50	$145.50	$148.60	$172.40	$228.20

Alignment Between Pay and Performance

As indicated earlier, Magna's compensation system generates pay outcomes which are strongly aligned with the company's performance. There are different ways in which the alignment between pay and performance can be measured, but under one of the most widely accepted methods, compensation rank (percentile) is graphed against TSR rank (percentile). In presenting the alignment between pay and performance, we have shown compensation against relative TSR for both our compensation peer group and also the S&P/TSX60 index companies. This recognizes that while we compete against companies which are largely U.S.-based companies, Magna is an Ontario company with the majority of our Common Shares held by Canadian shareholders. In the graphs below

54      PERFORMANCE

the diagonal line from bottom left to top right represents perfect alignment, while the space between the dashed lines represents an acceptable range of alignment. Since 2013 compensation information for many of the comparator companies was not yet available at the time the analysis was completed, the graphs below depict the three-year period ended December 31, 2012. These graphs evidence the close alignment between Magna's pay and performance on a three-year basis.

PERFORMANCE     55

2013 Named Executive Officers (NEOs)

Magna's NEOs in respect of 2013 included four executives who were also NEOs in 2012 - Donald Walker, Chief Executive Officer; Vincent Galifi, Executive Vice-President and Chief Financial Officer; Tommy Skudutis, Chief Operating Officer, Exteriors, Interiors, Seating, Mirrors, Closures and Cosma; as well as Jeffrey Palmer, Executive Vice-President and Chief Legal Officer (collectively, the "Corporate NEOs"). All of the Corporate NEOs acted in an executive capacity and/or policy-making function with Magna and had compensation which was similarly structured. The fifth NEO in respect of 2013 - Guenther Apfalter - serves as the President of Magna Europe and the Magna Steyr Operating Group and his compensation is structured to include profit sharing components related to both of those units. In addition, to maximize alignment with the interests of Magna as a whole, Mr. Apfalter has a portion of his compensation tied to Magna's Pre-Tax Profits Before Profit Sharing, similar to the Corporate NEOs. Mr. Apfalter's inclusion among our five most highly compensated executive officers reflects the significant improvement in profitability of our European operations. As discussed further in the Compensation Discussion & Analysis, employment terms for Mr. Apfalter differ in a number of other ways, reflecting typical differences in employment terms between Corporate and Operating Group, as well as North American and European executives.

2013 Compensation Outcomes

The accompanying Compensation Discussion & Analysis contains a detailed discussion of 2013 pay outcomes for Magna's five most highly compensated executive officers. One important point to note is the impact on 2013 Corporate NEO compensation of the reductions to profit sharing bonuses introduced in 2012. As was the case in respect of 2012, the implementation of reduced profit sharing on Pre-Tax Profits Before Profit Sharing above $1.5 billion had a tangible impact - while the base on which profit sharing bonuses are calculated increased almost 24% compared to 2012 due to Magna's increased profitability, profit sharing bonuses increased by an average of 15% for the Corporate NEOs compared to 2012. Absent the reduced profit sharing, those two amounts would have increased by the same percentage. We believe that the changes introduced in 2012 are having the intended effect of moderating compensation growth in years of strong profitability, without eroding the incentive for managers to pursue greater profitability for the benefit of all stakeholders.

Stock options were granted effective March 5, 2014 to a group of 100 employees, including the five NEOs, in respect of their performance in 2013. A total of 750,750 options were granted, representing a modest 0.34% of Magna's issued and outstanding shares as of the Record Date. While the aggregate Black-Scholes value of the option grant increased almost 7.5% compared to the prior year, the aggregate Black-Scholes value of the options granted to the NEOs increased by only 1.2% compared to the prior year. In other words, non-NEOs received a greater proportion of the increased option value compared to the prior year.

Since the adoption of the Corporate Constitution in 1984, Magna has maintained an aggregate cap on profit sharing bonuses - such bonuses paid to members of Corporate Management (as defined in the Corporate Constitution) cannot exceed 6% of Magna's Pre-Tax Profits Before Profit Sharing. For 2013, aggregate effective profit sharing bonuses for the five NEOs amounted to less than 1.5% of Magna's Pre-Tax Profits Before Profit Sharing and such bonuses for all members of Corporate Management (including Frank Stronach and his related consulting entities) amounted to 4.1% of Magna's Pre-Tax Profits Before Profit Sharing. The 2.25% of Pre-Tax Profits Before Profit Sharing paid to Frank Stronach in 2013 was paid in accordance with the terms of the 2010 shareholder and court-approved plan of arrangement. The compensation payable to Mr. Stronach declines further to 2.0% of Pre-Tax Profits Before Profit Sharing for 2014, which is the final year of such compensation arrangements. The Stronach compensation arrangements will not be renewed, extended or replaced with any other form of compensation.

56      PERFORMANCE

Looking Forward - Compensation in 2014 and Beyond

The CGCNC engaged with a number of Magna's institutional shareholders during 2013, with a focus on those which were believed to have voted against the company's say on pay resolution. The CGCNC, its advisors and Executive Management worked constructively throughout the year on potential changes to the compensation system and the changes described below represent the Board's response to such feedback. At the same time, Magna's compensation system continues to reflect the core elements which the CGCNC and Board believe will continue to be a significant contributors to Magna's future success, just as they have been to Magna's historic success. In February 2014, the CGCNC recommended and the Board approved the following changes:

  •
  Further Reduction in Profit Sharing: continuing the reduction in profit sharing introduced in 2012, effective as of January 1, 2014, the Corporate NEOs and certain other executives will share a declining percentage of Magna's Pre-Tax Profits Before Profit Sharing increases above $2.0 billion. Specifically, for Pre-Tax Profits Before Profit Sharing between $2.0 billion and $2.25 billion, such executives will be paid 60% of their specified profit sharing percentage, while for Pre-Tax Profits Before Profit Sharing in excess of $2.25 billion, they will be paid 50% of their specified profit sharing percentage. The CGCNC expects that this change will serve to further moderate the rate of compensation growth as profits grow, without entirely removing incentive to pursue maximum profitability for the benefit of all stakeholders.

  •
  Reduction of Aggregate Profit Sharing Cap: Magna's Corporate Constitution contains a limit on aggregate profit sharing bonuses of 6% of Magna's Pre-Tax Profits Before Profit Sharing. The profit sharing arrangements with Frank Stronach (including his affiliated consulting entities) will end effective December 31, 2014 and will not be renewed, extended or replaced with any other form of compensation. To give shareholders the certainty that the profit sharing percentage which had historically been paid to Mr. Stronach will not be allocated to anyone else, the 6% cap will be reduced to 3% following the expiration of the Stronach compensation arrangements.

  •
  Change in Control Protection: since the Fall of 2010, Magna has provided limited, double-trigger change in control protection to the Corporate NEOs. In light of Magna's unique compensation structure, the change in control protection also sought to address a scenario whereby a purchaser of Magna could add significant debt to Magna's balance sheet, materially reducing or eliminating profits and thus annual profit sharing bonuses for any Corporate NEO whose employment continued following the change in control. While there could be legitimate business reasons for the purchaser taking such actions, the effect would be to reduce a Corporate NEO's compensation to the (low) base salary of $325,000 per year, reduce or eliminate bonuses and defeat the principles underlying change in control protection. Magna's change in control protection sought to address this scenario by providing that the profit sharing bonus of a Corporate NEO who continued in employment following a change in control would be calculated based on forecast Pre-Tax Profits Before Profit Sharing as per Magna's most recent Board-approved business plan, for the first eight fiscal quarters following a change in control. The change in control protection did not, and still does not, provide for any enhanced severance on termination of employment in connection with a change in control.

    Effective as of January 1, 2014, the basis on which a Corporate NEO is compensated will not be modified in the event his or her employment continues following a change of control. Instead, the implementation by a purchaser of Magna of a financing, sale, merger, reorganization or other transaction related to a change in control, which would reasonably be expected to reduce Pre-Tax Profits Before Profit Sharing by 20% over the following two-year period from the last Board-approved business plan, will constitute an event of "good reason" permitting a Corporate NEO to treat his employment as having been terminated. Aside from entitling the Corporate NEO to standard severance, the only other potential benefit to a Corporate NEO of this second "trigger" being activated in this manner would be the accelerated vesting of any unvested stock options. In most foreseeable situations, all outstanding stock options would likely become automatically exercisable in the event of a change in control and, accordingly, there would be no other benefit to the executive of such protection.

PERFORMANCE     57

In addition to the above changes, the CGCNC also spent considerable time with its advisors and Executive Management to analyze the potential impact that a material acquisition or disposition could have on the compensation outcomes for the Corporate NEOs. In the course of its review, the CGCNC identified various relevant considerations as well as various possible alternatives for dealing with different scenarios, but ultimately determined not to try to find one formulaic or other approach that would achieve a fair result in all hypothetical fact situations. Instead, the CGCNC reached a common understanding with Executive Management that, as part of the Board's review of the terms of any proposed material acquisition or disposition, the CGCNC would work with Executive Management to identify and implement on a consensual basis any changes reasonably required to ensure that the Corporate NEO compensation arrangements remain appropriate taking into account all the circumstances relating to the transaction, including its strategic importance and complexity, its anticipated impact on Magna's financial performance, the terms of any acquisition debt or equity financing incurred, and other relevant factors.

At the outset, the CGCNC considered the different ways in which it could approach the issue of modification of compensation. Recognizing that the management team had demonstrated tremendous responsiveness to the Board and shareholders, while achieving record operating and financial results and taking responsible steps to enhance the company's ability to create long-term shareholder value, the Committee sought compensation concessions which could be achieved on a consensual basis. The CGCNC believes the compensation system changes achieved are reasonable and appropriate, particularly in light of the company's strong operating and financial performance. Magna's current Corporate NEO compensation levels reflect the company's strong performance, the Corporate NEOs' experience and their significant tenure in their current roles, among other factors. As the Corporate NEOs retire over time, the CGCNC intends to further review and, where possible, reset the profit sharing percentages for their successors at levels which appropriately account for factors such as experience and tenure. The CGCNC also intends to consider such other changes as may be necessary, including whether to continue the use of employment contracts for current NEOs' successors, given that employment contracts could restrict the CGCNC's ability to further modify their terms of employment.

In Closing

Magna is a unique company with an entrepreneurial compensation system which the CGCNC believes is:

  •
  appropriate in light of Magna's business and industry;

  •
  effective in light of Board and stakeholder expectations; and

  •
  successful in achieving its underlying objectives.

At our May 8, 2014 annual meeting, you will have the opportunity to express your views on Magna's approach to executive compensation through the advisory "say on pay" vote. For the reasons set out above and in the CD&A, the CGCNC and the Board encourage you to vote FOR the advisory vote on Magna's approach to executive compensation.

William L. Young (Chairman)
Hon. J. Trevor Eyton		V. Peter Harder

58      PERFORMANCE

Compensation

Compensation Discussion & Analysis 60

Summary Compensation Table 85

Incentive Plan Awards 87

COMPENSATION DISCUSSION & ANALYSIS

KEY TERMS USED IN THIS SECTION

CD&A:	the Compensation Discussion & Analysis section of this Circular
Corporate NEOs:	the four NEOs with Magna-wide roles and responsibilities: Donald Walker, Vincent Galifi, Tommy Skudutis and Jeffrey Palmer
Fasken:	the CGCNC's independent legal advisors, Fasken Martineau DuMoulin LLP
Hugessen:	the CGCNC's independent compensation advisor, Hugessen Consulting
LTIs:	long-term incentives
MTIs:	medium-term incentives
Named Executive Officers or NEOs:	our five most highly compensated executive officers
peer group:	the group of 14 companies discussed in Section B of this CD&A, against which the compensation of our Executives is compared or benchmarked
RSUs:	restricted stock units
STIs:	short-term incentives

SECTION SUMMARY

This CD&A is divided into the following sub-sections:

SUB-SECTION	DESCRIPTION	PAGE

A	Discusses the role of compensation in our corporate culture, the centrality of entrepreneurialism to our compensation program and the objectives of our executive compensation program and other matters	61

B	Addresses the Board's responsibility for executive compensation, as well as the scope of the CGCNC's role and discusses the CGCNC's process for making compensation decisions	64

C	Provides an overview and detailed description of the elements of our executive compensation program	70

D	Describes our compensation risk mitigation practices	82

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A. COMPENSATION PROGRAM BACKGROUND AND CONTEXT

The Role of Compensation in Our Corporate Culture	We maintain a unique, entrepreneurial corporate culture which seeks to balance the interests of various stakeholders, including shareholders, employees and management. This culture is reflected in our Corporate Constitution which articulates our approach to the sharing of profits among our stakeholders, including:
• shareholders, through our dividend policy;
• employees, through an employee profit sharing program;
• management, through an annual profit sharing bonus that comprises the largest part of their compensation; and
• communities in which we operate, through social, charitable and political contributions.

We believe that our corporate culture has been a critical factor in our past growth and success and expect it will continue to be a critical factor in our ability to create long-term shareholder value. Similarly, we believe that the employee and management profit sharing elements of our culture have been essential to our ability to attract and retain our skilled, entrepreneurial employees and managers, as well as to create effective incentives for them to achieve strong performance in a cyclical and highly competitive industry.
Entrepreneurialism - The Root of Our Compensation Program
Magna's roots go back to 1957 with the founding by Frank Stronach of a one-man tool and die shop called Multimatic. As Multimatic grew, the business faced the challenge of retaining key managers, many of whom wanted to establish their own businesses. Recognizing that employees perform at the highest level when they feel like owners of a business, Mr. Stronach sought to give both managers and employees a direct connection to the success of the business unit they were involved in. In the case of managers, this meant giving them a simple, objective and transparent share of the profits of the facilities they managed. In addition to helping retain managers, Magna's early profit sharing culture created strong individual incentives to help drive corporate profitability.

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Objectives of Our Executive Compensation Program
Our current executive compensation program still reflects Magna's entrepreneurial roots and some of the techniques developed to attract, motivate and retain key employees. These techniques typically include low base salaries for managers, a profit sharing bonus comprising the largest proportion of management compensation, significant equity ownership and the absence of pension or retirement benefits. By structuring our executive compensation around these elements we seek to achieve the following objectives:

OBJECTIVE	HOW ACHIEVED

Reinforce unique entrepreneurial culture	• Low base salaries, direct profit sharing, no pension plans and significant wealth "at risk"

Pay for performance	• Direct profit sharing, representing the largest portion of executive compensation

Alignment with shareholders	• Highly variable profit-based compensation requires sustained and consistent growth in corporate profitability to achieve compensation growth
• Significant equity ownership through RSUs and securities maintenance requirements

Encourage responsible business decision-making	• Significant wealth "at risk" through equity ownership
• Restructuring/impairment charges directly reduce compensation
• Clawback and forfeiture provisions

Balance incentives over short, medium and long-term	• Pay mix of short-term cash compensation, mid-term RSUs and long-term stock options

Consistent structure across levels of management	• Low base salaries, direct profit sharing, no pension plans

Recognize and reward individual and management team performance	• Individual profit sharing percentages and option grants reflect position, skills, competitive positioning and individual performance, but connection to corporate profitability links to overall management team success

Transparency and objectivity in determination of compensation	• Formula-based profit sharing, instead of target setting approach to compensation

Attract, motivate and retain	• Entrepreneurial culture and competitive compensation to attract and retain top executive talent

Importance of Profit as the Measure of Performance	Different compensation systems use different metrics to tie executive compensation to corporate performance - ours uses profit. While rooted in the entrepreneurial principles on which our corporate culture and compensation systems are based, there are a number of reasons why we believe that profitability remains the best measure of performance in our executive compensation system, including:

• Profit is a performance metric which is within control of management. The choice of profit as the central performance metric reflects our view that executives should be compensated based on factors which are within their control.

62      COMPENSATION

• Profit is a performance metric which ultimately drives long-term share price performance.

• A commercial business exists for the purpose of generating a profit for its owners, the shareholders. In our corporate culture, profit sharing is used to motivate employees and management to achieve profits which are reinvested for future growth and distributed to stakeholders on the basis contained in our Corporate Constitution.

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B. COMPENSATION DECISION-MAKING: RESPONSIBILITY AND PROCESS

Board Responsible for Executive Compensation	Our Board is responsible for overseeing our system of executive compensation including by ensuring that it is consistent with our Corporate Constitution and the long-standing compensation principles which are critical to our corporate culture, while remaining effective in attracting, retaining and motivating skilled executives.
Scope of CGCNC's Role on Executive Compensation Matters
The Board has delegated to the CGCNC responsibility for reviewing, considering and making recommendations related to executive compensation matters generally. More specifically, the CGCNC has been delegated responsibility for making recommendations with respect to the application of our executive compensation program to certain members of Corporate Management, including the NEOs discussed in this CD&A. The executive compensation recommendations of the CGCNC are voted on only by Magna's Independent Directors during an in camera session, in order to ensure the independence of any compensation decisions.
Executive Compensation Decisions Made Without Management Present
While meetings of the CGCNC may include certain NEOs present at the invitation of the CGCNC for part of the meeting, such as our Chief Executive Officer and Chief Financial Officer, compensation decisions affecting NEOs are made by the CGCNC without any NEOs present in order to ensure the independence of the decision-making process.
CGCNC Members Have Compensation and Other Relevant Experience
Under the CGCNC's Charter, all of the members of the CGCNC must be Independent Directors. In 2013, the CGCNC consisted of William Young (Chairman), Trevor Eyton and Peter Harder. Each of these Independent Directors possesses skills and experience relevant to determination of compensation matters, including:

• William Young: extensive leadership and compensation oversight experience as co-founder and partner of a private equity firm, as well as over 20 years of private company board and board leadership experience with a number of European and U.S.-based companies.

• Trevor Eyton: extensive leadership and compensation experience as a chief executive officer, as well as significant compensation oversight experience on boards in diverse industries, including real estate, financial services and natural resources.

• Peter Harder: extensive public sector leadership experience as a federal deputy minister, as well as significant compensation oversight experience with boards in diverse industries, including financial services, natural resources and energy.
Executive Compensation Reviewed Annually

The CGCNC annually oversees the compensation of the NEOs and other members of Executive Management to ensure that our executive compensation practices continue to achieve the program objectives discussed in Section A of this CD&A.

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CGCNC Selects and Retains Its Own Independent Advisors
In reviewing, considering and making recommendations on executive compensation matters, the CGCNC considers the advice of its independent advisors, Hugessen and Fasken, both of which have been selected and retained directly by the CGCNC. The CGCNC met in camera with its independent advisors as part of each of the CGCNC's meetings attended by them during 2013.
Independent Compensation Advisor
The CGCNC selected and has directly retained Hugessen as its compensation advisor since December 2012. Hugessen only provides board-side advice, had no relationship with Magna or its Board prior to December 2012 and does not provide any services to Magna other than the advisory services provided to the CGCNC.
The services provided by Hugessen to the CGCNC in respect of 2013 included:
• review of Magna's compensation and governance practices;
• analysis of Magna's relative performance and compensation;
• support with the development of a revised peer group for compensation benchmarking purposes; and
• ongoing review and advice on compensation recommendations presented for CGCNC approval.

The information and advice provided by Hugessen was only one of a number of factors (discussed below) which were reviewed and considered by the CGCNC in making its executive compensation recommendations to the Board.
The fees paid to Hugessen for the services it provided to the CGCNC in respect of 2013 and 2012 were:

	2013		2012

DESCRIPTION	($)(1)	(%)	($)(2)	(%)

Executive compensation services provided to CGCNC
Hugessen	265,000	100	103,700	100

All other services for Magna
Hugessen	NIL	NIL	NIL	NIL

Total	265,000		103,700

Note:
1. Converted from C$ at the BoC noon spot rate on December 31, 2013.
2. Converted from C$ at the BoC noon spot rate on December 31, 2012.

CGCNC Considers a Wide Range of Factors in its Executive Compensation Decisions

In connection with executive compensation decisions, the CGCNC will normally consider a wide range of factors, including:
• core operating and compensation philosophies and principles developed since our founding, such as entrepreneurialism, operational decentralization and profit sharing;

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• the terms of our Corporate Constitution;
• alignment of management, employee and shareholder interests to create long-term shareholder value;
• our financial, operating and stock price/TSR performance;
• considerations related to the relationship between incentive compensation and achievement of long-term strategic objectives;
• compensation risk considerations;
• compensation benchmarking data;
• pay for performance alignment data;
• the recommendations of our Chief Executive Officer with respect to executives reporting to him;
• the advice and recommendations of the CGCNC's independent advisors;
• feedback received from shareholders and others; and
• general information relating to executive compensation trends and developments.
In making recommendations to the Independent Directors, the CGCNC does not rely solely on any one of the above or other factors.
While the CGCNC may review and consider a wide range of information, the key executive compensation matters to be decided by it each year relate to:
• appropriateness of base salary levels;
• the size of the LTI pool; and
• the amounts to be delivered to the NEOs and other key executives in the form of LTIs.
Annual Bonuses - Determined by Objective Profit-Based Formula, not Target-Setting
Annual bonuses in our executive compensation system are formula-based instead of target-based. The annual bonus for an executive is a specified percentage of our Pre-Tax Profits Before Profit Sharing under a formula which is discussed further in Section C of this CD&A. This formula-based approach helps to achieve a simple, objective and transparent compensation program which seeks to motivate executives to responsibly generate profits, which ultimately benefits all of our stakeholders.

66      COMPENSATION

When an executive first becomes a corporate "profit participator" - that is, entitled to an annual bonus based on Magna's profits, the CGCNC must determine the appropriate percentage of profits to be paid to him or her as an annual bonus. The process of initially setting the executive's profit share typically involves:

• in the case of an executive who reports to our Chief Executive Officer, the Chief Executive Officer's recommendation regarding the level of compensation believed to be necessary to competitively compensate the executive;

• analysis by the CGCNC and its independent advisors of the forecast compensation level based on the profit share recommended by our Chief Executive Officer and forecast profit levels as per our most current Board-approved three-year business plan; and
• benchmarking of the proposed compensation for the executive as compared to equivalent positions within our compensation peer group.

Once an executive's profit sharing percentage has been approved by the CGCNC and the Independent Directors, it is not adjusted annually. However, if an executive changes responsibilities, his or her profit-share may need to be adjusted in order to ensure he or she is competitively compensated. In making an adjustment to an executive's profit sharing percentage, the CGCNC will typically follow a similar process to that used when a profit share is first established.
CGCNC Discretion Over Aspects of Compensation
The CGCNC maintains complete discretion with respect to the grant of LTIs, typically in the form of stock options. In connection with proposed stock option grants, the CGCNC considers a number of factors, including:
• Magna's financial, operating and share price performance;
• overall profit sharing levels;
• the achievements of each executive in relation to long-term strategic and other criteria approved by the CGCNC (discussed below);
• relative proposed option grant levels among Executive Management and other optionees;
• the grant value of proposed options and recent prior option grants;
• aggregate stock option expense of the proposed grant and potential dilutive impact to shareholders; and
• retention, succession and other relevant considerations.

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During 2013, the CGCNC approved criteria to be considered by it in determining stock option grants for the NEOs and certain other key positions in respect of 2013, including criteria relating to long-term corporate strategy, succession planning, capital structure, innovation, operations, ethical business conduct, financial performance, external stakeholder outreach and other matters.
How is Compensation Benchmarking Data Used by the CGCNC?
In light of Magna's formula-driven compensation system, compensation benchmarking data is not used for setting target pay within a range determined for a compensation peer group. However, compensation benchmarking data for senior officers is used to provide the CGCNC with a basis for determining Magna's pay for performance and a general market reference point to help it ensure that compensation falls within a reasonable competitive range.
Compensation Peer Group Consists of 14 Automotive and Industrial Companies
Magna's peer group was reviewed by the CGCNC and Hugessen during 2013 and was revised to better reflect a number of factors which have changed since the peer group was last revised in 2010. Magna's peer group had consisted of 20 comparable North American and European companies based on size, complexity, geographic presence and competition for executive talent. Hugessen approached the peer group review by taking a "fresh start" approach and identifying a broad comparator universe consisting primarily of North American public companies which were direct industry peers or capital goods comparables. This universe of comparator companies was then screened using a three-tiered approach, with broader screening criteria for companies in the automotive industry and narrower criteria for companies in other industries, as follows:

Automotive:	1/5x to 5x Magna's Total Revenue and Total Enterprise Value ("TEV")
Close Capital Goods:	1/3x to 3x Magna's Total Revenue and TEV
Other Capital Goods:	1/2x to 1.5x Magna's Total Revenue and TEV

In addition to the numeric screens, Hugessen considered feedback from the CGCNC and Management and also applied its judgment to ensure that additions or deletions to the peer group were supported by a strong rationale, given that the 2010 peer group generally remained sound. One of the factors specifically considered by Hugessen was the fact that there are relatively few North American automotive supplier peers of similar scale and complexity to Magna. Accordingly, Hugessen's judgment was necessary to include peers that could otherwise have been excluded based solely on the objective screening criteria and also to include peers from other industries.

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As a result of Hugessen's review, the following nine peers were removed from the peer group:

COMPANY	RATIONALE FOR EXCLUSION

BMW AG, Continental AG, MAN SE, Rolls-Royce Group PLC, Salzgitter AG	Located outside North America and likely do not share a talent pool with Magna since Magna no longer maintains a European Co-CEO.

Caterpillar Corp., SNC-Lavalin Group Inc.	Outside Magna's size parameters based on Total Revenue or TEV.

Emerson Electric Co.	Not sufficiently close in terms of nature of business, complexity and competitive talent.

Bombardier Inc.	As a controlled company, compensation plans may be significantly different than peers.

The following three peers were added to the peer group:

COMPANY	RATIONALE FOR INCLUSION

BorgWarner Inc. Delphi Automotive PLC Lear Corp.	Automotive peers fitting within the size parameters based on Total Revenue and TEV. Hugessen noted that Delphi is legally domiciled outside North America primarily for tax reasons but otherwise was a valid peer.

As a result of the foregoing changes, during 2013 the CGCNC approved a compensation peer group consisting of the following companies:

2013 PEER GROUP

BorgWarner Inc.	Johnson Controls Inc.

Cummins Inc.	Lear Corp.

Deere & Company	Navistar International Corp.

Delphi Automotive PLC	PACCAR Inc.

Eaton Corp.	Parker-Hannifin Corp.

Illinois Tool Works Inc.	Textron Inc.

Ingersoll-Rand PLC	TRW Automotive Holdings Corp.

Appendix B to this Circular contains a comparison of the above peer group companies in terms of Total Revenue, Market Capitalization, TEV, Total Assets, Headcount, Net Income and Primary Industry.

Hugessen communicated to the CGCNC that, while Magna's profile in terms of revenue, return and valuation makes it difficult to select a peer group against which Magna is appropriately sized across all relevant measures, the peer group above represents a very reasonable balance. In terms of the compensation implications of the revised peer group, Hugessen advised the CGCNC that the range of aggregate named executive officer compensation between P25 and P75 as represented by the revised peer group is narrower (based on 2012 compensation data) than that represented by Magna's 2010 peer group, with little change to the median.

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C. ELEMENTS OF MAGNA'S 2013 EXECUTIVE COMPENSATION PROGRAM

2013 NEOs	For 2013, our Named Executive Officers consisted of:

	• Donald J. Walker	Chief Executive Officer
	• Vincent J. Galifi	Executive Vice-President and Chief Financial Officer
	• Tommy J. Skudutis	Chief Operating Officer, Exteriors, Interiors, Seating, Mirrors, Closures and Cosma
	• Jeffrey O. Palmer	Executive Vice-President and Chief Legal Officer
	• Guenther Apfalter	President, Magna Europe and Magna Steyr

2013 Changes in NEOs	There were two changes to 2013 NEOs compared to 2012. First, Frank Stronach ceased to be an NEO. Mr. Stronach ceased to be an officer of Magna in 2010 and resigned as a director in 2012. His sole relationship with Magna in 2013 was as a consultant (directly and through certain affiliated entities) and his consulting income is disclosed in Note 15(g) to Magna's 2013 consolidated financial statements. Second, Guenther Apfalter displaced James Tobin within our group of five most highly compensated executive officers. As discussed in this CD&A, employment terms for Mr. Apfalter differ in a number of ways from those applicable to the Corporate NEOs, reflecting typical differences in employment terms between Corporate and Operating Group, as well as North American and European executives.
Employment Contracts	Each NEO is subject to an employment agreement which specifies:
• his base salary and profit sharing percentages, including the proportions of the annual profit sharing bonus payable in cash (STIs) and RSUs (MTIs);
• standard benefits to be provided;
• terms on which compensation can be clawed-back;
• the securities maintenance formula applicable to the executive; and
• the basis on which the executive's employment may be terminated.
Overview	Our 2013 compensation program for the NEOs consisted of the following elements:

70      COMPENSATION

Base salaries, STIs, MTIs and LTIs represented the following percentages of 2013 total compensation:
CEO TOTAL COMPENSATION	AVERAGE NEO TOTAL COMPENSATION

(1) Base Salaries:	We maintain base salaries for NEOs which are positioned significantly below base salaries in our peer group. These low base salaries are intended to:
• maximize the incentive for each executive to pursue profitability for the benefit of all of Magna's stakeholders;
• reinforce the link between executive pay and corporate performance; and
• reflect and reinforce our entrepreneurial corporate culture.
During 2013, the Corporate NEOs received identical base salaries of $325,000. Mr. Apfalter's salary was EUR200,000.

NAME	BASE SALARY ($)

Donald J. Walker	325,000

Vincent J. Galifi	325,000

Tommy J. Skudutis	325,000

Jeffrey O. Palmer	325,000

Guenther Apfalter	275,600	(1)

Note:
1. Converted from Euros to US$ based on the BoC noon spot rate on December 31, 2013.

(2) Annual Profit Sharing Bonus	Each Corporate NEO is contractually entitled to receive a specified percentage of our Pre-Tax Profits Before Profit Sharing (defined in our Corporate Constitution) as an annual profit sharing bonus.

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This specified percentage represents the maximum percentage of our Pre-Tax Profits Before Profit Sharing that an executive is entitled to receive - his actual or effective profit sharing percentage may be lower, since profit sharing declined as our Pre-Tax Profits Before Profit Sharing exceeded $1.5 billion, as follows during 2013:

Pre-Tax Profits Before Profit Sharing	Proportion of Specified Profit Sharing Percentage

$0 to $1.5 billion	100%

$1.5 billion to $1.75 billion	85%

>$1.75 billion	70%

By way of example, our Chief Executive Officer's aggregate specified profit sharing bonus is 0.75% of our Pre-Tax Profits Before Profit Sharing. However, as a result of Magna's Pre-Tax Profits Before Profit Sharing exceeding $1.5 billion in 2013, Mr. Walker's effective profit sharing percentage was 0.684% of our Pre-Tax Profits Before Profit Sharing.

In the case of Mr. Apfalter, as he is the highest ranking officer responsible for Magna Europe and Magna Steyr, his compensation has been structured to include profit sharing in respect of both of those units, in addition to a specified percentage of our Pre-Tax Profits Before Profit Sharing.
The aggregate effective profit sharing percentages for NEOs were as follows in 2013:

NAME	2013 AGGREGATE SPECIFIED PROFIT SHARING PERCENTAGE (%)	2013 AGGREGATE EFFECTIVE PROFIT SHARING PERCENTAGE (%)

Donald J. Walker	0.750	0.684

Vincent J. Galifi	0.300	0.274

Tommy J. Skudutis	0.300	0.274

Jeffrey O. Palmer	0.225	0.205

Guenther Apfalter(1)	0.014	0.014

Note:
1. Mr. Apfalter's profit sharing percentage shown only reflects his profit sharing in respect of Magna's Pre-Tax Profits Before Profit Sharing.

Annual Profit Share Split Between Cash and RSUs	The annual profit sharing bonus for each Corporate NEO is paid 60% in cash (STIs) and 40% in RSUs (MTIs). Mr. Apfalter's profit sharing bonuses in respect of Magna, Magna Europe and Magna Steyr are paid 80% in cash (STIs) and 20% in RSUs (MTIs).

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Annual Profit Sharing Bonus "At Risk":
In order to create maximum incentive to achieve profitability, profit sharing bonuses are earned from the first dollar of Pre-Tax Profits Before Profit Sharing generated by Magna and are completely "at risk" since they increase or decrease directly with changes in Magna's Pre-Tax Profits Before Profit Sharing. The combination of low base salaries, as discussed above, together with a highly variable annual profit sharing bonus can result in significant fluctuation in executive compensation from one year to the next, depending on our profitability. We believe that low base salaries combined with a highly variable annual profit sharing bonus motivates NEOs to emphasize:
• consistent profitability to achieve stable levels of annual compensation; and
• long-term growth in profitability to achieve long-term compensation growth.
Recognition of Individual and Team Performance:
The specified percentage of our Pre-Tax Profits Before Profit Sharing which an executive is entitled to receive as an annual profit sharing bonus is intended to reflect the executive's individual contribution to management team performance. However, the direct link to Magna's Pre-Tax Profits Before Profit Sharing ultimately reflects overall Magna performance. An executive's specified profit sharing percentage is not adjusted annually once it has been set, but may be adjusted from time to time if an executive's responsibilities change significantly.
Annual Profit Sharing Bonus - Cash (STI) Portion:	Annual profit sharing bonuses paid in cash (STIs) to NEOs were as follows in 2013:

NAME	2013 EFFECTIVE PROFIT SHARING - STIS (%)	2013 PROFIT SHARING - STIS ($)

Donald J. Walker	0.410	9,447,000

Vincent J. Galifi	0.164	3,779,000

Tommy J. Skudutis	0.164	3,779,000

Jeffrey O. Palmer	0.123	2,834,000

Guenther Apfalter(1)	0.011	264,800

Note:

1. For comparability, Mr. Apfalter's effective profit sharing percentage and dollar value only reflects his profit sharing in respect of Magna's consolidated Pre-Tax Profits Before Profit Sharing. The aggregate amount paid to Mr. Apfalter in 2013 as profit sharing (STIs) in respect of Magna Europe and Magna Steyr was $2,001,700 (converted from Euros to US$ based on the BoC noon spot rate on December 31, 2013), resulting in total profit sharing (STIs) of $2,266,500 for 2013.

STIs Paid in Quarterly Installments	The STI portion of the annual profit sharing bonus is paid in installments. Installments of the STI portion for the first three fiscal quarters of each year are paid to the Corporate NEOs following the end of each fiscal quarter, based on our year to date Pre-Tax Profits Before Profit Sharing. Following the end of each fiscal year, we calculate the STI each Corporate NEO is entitled to for that fiscal year, subtract the installments paid for the first three quarters and pay the difference as the final installment. The STI portion of Mr. Apfalter's profit sharing bonus is paid in 14 installments.

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Annual Profit Sharing Bonus - RSU (MTI) Portion:
MTIs serve a number of important functions in our executive compensation program, including alignment of interests with shareholders, promotion of responsible decision-making, discouragement of excessive risk-taking, balancing the time horizon of different compensation tools, as well as motivation and retention of executives.

The portion of the annual profit sharing bonus deferred in the form of RSUs is completely "at risk" since RSUs are dependent on Magna's profitability. In addition, once RSUs have been credited to an executive, they are further "at risk" since their value fluctuates with the market price of our Common Shares. RSUs are redeemed by delivery of Common Shares in December of the second year after the year of grant.
Annual profit sharing bonuses deferred in the form of RSUs (MTIs) for NEOs were as follows in 2013:

NAME	2013 EFFECTIVE PROFIT SHARING - MTIS (%)	2013 PROFIT SHARING - MTIS ($)

Donald J. Walker	0.274	6,298,000

Vincent J. Galifi	0.109	2,519,000

Tommy J. Skudutis	0.109	2,519,000

Jeffrey O. Palmer	0.082	1,889,000

Guenther Apfalter(1)	0.003	66,200

Note:

1. For comparability, Mr. Apfalter's effective profit sharing percentage and dollar value only reflects his profit sharing in respect of Magna's consolidated Pre-Tax Profits Before Profit Sharing. The aggregate amount deferred to Mr. Apfalter's RSU account in 2013 as profit sharing (MTIs) in respect of Magna Europe and Magna Steyr was $500,400 (converted from Euros to US$ based on the BoC noon spot rate on December 31, 2013), resulting in total profit sharing (MTIs) of $566,600 for 2013.

RSUs Deferred in Quarterly Installments	Installments of the RSU portion of the annual profit sharing bonus for the first three fiscal quarters of each year are credited to each NEO following the end of each fiscal quarter, based on our year to date Pre-Tax Profits Before Profit Sharing. The number of RSUs deferred is calculated by taking the dollar value of the MTI portion of his quarterly profit share and dividing it by the average of the closing prices of our Common Shares on NYSE over the twenty trading days ending on the last business day of the fiscal quarter. Following the end of each fiscal year, we calculate the MTI each NEO is entitled to for that fiscal year, subtract the installments credited for the first three quarters and credit the difference as the final installment. Dividends on RSUs are paid in cash at the same time and in the same amounts as dividends on our Common Shares.
MTIs are Deferred for Over Two Fiscal Years
As discussed above, RSUs are redeemed in December of the second year after the year in which they were granted. For example, RSUs which were granted in 2013 will be redeemed in December 2015. On redemption, we deliver Magna Common Shares equal to the number of RSUs.

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(3) LTIs:	LTIs serve a number of important functions in our executive compensation program, including incenting behaviour which reinforces the company's long-term strategy, alignment of interests with shareholders, balancing the time horizon of different compensation tools, as well as motivation and retention of executives. LTIs also reflect the individual performance of each executive and represent the primary area of CGCNC discretion to vary annual compensation in our system.

The only form of LTI currently utilized is stock options. Stock options were granted effective March 5, 2014 to approximately 100 employees (including members of Executive Management), in respect of the optionees' performance in 2013.
Stock Option Terms
Stock options help ensure a medium (three years) to long (seven years) term focus on share returns, which serves to align the interests of management and shareholders over that time period. Additionally, stock options support the goal of executive retention over the vesting period since an executive who resigns will generally forfeit unvested options.

Stock options are typically granted in February or March of a year in respect of the prior year. For example, stock options granted in March 2014 relate to the optionees' performance in 2013 and, in the case of NEOs, have been included as 2013 compensation in the Summary Compensation Table. Annual stock option grants are not expected to exceed 1% of our issued and outstanding shares in any year and grants made in respect of each of the last three years have been well below that level.
Option Plan - Dilution and Overhang	Key stock option plan metrics were as follows as of December 31, 2013:

Notes:

1. Represents all stock options previously granted but not exercised as of December 31, 2013, expressed as a proportion of the number of Magna's Common Shares which were issued and outstanding as of such date.

2. Represents all stock options available for grant and all stock options previously granted but not exercised as of December 31, 2013, expressed as a proportion of the number of Magna's Common Shares which were issued and outstanding as of such date.
Stock Option Plans
Current stock option grants are made under our 2009 Incentive Stock Option Plan, which was approved by shareholders in May 2010. Stock options granted prior to December 31, 2009 were made under our Amended and Restated Incentive Stock Option Plan, which has been discontinued for grants after December 31, 2009. Both option plans are discussed in further detail under "Incentive Plan Awards".

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Option Vesting and Expiry

We typically grant stock options with a seven year term or life. One-third of these options vest on each of the first three anniversaries of the grant date. The applicable option exercise price is the current market price of our Common Shares on the TSX (for options denominated in C$) or NYSE (for options denominated in US$). We do not grant options at a discount to market price.
March 2014 Option Grant Terms
In total, options to purchase 750,750 Magna Common Shares at an exercise price per share of C$106.71/US$96.09 were granted effective March 5, 2014 to 100 employees, including the NEOs, in respect of their performance during 2013. All such options vest as to one-third on each of the first three anniversaries of the date of grant and expire on March 5, 2021. The shares underlying the March 5, 2014 options represent 0.34% of Magna's issued and outstanding shares as at the Record Date. Of the total number of options granted, options to purchase 260,000 Common Shares, representing 0.12% of Magna's issued and outstanding shares as at the Record Date, were granted to the NEOs as follows:

NAME	NO. OF OPTIONS (#)	GRANT DATE FAIR VALUE(1) ($)

Donald J. Walker	132,000	2,727,100

Vincent J. Galifi	46,000	950,400

Tommy J. Skudutis	42,000	867,700

Jeffrey O. Palmer	20,000	413,200

Guenther Apfalter	20,000	413,200

Note:
1. Represents the Black-Scholes value of the options on the date of grant. See Note 2 to "Summary Compensation Table" for details regarding the assumptions used to calculate the Black-Scholes value.

Option Evaluation Criteria
The number and value of options granted to the NEOs in respect of 2013 reflects a variety of factors, including the size of the option pool as a whole, Magna's performance in 2013 and the NEOs' performance in relation to criteria approved by the CGCNC during 2013. The option evaluation criteria include a number of subjective elements relating to strategic and other initiatives, such as long-term corporate strategy, succession planning, capital structure, innovation, operations, ethical business conduct, financial performance, external stakeholder outreach and other matters.

76      COMPENSATION

Option Exercise Increases an Executive's Securities Maintenance Requirement
We treat a stock option gain (being market price at time of exercise, less exercise price and deemed taxes on the gain) as if it was income earned in the year of the option exercise. As a result, the number of shares to be held pursuant to an NEO's securities maintenance requirement will increase in respect of a year in which stock options are exercised. If the executive already owns a sufficient number of Common Shares and RSUs to meet this increased securities maintenance requirement, no further shares need to be held from the option exercise. If he does not own enough shares to meet this increased securities maintenance requirement, the additional required number of shares will need to be held following the option exercise.
Post-Retirement Hold-Back
If an NEO ceases to be employed by Magna (including any affiliates) within one year following the date of a stock option exercise, he must hold shares with a market value (at the exercise date) equal to the net after-tax gain until the one-year anniversary of the exercise date.
Restricted Shares
In the past, we made restricted share grants to Donald Walker, Vincent Galifi, Jeffrey Palmer and Tommy Skudutis. The last such grant was made in 2008. Restricted share grants are not expected to be an ongoing feature of our executive compensation program; however, previously granted restricted shares continue to be released to the Corporate NEOs in accordance with their original terms of grant.
Forfeiture of Restricted Shares
Restricted shares are released to an executive in equal 10% increments over a ten-year period immediately following an initial five-year qualification period. However, restricted shares are subject to forfeiture if:
• during the ten-year release period, the executive competes with Magna, solicits Magna employees or discloses confidential Magna information to a third party;
• while employed by Magna, the executive fails to devote his full time and attention to Magna's business; or
• the executive's employment is terminated due to theft, bribery or fraud.

Since the restricted shares were taxed in the year of grant, forfeiture of the shares also effectively results in forfeiture of amounts paid personally by the executive as taxes on the restricted shares.
Anti-Hedging Restrictions
Executives are not permitted to engage in activities which would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include "puts", "calls", "collars", equity swaps, hedges, derivative transactions or any similar transaction aimed at limiting an executive's exposure to a loss or risk of loss in the value of the Magna securities which he holds.

COMPENSATION     77

(4) Benefits
Benefits provided to NEOs are the same as those provided to other employees in the same country, with a few exceptions discussed below. As discussed earlier, Magna does not provide a defined benefit pension plan or other retirement benefits to NEOs, consistent with our compensation approach to employees generally.
Medical, Dental and Disability Benefits	NEOs receive the same medical, dental and disability benefits as other employees in the same country.
CEO and CFO Life Insurance Premiums Are Reimbursed
NEOs other than Donald Walker and Vincent Galifi receive the same insurance benefits as those available to other employees in the same country. In addition to these standard insurance benefits, we reimbursed life insurance premiums on insurance policies for Donald Walker and Vincent Galifi. During 2013, the premiums reimbursed were as follows:
• Donald Walker: $155,800
• Vincent Galifi: $56,300
Life insurance premium reimbursements are not grossed-up for income tax.
"Perks" are Limited
We provide limited "perks" to NEOs consisting of occasional personal use of corporate aircraft and access to a corporate facility, in each case when not required for business purposes and subject to reimbursement as discussed below. In addition, Mr. Apfalter is provided with a car leased at the company's expense.
Occasional Personal Use of Corporate Aircraft Is Subject to Partial Reimbursement
NEOs are permitted occasional personal use of corporate aircraft, in accordance with policies approved by the CGCNC. Any such personal use must be reimbursed at 150% of an equivalent business class airfare for the same route. However, the difference between the "aggregate variable operating cost" of the personal flight and the amount reimbursed by the executive is treated as a "perk" and is disclosed in the Summary Compensation Table under "All Other Compensation".

We add together all variable costs for operating the aircraft for a fiscal year, including fuel, maintenance, customs charges, landing and handling fees, data and communications charges and any other similar costs and divide that total by the number of hours flown during the year to calculate a cost per flight hour. The cost per flight hour multiplied by the flight hours for a personal flight, minus the amount reimbursed by the executive, is the value of the "perk".
Occasional Access to a Corporate Facility Is Subject to Full Market Rental Reimbursement
During 2013, we held one property in North America which was available primarily for business purposes. Subject to availability, executives are allowed to rent the property for occasional personal use. The nightly rental rate for the property has been set by the CGCNC based on market surveys performed by Deloitte with reference to comparable facilities. Any personal use is billed to an executive at the market rate and must be reimbursed in full.
NEOs are also entitled to access the Magna Golf Club for business purposes. Applicable charges relating to personal use are paid for by the executive at the club's regular rates.

78      COMPENSATION

EXECUTIVE EQUITY OWNERSHIP
Executive Management Exceeds Securities Maintenance Requirements
Each NEO is subject to a securities maintenance requirement which takes one-third of his compensation in respect of each of the prior three calendar years consisting of base salary, profit sharing bonus and other incentive compensation, including gains realized from the exercise of stock options) after-tax (at a deemed rate of 50%), then divides it by the average daily closing prices of our Common Shares on NYSE over those three years.

NAME	NO. OF SHARES AND RSUS TO BE HELD (#)	NO. OF SHARES AND RSUS HELD AS OF 12/31/13 (#)	MEETS OR EXCEEDS	12/31/13 VALUE(1) ($)

Donald J. Walker	139,133	768,599	Exceeds	63,071,230

Vincent J. Galifi	73,877	319,221	Exceeds	26,195,280

Tommy J. Skudutis	60,190	183,239	Exceeds	15,036,600

Jeffrey O. Palmer	50,646	189,413	Exceeds	15,543,230

Guenther Apfalter	16,847	29,285	Exceeds	2,403,100

Note:
1. Based on the closing price of Magna Common Shares on the NYSE on December 31, 2013.

TERMINATION/SEVERANCE
Termination/Severance Payments are Limited to a Maximum of 24 Months Compensation
Each Corporate NEO is entitled to 12 months' severance pay, plus one additional month of severance pay for each year employed by Magna (including any subsidiaries), to a maximum of 24 months' severance (the "Notice Period") in the event of termination without cause. Based on their years of service to Magna, each Corporate NEO would be entitled to 24 months' severance pay if terminated without cause. Mr. Apfalter is entitled to 12 months' severance pay in the event of termination without cause.

NAME	TENURE WITH (MAGNA) (YEARS)	SEVERANCE ENTITLEMENT (# MONTHS)

Donald J. Walker	26+	24

Vincent J. Galifi	24+	24

Tommy J. Skudutis	22+	24

Jeffrey O. Palmer	13+	24

Guenther Apfalter	12+	12

Severance payments are based on the average of an NEO's total compensation excluding LTIs for the 12 fiscal quarters prior to the termination.

A summary showing the treatment of each compensation element in different termination scenarios is set forth below under "Summary of Treatment of Compensation on Resignation, Retirement, Termination or Change in Control".

COMPENSATION     79

CHANGE IN CONTROL PROTECTIONS
Change in Control Protection
We maintain "double trigger" change in control protection for the Corporate NEOs; however, such protection does not provide any enhanced severance. The primary benefit is the acceleration of any unvested stock options in the event that a change in control is followed by termination of employment or constructive dismissal for "good reason". In most foreseeable situations, all outstanding stock options would likely become automatically exercisable in the event of a Change in Control and, accordingly, there would be no other benefit to the executive of such protection.

The definition of "good reason" for purposes of the change in control protection covers a number of standard events that would ordinarily be a basis for constructive dismissal. In addition, the definition includes as an event of good reason the implementation of a financing, sale, merger, reorganization or other transaction related to a change in control, which would reasonably be expected to reduce Pre-Tax Profits Before Profit Sharing by 20% over the following two-year period from the last Board-approved business plan, for the reasons described in the CGCNC Compensation and Performance Report.
SUMMARY OF TREATMENT OF COMPENSATION ON RESIGNATION, RETIREMENT, TERMINATION, OR CHANGE IN CONTROL

	Resignation	Retirement	Termination - Cause	Termination - No Cause	Termination Without Cause on Change in Control

Base Salary	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	Average of compensation excluding LTIs for the last 12 fiscal quarters	Average of compensation excluding LTIs for the last 12 fiscal quarters

Annual Bonus - STI	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	paid out over severance period (up to 24 months) as	paid out over severance period (up to 24 months) as

Annual Bonus - MTI	Pro-rated to effective date. Redeemed on regular payout date (2+ years after earned).	Pro-rated to effective date. Redeemed on regular payout date (2+ years after earned).	Pro-rated to effective date. Redeemed on regular payout date (2+ years after earned).	salary continuation (bi-weekly) or lump-sum.	salary continuation (bi-weekly) or lump-sum.

LTI - Stock Options	1987 Plan: Unvested and unexercised options expire on effective date of resignation.

	2009 Plan: Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of resignation.	1987 Plan: Unvested and unexercised options expire on earlier of option expiry date and three years after effective date of retirement. 2009 Plan: Same.	1987 Plan: All unexercised options expire on effective date of termination. 2009 Plan: Same.	1987 Plan: Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of termination. 2009 Plan: Same.	1987 Plan: All unvested options accelerate and outstanding options can be exercised until earlier of option expiry date and 12 months after Notice Period (as defined above). 2009 Plan: Same.

LTI - Restricted Shares	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed. Where termination is due to theft, bribery or fraud, unreleased restricted shares are forfeited.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.

Benefits & Perks	None	None	None	None	None

Pension	None	None	None	None	None

80      COMPENSATION

SUMMARY OF INCREMENTAL SEVERANCE, TERMINATION AND CHANGE IN CONTROL PAYMENTS	The table below shows the value of the estimated incremental payments or benefits that would accrue to each NEO upon termination of his or her employment following resignation, normal retirement, termination without cause, termination with cause and termination without cause on change in control. For stock options, the values shown represent the in-the-money value of any grants the vesting of which would accelerate as a result of each termination circumstance below.

	Resignation	Retirement	Termination - Cause	Termination Without Cause	Termination Without Cause on Change in Control

Donald J. Walker
Severance	NIL	NIL	NIL	27,020,000	27,020,000
RSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	11,748,700	(1)
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					38,768,700

Vincent J. Galifi
Severance	NIL	NIL	NIL	11,192,200	11,192,200
RSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	4,416,700	(1)
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					15,608,900

Tommy J. Skudutis
Severance	NIL	NIL	NIL	10,670,900	10,670,900
RSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	3,524,600	(1)
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					14,195,500

Jeffrey O. Palmer
Severance	NIL	NIL	NIL	8,554,200	8,554,200
RSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	2,066,900	(1)
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					10,621,100

Guenther Apfalter
Severance	NIL	NIL	NIL	2,021,300	2,021,300
RSUs	NIL	NIL	NIL	NIL	NIL
Stock Options	NIL	NIL	NIL	NIL	NIL
Benefits & Perks	NIL	NIL	NIL	NIL	NIL
Pension	NIL	NIL	NIL	NIL	NIL

Total					2,021,300

Notes:

1. Represents the in-the-money value of options, the vesting of which is accelerated as a result of a change in control, using the closing price of Magna Common Shares on the TSX on December 31, 2013, converted at the BoC noon spot rate on such date since these options are denominated in C$.

COMPENSATION     81

D. COMPENSATION RISK MANAGEMENT

Overall Level of Compensation Risk is Reasonable in Light of Nature of Magna's Business and Industry
The CGCNC has considered whether Magna's executive compensation system may encourage excessive risk taking. The CGCNC concluded that the potential risks created by any particular element of the system are appropriately mitigated by other elements and that the overall level of risk is reasonable in light of the nature of Magna's business and the automotive industry. In reaching this conclusion, the CGCNC considered the methods described below which are employed to help establish an appropriate balance between risk and reward, as well as to encourage responsible decision-making.
Board/CGCNC Oversight Of Executive Compensation
The Board maintains oversight responsibility for total compensation of the NEOs, profit sharing for all members of Corporate Management and incentive compensation generally, including stock option grants for all employees. In fulfilling its oversight responsibilities with respect to executive compensation, the Board is assisted by the CGCNC, which makes its recommendations to the Board. The CGCNC is assisted by independent compensation and legal advisors selected and overseen directly by it.

In connection with its general oversight responsibilities, the Board maintains approval responsibility for a number of matters which affect executive compensation, including long-term corporate strategy, consolidated business plans, Magna's annual capital expenditure budget, material acquisitions/dispositions, as well as financing strategy. The Board also monitors and receives regular updates on a broad range of financial and other measures, including return on funds employed, which assists the Board in assessing the company's performance on a risk-adjusted basis.
Mix of Compensation	Magna's compensation system includes a mix of short, medium and long-term compensation to incent performance over a range of time horizons.
Profit Sharing Percentages Decline as Profits Increase
As Magna's Pre-Tax Profits Before Profit Sharing exceed $1.5 billion, profit sharing percentages for Executive Management decline, which serves to mitigate the risks of an uncapped compensation system while still providing incentive to achieve profits in excess of that threshold.
Impairments and Restructuring Charges Directly Reduce Executive Compensation
Under Magna's profit sharing formula, impairments and restructuring charges directly reduce Pre-Tax Profits Before Profit Sharing and thus executive compensation. This outcome is desirable since it serves to align the interests of executives and shareholders and reinforce the link between pay and performance.
Deferral of Significant Proportion of Annual Compensation
The deferral of 40% of the annual profit sharing bonus in the form of RSUs for over two years serves to encourage longer-term decision-making and maintain alignment between Corporate NEOs and shareholders over the deferral period.

82      COMPENSATION

Clawback Provisions
The employment contract between Magna and each NEO contains a clawback provision in the event of a financial restatement with respect to any fiscal year (excluding a restatement resulting from retroactive application of a change to GAAP). In this circumstance, each executive must return the difference between: (a) the compensation payable based on the restated financial statements, and (b) the amount actually paid to him. Moreover, the clawback extends to both the cash/STIs and the RSUs/MTIs. Any amount to be clawed-back can be set-off by Magna against future compensation.
Forfeiture Provisions
Where an executive's employment is terminated for "cause", he or she forfeits his unreleased restricted shares. Since the restricted shares were taxed in the year of grant, forfeiture of the shares also effectively results in forfeiture of amounts paid personally by the executive as taxes on the restricted shares. The term "cause" for this purpose includes termination for theft, bribery or fraud, among other things.
Additionally, unexercised stock options granted during 2012 and afterwards are subject to forfeiture in the event of theft, bribery and fraud.
Significant Wealth "At Risk"
The significant equity exposure faced by each NEO, as demonstrated by the value of all Common Shares and RSUs held by each such member, serves to create strong alignment between executives and shareholders generally. Additionally, the risk of loss of equity value creates a powerful incentive to make responsible business decisions and avoid excessive risk-taking. Equity-based wealth at risk for each NEO is as follows as of the Record Date:

NAME	RECORD DATE VALUE OF COMMON SHARES(1) ($)	RECORD DATE VALUE OF RSUS(1) ($)	RECORD DATE IN- THE-MONEY VALUE OF OPTIONS(2) ($)	AGGREGATE RECORD DATE WEALTH "AT RISK" ($)

Donald J. Walker	49,671,000	20,222,200	71,866,800	141,760,000

Vincent J. Galifi	27,687,500	8,088,900	25,299,400	61,075,800

Tommy J. Skudutis	8,215,800	8,088,900	3,054,900	19,359,600

Jeffrey O. Palmer	12,438,100	6,066,600	24,355,700	42,860,400

Guenther Apfalter	1,603,300	1,405,800	4,040,500	7,049,600

Notes:

1.    Calculated using the closing price of Magna Common Shares on the NYSE on the Record Date.
2. Calculated using the closing price of Magna Common Shares on the TSX and the BoC noon spot rate on the Record Date since these options are denominated in C$.

Stock Option Exercises Add to Securities Maintenance Requirement
When an executive exercises stock options, the gain arising from the sale of underlying shares (being market price at time of exercise, less exercise price) is treated as if it was compensation earned in the year of option exercise. This has the effect of increasing the number of shares an executive is required to hold as part of his securities maintenance requirement, as described under "Executive Equity Ownership".

COMPENSATION     83

Post-Retirement Holdback of Option Shares
Where an executive ceases to be employed by Magna within one year following the date of a stock option exercise, a portion of the option shares must continue to be held by him or her until the first anniversary of the date of exercise.
Anti-Hedging Restrictions
The provisions of Magna's Code of Conduct & Ethics prohibit all Magna employees, including NEOs, from hedging their exposure to declines in Magna's share price. This measure seeks to maintain alignment of interests between executives and shareholders.

84      COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation earned in respect of 2013, 2012 and 2011 by the individuals who were our Named Executive Officers in respect of 2013. All amounts are presented in U.S. dollars and any applicable amounts in other currencies have been converted to U.S. dollars.

					NON-EQUITY INCENTIVE PLAN COMPENSATION ($)

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	SHARE-BASED AWARDS(1) ($)	OPTION-BASED AWARDS(2) ($)	ANNUAL(3) ($)	LONG- TERM ($)	PENSION VALUE ($)	ALL OTHER COMPENSATION ($)		TOTAL COMPENSATION ($)

Donald J. Walker	2013	325,000	6,298,000	2,727,100	9,447,000	NIL	NIL	182,200	(4)	18,979,300
Chief Executive Officer	2012	325,000	5,372,900	2,722,000	8,059,400	NIL	NIL	216,200	(4)	16,695,500
	2011	310,500	3,463,900	3,916,300	6,927,800	NIL	NIL	339,100	(4)	14,957,600

Vincent J. Galifi	2013	325,000	2,519,000	950,400	3,779,000	NIL	NIL	88,000	(5)	7,661,400
Executive Vice-President	2012	325,000	2,149,200	952,700	3,223,800	NIL	NIL	74,600	(5)	6,725,300
and Chief Financial Officer	2011	310,500	1,385,600	1,566,500	2,771,100	NIL	NIL	109,800	(5)	6,143,500

Tommy J. Skudutis	2013	325,000	2,519,000	867,700	3,779,000	NIL	NIL	11,200	(6)	7,501,900
Chief Operating Officer,	2012	325,000	2,649,200	816,600	3,223,800	NIL	NIL	39,300	(6)	7,053,900
Exteriors, Interiors, Seating,	2011	310,500	NIL	1,174,900	3,374,700	NIL	NIL	20,000	(6)	4,880,100
Mirrors, Closures and Cosma

Jeffrey O. Palmer	2013	325,000	1,889,000	413,200	2,834,000	NIL	NIL	34,500	(7)	5,495,700
Executive Vice-President	2012	325,000	1,611,900	408,300	2,417,800	NIL	NIL	50,000	(7)	4,813,000
and Chief Legal Officer	2011	310,500	1,039,200	783,300	2,078,200	NIL	NIL	27,200	(7)	4,238,400

Guenther Apfalter	2013	275,600	566,600	413,200	2,266,500	NIL	NIL	31,700	(8)	3,553,600
President, Magna Europe	2012	263,700	317,800	701,000	1,269,700	NIL	NIL	52,700	(8)	2,604,900
and Magna Steyr	2011	259,400	75,200	NIL	767,900	NIL	NIL	93,300	(8)	1,195,800

Notes:

1.
Amounts disclosed in this column represent the grant date fair value of annual profit sharing bonuses deferred in the form of RSUs (MTIs), if any.

2.
Amounts disclosed in this column represent the grant date fair value of stock options, determined using the Black-Scholes option pricing model. This model requires the input of a number of assumptions, including expected dividend yields, expected stock price volatility, expected time until exercise and risk-free interest rates. Although the assumptions used reflect our best estimates, they involve inherent uncertainties based on market conditions generally outside Magna's control. If other assumptions are used, the stock option value disclosed could be significantly impacted. Disclosure of the value of stock options in our financial statements is also based on the grant date fair value determined using the Black-Scholes option pricing model and amortized to compensation expense from the effective date of the grant to the final vesting date in selling, general and administrative expense, with a corresponding increase to contributed surplus. As stock options are exercised, the proceeds received on exercise, in addition to the portion of the contributed surplus balance related to those stock options, is credited to Common Shares and released from contributed surplus.

Option values shown for 2013 represent the grant date fair value of stock options granted effective March 5, 2014 in respect of each NEO's performance in 2013. The weighted average assumptions used in measuring the fair value of stock options granted in respect of 2013, 2012 and 2011 are as follows:

	2013	2012	2011

Risk-free interest rate	1.60%	1.32%	2.23%

Expected dividend yield	2.00%	2.00%	2.00%

Expected volatility	29%	34%	42%

Expected time until exercise	4.5 years	4.5 years	4.5 years

Grant Date Fair Value per option	C$22.94 / $20.66	C$14.02 / $13.61	C$15.49 / $15.70

3.
Amounts disclosed in this column represent annual profit sharing bonuses paid in cash (STIs).

COMPENSATION     85

4.
These amounts are comprised of:

DESCRIPTION	2013 ($)	2012 ($)	2011 ($)

Amounts reimbursed by Magna in respect of premiums paid by Mr. Walker on a life insurance policy (including tax gross-up in 2011)	155,800	165,700	304,100

Personal use of corporate aircraft	26,400	50,500	35,000

Total	182,200	216,200	339,100

5.
These amounts are comprised of:

DESCRIPTION	2013 ($)	2012 ($)	2011 ($)

Amounts reimbursed by Magna in respect of premiums paid by Mr. Galifi on a life insurance policy (including tax gross-up in 2011)	56,300	59,900	109,800

Personal use of corporate aircraft	31,700	14,700	NIL

Total	88,000	74,600	109,800

6.
These amounts are comprised of:

DESCRIPTION	2013 ($)	2012 ($)	2011 ($)

Personal use of corporate aircraft	11,200	39,300	20,000

7.
These amounts are comprised of:

DESCRIPTION	2013 ($)	2012 ($)	2011 ($)

Personal use of corporate aircraft	34,500	50,000	27,200

8.
These amounts are comprised of:

DESCRIPTION	2013 ($)	2012 ($)	2011 ($)

Personal use of corporate aircraft	NIL	22,300	NIL

Discretionary bonus	NIL	NIL	64,900

Company vehicle	31,700	30,400	28,400

Total	31,700	52,700	93,300

86      COMPENSATION

INCENTIVE PLANS AND AWARDS

STOCK OPTION PLANS	We currently have two incentive stock option plans, both administered by the CGCNC, under which stock options have been granted:
• the 2009 Plan, which was approved by shareholders on May 6, 2010; and
• the 1987 Plan, which was approved by shareholders on December 10, 1987, and subsequently amended on May 18, 2000 and May 10, 2007.
No Future Grants Under 1987 Plan
Upon adoption of the 2009 Plan, new grants under the 1987 Plan were frozen, but all outstanding options were permitted to continue to vest and be exercisable in accordance with their terms. As of December 31, 2013, a total of 487,008 Common Shares remained outstanding under the 1987 Plan.
Eligible Participants Under 2009 Plan
Under the 2009 Plan, stock options may be granted to employees of and consultants to Magna and its subsidiaries. None of the options granted under the 2009 Plan have been granted to consultants and the CGCNC does not foresee options being granted to consultants, except in limited circumstances such as where an individual performs services for Magna through a consulting arrangement for tax or other similar reasons.
2009 Plan Limits	The maximum number of Common Shares:
• issued to Magna "insiders" within any one-year period; and

• issuable to Magna insiders at any time under the option plans and any other security-based compensation arrangements (as defined in the TSX Company Manual), cannot exceed 10% of our total issued and outstanding Common Shares, respectively.
Option Exercise Prices are at or Above Market Price on Date of Grant
Exercise prices are determined at the time of grant, but cannot be less than the closing price of a Common Share on the TSX (for options denominated in Canadian dollars) or NYSE (for options denominated in U.S. dollars) on the trading day immediately prior to the date of grant.
3-Year Option Vesting; 7-Year Option Life
Options granted to employees and consultants under the 2009 Plan vest in equal proportions on each of the first three anniversaries of the grant date, unless otherwise determined by the CGCNC. Subject to accelerated expiry in certain circumstances, options granted under the 2009 Plan expire seven years after grant, unless otherwise determined by the CGCNC. Vesting and expiry terms for grants under the 1987 plan vary. On cancellation or surrender of options under the 2009 Plan, the underlying shares are added back to the number of Common Shares reserved for issuance and are available for re-grant.

COMPENSATION     87

Amending the 2009 Plan	The 2009 Plan gives the Board the power to amend the plan, except for the following types of amendments which require shareholder approval:
• increases to the number of shares reserved for issuance under the plan (excluding an equitable increase in connection with certain capital reorganizations);
• a reduction in the exercise price of an option;
• an extension of an option term (excluding certain limited extensions to allow the exercise of options which expire during or within two business days after the end of a trading blackout);
• an increase in the 10% limit on option shares issuable to insiders, as described above; and
• amendment of the amending provision of the plan.
2013 Amendments	During 2013, the Board approved amendments which had the effect of:
• eliminating director stock options from the plan;
• accelerating the expiry of options where an optionee is employed within a business unit that is sold or disposed of;
• preventing accelerated expiry of options where an optionee who is an employee switches the form of his or her relationship to a consulting relationship, or vice versa;

• eliminating the potential for an optionee to exercise options the vesting of which was accelerated due to a change in control event, then sell the underlying shares before completion of the change in control event; and
• eliminating the ability of optionees to exercise options on a cashless basis.
Minor drafting improvements and housekeeping changes were also made.
Copies of Option Plans on Magna.com	The full text of the amended and restated 2009 Plan and the 1987 Plan are available on our website (www.magna.com).
EQUITY COMPENSATION PLAN INFORMATION	As of December 31, 2013 and the Record Date, compensation plans under which our Common Shares are authorized for issuance are as follows:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

	12/31/2013 (#)	RECORD DATE (#)	12/31/2013 ($)	RECORD DATE ($)	12/31/2013 (#)	RECORD DATE (#)

Equity compensation plans approved by securityholders:
1987 Plan	487,008	350,341	C$16.55	C$16.55	-	-
2009 Plan	4,271,100	4,461,716	C$44.70	C$55.05	7,516,830	6,782,530

Total	4,758,108	4,812,057	C$41.82	C$52.24	7,516,830	6,782,530

88      COMPENSATION

OUTSTANDING OPTION-BASED AWARDS	Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2013 were as follows:

	OPTION-BASED AWARDS				SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS(1) ($)	NUMBER OF SHARE-BASED AWARDS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED ($)	MARKET OR PAYOUT VALUE OF VESTED SHARE-BASED AWARDS NOT PAID OUT OR DISTRIBUTED(2) ($)

Donald J. Walker	200,000	C$16.545	02/26/2016	13,267,100	NIL	NIL	28,045,560
	500,000	C$30.00	02/25/2017	26,842,700
	250,000	C$48.22	03/01/2019	9,138,700
	200,000	C$57.02	03/03/2020	5,656,200

Total	1,150,000

Vincent J. Galifi	70,000	C$16.545	02/26/2016	4,643,500	NIL	NIL	10,791,100
	400,000	C$30.00	02/25/2017	21,474,200
	100,000	C$48.22	03/01/2019	3,655,500
	70,000	C$57.02	03/03/2020	1,979,700

Total	640,000

Tommy J. Skudutis	50,000	C$48.22	03/01/2019	1,827,800	NIL	NIL	14,421,900
	60,000	C$57.02	03/03/2020	1,696,900

Total	110,000

Jeffrey O. Palmer	66,667	C$16.545	02/26/2016	4,422,400	NIL	NIL	9,944,000
	300,000	C$30.00	02/25/2017	16,105,600
	50,000	C$48.22	03/01/2019	1,827,800
	30,000	C$57.02	03/03/2020	848,400

Total	446,667

Guenther Apfalter	20,000	C$50.66	12/31/2017	685,200	NIL	NIL	1,099,700
	33,333	C$48.22	03/01/2019	1,218,500
	30,000	C$57.02	03/03/2020	848,400

Total	83,333

Notes:

1.
Determined using the closing price of Magna Common Shares on the TSX on December 31, 2013 and the BoC noon spot rate on such date since these options are denominated in C$.

2.
Represents the market value of previously granted, unreleased restricted shares and any RSUs which had not been redeemed as at December 31, 2013. The value shown was determined using the closing price of Magna Common Shares on the NYSE on December 31, 2013.

INCENTIVE PLAN AWARDS - VALUE VESTED DURING THE YEAR	The values of option-based and share-based awards which vested, and non-equity incentive plan compensation earned, during the year ended December 31, 2013, are set forth below:

NAME	OPTION-BASED AWARDS - VALUE VESTED DURING THE YEAR(1) ($)	SHARE-BASED AWARDS - VALUE VESTED DURING THE YEAR(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION - VALUE EARNED DURING THE YEAR(3) ($)

Donald J. Walker	4,409,700	6,610,700	9,447,000

Vincent J. Galifi	3,242,500	2,644,100	3,779,000

Tommy J. Skudutis	1,322,900	2,620,800	3,779,000

Jeffrey O. Palmer	2,360,600	1,982,800	2,834,000

Guenther Apfalter	766,600	582,500	2,266,500

Notes:

1.
Represents the vesting date value of previouly granted stock options which vested during 2013 and assumes that any such options which were in-the-money were exercised on the vesting date.

2.
Represents the value of profit sharing bonuses deferred in the form of RSUs in respect of 2013, all of which vested in 2013. Also includes dividends credited on NEOs' aggregate RSU balance, which includes RSUs granted in prior years.

3.
Represents the value of profit sharing bonuses paid in cash in respect of 2013.

COMPENSATION     89

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Additional Information

Additional Information 92

Definitions and Interpretation 94

Appendix A – Change of Auditor Notification Package A-1

Appendix B – Peer Group Comparison B-1

INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS

PURCHASES OF COMMON SHARES BY NON-INDEPENDENT TRUST
During 2013, non-independent trusts (the "Trusts") which exist to make orderly purchases of Magna shares for employees, either for transfer to Magna's Employee Equity and Profit Participation Program or to recipients of either bonuses or rights to purchase such shares from the Trusts, borrowed up to $39 million from Magna to facilitate the purchase of Common Shares. At December 31, 2013, the Trusts' indebtedness to Magna was $39 million.

ADDITIONAL INFORMATION

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND EMPLOYEES
None of Magna's present or former directors or executive officers (including any of their associates) were indebted at any time during 2013 to Magna or its subsidiaries. None of Magna's or its subsidiaries' present or former employees were indebted at any time during 2013 to Magna or its subsidiaries in connection with the purchase of Magna's securities or securities of any of Magna's subsidiaries. As at the Record Date, the aggregate amount of indebtedness to Magna and its subsidiaries was approximately $2.3 million in the case of present and former employees of Magna and its subsidiaries.
DIRECTORS' AND OFFICERS' INSURANCE
Effective September 1, 2013, Magna renewed its directors' and officers' liability insurance for a one-year renewal period. This insurance provides, among other coverages, coverage of up to $270 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries, subject to a self-insured retention of $5 million for securities claims and $1 million for all other claims. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2013 to September 1, 2014 for the directors' and officers' liability portion of this insurance policy was approximately $2.0 million.
SHAREHOLDER PROPOSALS AND COMMUNICATION
Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2015 must be received by us at our principal executive offices on or before March 9, 2015 in order to be included in our 2015 Management Information Circular/Proxy Statement.

92      ADDITIONAL INFORMATION

CONTACTING THE BOARD
Shareholders wishing to communicate with any Independent Director may do so by contacting Magna's Chairman through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-7070.
APPROVAL OF CIRCULAR	The Board has approved the contents and mailing of this Circular.

/s/ "Bassem A. Shakeel" Bassem A. Shakeel Vice-President and Corporate Secretary March 26, 2014

Magna files an Annual Information Form with the Ontario Securities Commission and a Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2013. For more information about Magna, visit Magna's website at www.magna.com.

ADDITIONAL INFORMATION      93

DEFINITIONS AND INTERPRETATION

Certain Defined Terms	In this document, referred to as this "Circular", the terms "you" and "your" refer to the shareholder, while "we", "us", "our", the "company" and "Magna" refer to Magna International Inc. and, where applicable, its subsidiaries. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.
We also use the following defined terms throughout this Circular:
Board:	our Board of Directors.
BoC:	the Bank of Canada.
C$:	Canadian dollars.
CGCNC:	the Corporate Governance, Compensation and Nominating Committee of our Board.
Deloitte:	Deloitte LLP
DSUs:	deferred share units.
Ernst & Young:	Ernst & Young LLP.
EROC:	the Enterprise Risk Oversight Committee of our Board.
EUR:	Euros
Independent Directors:	our directors or nominees who have been determined to be independent on the basis described under "Nominees for Election to the Board - Nominee Independence".
Kingsdale:	Kingsdale Shareholder Services, Magna's proxy solicitation agent for the Meeting.
NYSE:	The New York Stock Exchange.
OBCA:	the Business Corporations Act (Ontario).
RSUs:	restricted stock units.
TSX:	the Toronto Stock Exchange.
Currency, Exchange Rates and Share Prices
Dollar amounts in this Circular are stated in U.S. dollars, unless otherwise indicated, and have been rounded. In a number of instances in this Circular, information based on our share price has been calculated on the basis of the Canadian dollar closing price of our Common Shares on the TSX and converted to U.S. dollars based on the BoC noon spot rate on the applicable date.

REFERENCE DATE	NYSE SHARE PRICE (US$)	TSX SHARE PRICE (C$)	BOC NOON SPOT RATE (C$1.00 = US$)

December 31, 2013	82.06	87.10	0.9402

March 25, 2014	95.17	106.16	0.8948

Information Currency	The information in this Circular is current as of March 26, 2014, unless otherwise stated.

94      ADDITIONAL INFORMATION

APPENDIX A
CHANGE OF AUDITOR NOTIFICATION PACKAGE

Magna International Inc. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1

CHANGE OF AUDITOR NOTICE
MAGNA INTERNATIONAL INC.
("Magna")

TO:	ERNST & YOUNG LLP ("EY")
AND TO:	DELOITTE LLP ("Deloitte")

Magna hereby gives notice, pursuant to section 4.11 of National Instrument 51-102 Continuous Disclosure Obligations ("NI 51-102"), as follows:

1. Following completion of an auditor review process which included a request for proposals from Magna's current auditor, EY, as well as Deloitte, PricewaterhouseCoopers LLP and KPMG LLP, the Audit Committee of Magna's Board unanimously recommended to the Board of Directors to rotate auditors from EY to Deloitte, upon the expiry of EY's current term of appointment. On September 9, 2013, Magna's Board of Directors unanimously approved the rotation of auditors from EY to Deloitte for the company's fiscal year ending December 31, 2014, subject to finalization by the Audit Committee of all negotiations in respect of fees, scope of work, engagement letter terms and conditions and other matters. After the Audit Committee resolved these items with Deloitte, Magna executed the engagement letter with Deloitte on January 24, 2014. Accordingly, EY will not be proposed for reappointment by shareholders in respect of the fiscal year ended December 31, 2014, but will continue to act as Magna's independent auditor in connection with the audit relating to the fiscal year ending December 31, 2013.

2. EY's auditors' reports on Magna's annual consolidated financial statements for the two fiscal years preceding the date of this Notice, being the fiscal years ended December 31, 2011 and December 31, 2012, did not express a modified opinion.

3. There have been no "reportable events" as defined in NI 51-102 in connection with the audits of Magna's two most recently completed fiscal years and with any subsequent period to date.

4. Each of EY and Deloitte are hereby requested to furnish to Magna a letter addressed to the securities regulatory authority in each province of Canada stating whether or not they agree with the information contained in this Notice.

DATED this 24th day of January, 2014.

MAGNA INTERNATIONAL INC.
/s/ "Patrick McCann"
Patrick McCann Vice-President, Finance

APPENDIX A - CHANGE OF AUDITOR NOTIFICATION PACKAGE      A-1

24 January 2014

Alberta Securities Commission
British Columbia Securities Commission
The Manitoba Securities Commission
Securities and Administration Branch, New Brunswick
Securities Commission of Newfoundland and Labrador
Nova Scotia Securities Commission
Ontario Securities Commission
Securities Office, Office of the Attorney General of Prince Edward Island
Autorité des marchés financiers, Québec
Saskatchewan Financial Services Commission

Re:
Magna International Inc.
Change of Auditor Notice dated 24 January 2014

Pursuant to National Instrument 51-102 (Part 4.11), we have read the above-noted Change of Auditor Notice and confirm our agreement with the information contained in the Notice pertaining to our firm.

Yours sincerely,

Chartered Accountants
Licensed Public Accountants

Cc: The Board of Directors, Magna International Inc.

A-2      APPENDIX A - CHANGE OF AUDITOR NOTIFICATION PACKAGE

January 24, 2014

To the various Securities Commissions and similar regulatory authorities in Canada

Dear Sirs/Mesdames:

As required by subparagraph (6)(a)(ii) of section 4.11 of National Instrument 51- 102, we have reviewed the change of auditor notice of Magna International Inc. dated January 24, 2014 (the "Notice") and, based on our knowledge of such information at this time, we agree with the information contained in the first paragraph as it relates to us, and we have no basis to agree or disagree with the information contained in the remainder of the Notice.

Yours very truly,

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants

APPENDIX A - CHANGE OF AUDITOR NOTIFICATION PACKAGE      A-3

APPENDIX B
PEER GROUP COMPARISON

All amounts in millions of U.S. dollars. Market data based on closing share price as of December 31, 2013. Financial data based on most recent 12 months' results, publicly available as at December 31, 2013

COMPANY NAME		TOTAL REVENUE	MARKET CAPITALIZATION	TOTAL ENTERPRISE VALUE	TOTAL ASSETS	FULL TIME EMPLOYEES	NET INCOME	PRIMARY INDUSTRY

1	BorgWarner Inc.	$7,437	$12,747	$13,167	$6,917	19,700	$624	Auto Parts and Equipment

2	Cummins Inc.	$17,301	$26,235	$25,735	$14,728	47,900	$1,483	Construction Machinery and Heavy Trucks

3	Deere & Company	$37,795	$34,019	$64,403	$57,659	67,044	$3,537	Agricultural and Farm Machinery

4	Delphi Automotive PLC	$16,463	$18,503	$20,345	$11,047	117,000	$1,212	Auto Parts and Equipment

5	Eaton Corporation plc	$22,046	$36,119	$44,560	$35,491	102,000	$1,861	Electrical Components and Equipment

6	Illinois Tool Works Inc.	$14,135	$37,318	$39,442	$19,966	51,000	$1,679	Industrial Machinery

7	Ingersoll-Rand Plc	$12,351	$17,746	$20,281	$17,658	42,000	$619	Industrial Machinery

8	Johnson Controls Inc.	$43,216	$34,738	$39,589	$30,832	170,000	$1,288	Auto Parts and Equipment

9	Lear Corp.	$16,234	$6,534	$6,813	$8,331	122,300	$431	Auto Parts and Equipment

10	Navistar International Corporation	$10,775	$3,100	$6,709	$7,654	16,500	-$898	Construction Machinery and Heavy Trucks

11	PACCAR Inc.	$17,124	$20,952	$26,478	$20,726	21,800	$1,171	Construction Machinery and Heavy Trucks

12	Parker-Hannifin Corporation	$13,067	$19,198	$20,097	$12,864	58,151	$1,025	Industrial Machinery

13	Textron Inc.	$12,104	$10,335	$13,195	$12,944	32,000	$498	Aerospace and Defense

14	TRW Automotive Holdings Corp.	$17,435	$8,581	$9,670	$12,252	67,100	$970	Auto Parts and Equipment

	75th Percentile	$17,402	$32,073	$36,201	$20,536	93,275	$1,434
	Median	$16,349	$18,850	$20,313	$13,836	54,576	$1,098
	25th Percentile	$12,530	$10,938	$13,174	$11,348	34,500	$620
	Average	$18,392	$20,437	$25,035	$19,219	66,750	$1,107

	Magna International Inc.	$34,835	$18,236	$17,561	$17,990	125,000	$1,561	Auto Parts and Equipment
	Percentile Rank	91%	43%	36%	63%	93%	80%

APPENDIX B - CURRENT PEER GROUP     A-1

Transfer Agent and Registrar

Computershare Trust Company of Canada
100 University Avenue, 9th Floor
Toronto, Ontario, Canada M5J 2Y1
Telephone: 1 (800) 564-6253

Computershare Trust Company N.A.
250 Royall Street
Canton, MA, USA 0201
Telephone: (781) 575-3120

www.computershare.com

Exchange Listings

Common Shares
Toronto Stock Exchange **MG**
New York Stock Exchange **MGA**

Corporate Office

Telephone: (905) 726-2462
Fax: (905) 726-7164

magna.com

QuickLinks

Exhibit 22.1